As filed with Securities and Exchange Commission on November 3, 1998. Registration No. 333-59283

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1
REGISTRATION STATEMENT
PRE-EFFECTIVE AMENDMENT NO. 1
Under the Securities Act of 1933

SYSTEMS COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

65-0036344
(Taxpayer Identification No.)

8741
(Primary Standard Industrial Classification Code Number)

Suite 107, 4707 140th Avenue, North, Clearwater, Florida 33762, (727) 530-4800 (Address including zip code, telephone number, including area code, of registrant's principal executive offices)

Edwin B. Salmon, Jr., Chairman, Suite 107, 4707 140th Avenue, North, Clearwater, Florida 33762, Telephone: (727) 530-4800 FAX: (727) 530-4707
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jackson L. Morris, Esq.
3116 West North A Street
Tampa, Florida 33609
Telephone: (813) 874-8854 FAX: (813) 873-9628




CALCULATION OF REGISTRATION FEE:

Title of each                     Proposed maximum   Proposed
class of                          offering price     maximum        Amount of
securities to    Amount to be     per share or       aggregate      registration
be registered    registered       unit (1)           offering price fee
-------------    --------------   ----------------   -------------- ------------
Common stock     25,536,509 (2)   $          0.04    $    1,021,460  $       352


(1) Estimated solely for purposes of calculating the registration fee based upon the closing price quotation of the Company's common stock on the OTC Bulletin Board on the date preceding the date hereof.

(2)Registered for sale by selling security holders.


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number and the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CROSS-REFERENCE SHEET

The following table sets forth the location in the prospectus of the information required to be included therein by Part I of Form S-1.

Item of Form S-1  Location in the Prospectus
Item 1.           Forepart of the registration statement and outside front
                   cover page
Item 2.           Inside front cover and outside back cover of prospectus
Item 3.           Summary information and risk factors
Item 4.           Use of proceeds - Use of Proceeds
Item 5.           Determination of offering price -Description of Securities to be Registered
Item 6.           Dilution - Not applicable
Item 7.           Selling security holders - Selling Security Holders
Item 8.           Plan of distribution - Selling Security Holders
Item 9.           Description of securities to be registered - Description
                   of Securities to be Registered
Item 10.          Interest of named experts and counsel - Legal Matters
                   and Interest of Counsel; Experts
Item 11.          Information with respect to the registrant - The Company;
                   Capitalization; Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; Business; Management; Certain Transactions with Management and Others
Item 12.          Disclosure of Commission position on indemnification for
                   Securities Act liabilities - Management

<LEGEND PRINTED IN RED ON PRELIMINARY PROSPECTUS>

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration becomes effective. The prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS DATED NOVEMBER 3, 1998.  SUBJECT TO COMPLETION

SYSTEMS COMMUNICATIONS, INC.

COMMON STOCK, $.001 PAR VALUE PER SHARE
25,536,509 SHARES OFFERED BY SELLING SECURITY HOLDERS

The shares of Common Stock covered by this Prospectus are being offered by selling security holders (the "Selling Security Holders") for their own account in open market or block transactions. The shares offered by Selling Security Holders are referred to herein as the "Shares". Selling Security Holders may sell Shares to or through broker-dealers and the broker-dealers' compensation may be in the form of discounts, concessions or commissions from the Selling Security Holders and commissions from or mark ups charged to purchasers. The Selling Security Holders and broker-dealers may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions or commissions they receive, or any profit on resale of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has been advised by Selling Shareholders that none of them have underwriting arrangements for their Shares. See "Selling Security Holders".

Of the total number of shares of Common Stock covered by this Prospectus, 11,552,013 shares of Common Stock are being offered by Selling Security Holders for resale upon exercise of outstanding common stock purchase warrants and options, upon exercise of warrants and options to be issued in connection with the conversion of convertible debentures (collectively, the "Warrants and Options"), upon conversion of outstanding convertible debentures and notes
(the "Debentures") and upon conversion of Class A Preferred Stock.

The Company will not receive any of the proceeds from the sale of the Shares offered by the Selling Security Holders but will receive $1,012,750 if the Warrants and Options are exercised and will convert 500,000 shares of Class A Preferred Stock and $240,000 in principal amount of Debentures into Shares if the holders of the Class A Preferred Stock and Debentures elect to convert their Class A Preferred Stock and Debentures into Shares.

The expenses of the offering are being paid by the Company. The exercise prices of the Warrants and Options and the conversion prices of the Class A Preferred Stock and Debentures have been negotiated by the Company and do not bear any relationship to earnings, assets or other criterion of value.

At the date of this Prospectus, the Company's Common Stock is traded in the over-the-counter securities market and is quoted on the OTC Bulletin Board under the symbol "SCMI".

The Company is engaged in the healthcare cost containment business. See "Description of Business".

AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.  See "RISK FACTORS"

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 3, 1998


TABLE OF CONTENTS                                      Page
The Company                                               6
Risk Factors                                              7
Use of Proceeds                                          10
Capitalization                                           11
Selected Financial Data                                  12
Management's Discussion and Analysis of Financial
 Condition and Results of Operations                     14
Description of Business                                  27
Legal Proceedings                                        29
Management                                               34
Management Compensation                                  36
Certain Transactions with Management and Others          37
Principal Stockholders                                   38
Description of Securities                                40
Selling Security Holders                                 41
Market price of and Dividends on Common Stock
 and Related Stockholder Matters                         46
Legal Matters and Interest of Counsel                    47
Experts                                                  47
Changes in and Disagreements with Accountants
 on Financial Disclosure                                 47
Index to Financial Statements                            48

REPORTS TO SECURITY HOLDERS

The Company intends to furnish to security holders annual reports containing financial information examined and reported upon by an independent certified public accountant and, upon request by security holders, unaudited financial statements for each of the first three quarters of each fiscal year. In addition, the Company may from time to time furnish to security holders additional information about the Company and its business as deemed appropriate by management.

ADDITIONAL INFORMATION

The Company has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1, Commission File No. 333-59283, (herein, together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities described in this Prospectus. This Prospectus, filed as part of the Registration Statement, omits certain information and exhibits contained in the Registration Statement. The Registration Statement and exhibits may be inspected at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Northeast Regional Office of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10049. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed fees. The Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information filed electronically with the Commission at http://www.sec.gov.

UNTIL_______(90 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN
THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION
TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities to which it relates, or to any person in a jurisdiction where such offer or sale would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to any of the dates as of which information is furnished herein or the date hereof.

PROSPECTUS SUMMARY

The following is a summary of certain information contained in the Prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in the Prospectus and the Registration Statement of which the Prospectus is a part.

The Company

Systems Communications, Inc. (the "Company") is a Florida corporation and was organized in 1987. As of the date of this Prospectus, the Company has one active subsidiary, National Solutions Corporation, and four inactive subsidiaries (see the table of businesses acquired and disposed of and the footnotes thereto under the caption "The Company").

The Business

The Company's business is to develop a network of healthcare management companies, third-party healthcare plan administrators and other healthcare management organizations that collectively offer a wide array of healthcare cost containment services and products for resale by the Company to large self insured companies. Currently, the Company has no significant business operations and no significant sources of revenue other than revenue the Company anticipates receiving from its alliance agreement with HMG Health Care Auditing, Inc. ("HMG")and the service agreement between HMG and Chrysler Corporation (see "Description of Business, Continuing Operations"). The Company is also consuming more cash than it is generating from current operations and has no significant sources of liquidity other than from operations (see "Management's Discussion and Analysis of Financial Condition and Results of Operations").

Offering by Selling Security Holders

25,536,509 Shares are offered for resale by the Selling Security Holders into the public securities market through their individual accounts at securities brokerage firms at the market price prevailing at the time of sale. The Company will not receive any proceeds from sales of Shares by Selling Security Holders.

Certain of the Company's officers and directors are participating in this offering as Selling Security Holders. The number of shares and the percentage of their holdings covered by this Prospectus are as follows:

                                         Percentage of
Name                   Number of shares  holdings
----                   ----------------  -------------
Edwin B. Salmon, Jr.   3,732,389 (1)      93.30%
James T. Kowalczyk     1,104,156 (1)      77.36%
Richard A. Sweet         266,410 (2)     100.00%
Larry R. Snapp           167,250 (2)     100.00%
Hugh M. Gibbons        1,819,999 (3)      58.79%

(1) Includes options for 500,000 shares exercisable at an exercise price of $0.10 per share at any time through August 15, 2002.
(2) Includes options for 100,000 shares exercisable at an exercise price of $0.10 per share at any time through August 15, 2002.
(3) Includes warrants for 500,000 shares exercisable at an exercise price of $0.47 per share at any time through December 22, 1999.

Risk Factors

Investment in the Shares involves a high degree of risk.  See "Risk Factors."

Selected Financial Data

See " Selected Financial Data.








[Remainder of page left blank]

THE COMPANY

Systems Communications, Inc. (the "Company"), a Florida corporation, was incorporated as Florida One Capital Corporation in 1987 and made an initial public offering of its common stock in 1988 as a "blank check" company for the purpose of acquiring other companies. The Company underwent several corporate name changes from its inception until 1991 when it changed its name to Systems Communications, Inc. During 1990 and 1991, the Company acquired companies engaged in merchandising optical products and developing residential properties. These acquisitions were rescinded and Company was inactive from 1991 until August 1994. Beginning in August 1994, the Company acquired a number of companies engaged in various telecommunications businesses and businesses engaged in the healthcare cost containment industry. The following table sets forth the name of each acquired company, beginning in 1994, the year of its acquisition by the Company, the general nature of its business and, if applicable, year of its disposition by the Company.

                                                                   Year of
Name                       Year Acquired    Business               Disposition (5)
----                       -------------    --------               ---------------
Ameristar                  1994             Pay-per-view           1997 (1)
Telecommunications, Inc.                    television
("ATI")                                     services and products

Coast Communications,      1994             Installation of        1996 (1)
Inc.("CCI" or                               pay-per-view
"Coast")                                    television equipment

LCI Communications,        1995             Switch-less reseller   1997 (2)
Inc. ("LCI")                                of long-distance
                                            telephone services

Comstar Network            1995             Switch-less reseller   1997 (2)
Services, Inc.                              of long-distance
("Comstar")                                 telephone services

Affiliated Communications  1995             Switch-less reseller   1997 (4)
Integrators Corp.                           of long-distance
                                            telephone services

Telcom Network,            1995             Switch-less reseller   1997 (3)
Inc. ("TNI")                                of long-distance
                                            telephone services

National Solutions         1995             Healthcare cost        N\A
Corporation ("NSC")                         containment services
                                            and products

Health Management          1996             Developer of medical   1997 (1)
Technologies, Inc.                          management computer
("HMT")                                     software

(1)  Transaction rescinded or business abandoned.

(2) Business and assets transferred to TNI. The Company is now a dormant wholly owned subsidiary.

(3) Business sold. The Company is now a dormant wholly owned subsidiary.

(4) This Company was inactive at the date of its acquisition and is a dormant wholly owned subsidiary of the Company.

(5) For a description of the effect of the rescissions and sales identified in this table, see "Management's Discussion and Analysis of Financial
Condition and Results of Operations" and the consolidated financial statements and the notes thereto appearing elsewhere herein.

The principal executive offices of the Company are located at Suite 107, 4707 140th Avenue North, Clearwater, Florida 33762 and the telephone number at that office is (727) 530-4800.

RISK FACTORS

Investment in the Shares involves a high degree of risk. The following risk factors should be considered carefully in evaluating the Company, its business and its financial prospects before purchasing any of the Shares. These risk factors are not necessarily exhaustive and additional risk factors, if any, may be material or have significance to an individual investor. Many investment opportunities involve a risk of loss and the existence of normal and certain extraordinary risks. The existence of these risks and possibly others should not necessarily be the sole determining factor in whether or not to purchase the Shares. All of the information in this Prospectus should be carefully considered in connection with the risk factors described below.
This Prospectus contains forward looking statements which involve risks and uncertainties. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief and current expectations of the Company, its directors and management with respect to, among other things: (i) the Company's future plans and (ii) prospects for increased revenues and profitability. Prospective purchasers of the Shares are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors, many of which are beyond the control of the Company. The information contained in this Prospectus, including without limitation the information set forth under the headings "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business", identifies important factors which could cause or contribute to such differences.

Operating History

The Company has had limited net revenues and has not earned profits from its businesses. Currently, the Company has no significant sources of revenue other than from its alliance agreement with HMG Health Care Claims Auditing, Inc. ("HMG") and HMG's service agreement with Chrysler Corporation. The Company is also in various stages of negotiating other healthcare alliances and cost containment proposals which may generate future revenues. However, there is no assurance the Company will be able to generate sufficient net revenues and operating profits from its current business to become profitable in the future. Without sufficient net revenues and operating profits the Company will likely be unable to create value in the Shares, to pay dividends or to continue in operation. The Company is subject to the risks inherent in a relatively new business, including complications, delays, unexpected costs and shortages of capital and other resources. See "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Liquidity and Capital Resources

The Company has been consuming more cash in its operations than it has been generating from operations and, as of June 30, 1998, has a working capital deficiency of approximately $5.4 million and no significant sources of liquidity other than cash provided by operations. These factors, among others, have required the Company to suspend development of its healthcare management information systems technology and have made it difficult to carry on normal operating activities. When the Company experiences net revenues and operating profits, of which there is no assurance, the Company expects it will also have a need for increasing amounts of cash to finance its working capital needs. In the event the Company either becomes profitable or does not, the Company may find it necessary to sell additional securities or obtain other financing commitments to continue operations; but, there is no assurance that additional securities can be sold or that any other financing commitments will be available, or if additional financing is available, whether such financing will be in the amount then needed to carry on operations. If the Company is unable to either sell additional securities or arrange other financing to cover its cash requirements, the Company may find it necessary to seek alternatives, including sale, merger or discontinuance of operations. The Company will not receive any proceeds from the sale of Shares by Selling Security Holders. See "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Going Concern

The Company's auditors have raised substantial doubt about the Company's ability to continue as a going concern. See the reports of the Company's independent auditors' included elsewhere herein.

Data Processing Capabilities

The Company is dependent on third parties to provide healthcare cost containment data processing services. The Company may find it necessary to raise additional capital or seek other financing sources to develop its healthcare software technology and data processing capabilities in the future.

Lack of Dividends

The Company has not declared or paid dividends on its Common Stock and may elect to retain all or most of its net profits, if any, in the foreseeable future to provide operating capital and for capital investment. The Company cannot predict if or when it will have current and retained earnings or surplus from which to legally declare and pay dividends. There is no assurance as to if or when the Board of Directors will declare a dividend on the Common Stock which includes the Shares. See "Market Price of and Dividends on Common Stock and Related Shareholder Matters."

Competition

The Company is not aware of any other organizations which market the services of multiple providers of healthcare cost containment and case management products and services. The Company believes its primary competition is the providers of healthcare management services with whom the Company does not have a marketing agreement or affiliation. The Company believes that this field is highly fragmented, with numerous companies which have substantially far greater financial and other resources and healthcare cost containment experience than the Company. Because the Company's healthcare business is relatively new and has an uncertain financial condition, the Company believes that it faces many competitive disadvantages.

Management

The Company's management has limited experience in the healthcare cost containment field and relies on healthcare insurance professionals, who are under contract with the Company, to advise management on the potential of its current business, which is to develop a wide array of products and services from multiple healthcare cost containment companies for resale to large, self-insured employers, PPO's, HMO'S and insurers.

Legal Proceedings

The Company and its subsidiaries are subject to various legal and administrative proceedings arising from the sale of its securities, disputes with certain persons formerly associated with the Company and its subsidiary companies as employees or who were under contract in a consulting capacity, from cancellation or defaults under certain non-cancelable lease agreements and from non-payment of certain of its debts. An unfavorable outcome in one or more of these actions could significantly impair the Company's ability to generate positive cash flows from operations or continue in operations. See "Legal Proceedings."

Involuntary Petition under Chapter 7

The Company learned on June 8, 1998 that an Involuntary Petition was filed on June 1, 1998 against the Company in the United States Bankruptcy Court for the Middle District of Florida. The Company filed a motion to dismiss the Petition on the grounds that it does not meet the requirements of the U.S. Bankruptcy Code and the Petitioners filed a motion for summary judgment. On October 27, 1998, the U.S. Bankruptcy Court denied the motion for summary judgement and set a hearing date of January 12, 1999. See "Legal Proceedings."

Failure to Timely File Exchange Act Reports

The Company did not timely file its Annual Reports on Form 10-K for the years ended December 31, 1997 and 1996. The Company's failure to timely file its 1996 Annual Report was due to its inability to timely pay for the services of its independent auditors and the time required by management to complete its assessment of the carrying value of intangible assets and goodwill recorded in connection with the acquisition of NSC (see "Management's Discussion and Analysis of Financial Condition and Results of Operations"). The Company's failure to timely file its 1997 Annual Report was due to the failure of the Company to timely file its 1996 Annual Report, the resignation of Ernst & Young LLP as the Company's independent auditor on February 20,1998, the day after the Company filed its 1996 Annual Report, and the time required by the Company's new independent auditor, Moore Stephens Lovelace, P.A., to audit the Company's 1997 financial statements. The Company's 1997 Annual Report was filed on May 8, 1998 (see "Changes in and Disagreements with Accountants on Financial Disclosure").

The Company did not hold an annual meeting of shareholders in 1997 due its inability to comply with the information requirements of Rule 14a-3, as promulgated by the Securities and Exchange Commission for the solicitation of proxies. The Company was unable to comply with such requirements due the Company not having timely filed its Annual Report on Form 10-K for the year ended December 31,1996. The Company contemplates holding an annual meeting of shareholders in 1998. It is uncertain, however, whether or not the Company will be able to prepare and mail proxy solicitation materials to its shareholders due to limitations on the part of the Company to fund those collective efforts.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of Shares offered by Selling Security Holders. Of the total number of Shares offered for resale by Selling Security Holders, 11,552,013 Shares are being offered for resale upon exercise of Warrants and Options, upon conversion of Debentures and upon conversion of Class A Preferred Stock. Assuming exercise of the Warrants and Options, the aggregate proceeds to the Company would be $1,012,750. There is no assurance as to if or when any of the Warrants and Options will be exercised. Accordingly, the Company is not able to plan the application of the proceeds from such exercise for any specific purposes. The proceeds, if any, from the exercise of Warrants and Options, will be used by the Company for general working capital purposes, capital investment or other purposes which the Company has identified at the time of the receipt of such proceeds. The Company will not receive any proceeds upon conversion of Class A Preferred Stock or Debentures but will convert 500,000 shares of Class A Preferred Stock into Shares and will be relieved of debenture indebtedness in the aggregate principal amount of $240,000.



[Remainder of page left blank]

CAPITALIZATION

The following table sets forth the capitalization of the Company at June 30, 1998. This table should be reviewed in conjunction with the consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus.

Notes and debentures payable                                $  2,785,928
Common stock subject to rescission                               674,124
Stockholders' deficit:
 Class A convertible preferred stock                                --  (1)
 Class B convertible preferred stock                              54,764
 Common stock, $.001 par value;
  50,000,000 shares authorized;
  23,881,873 shares issued and outstanding                        23,882
 Additional paid in capital                                   19,592,281
 Accumulated deficit                                         (25,719,364)
                                                              ----------
Total stockholders' deficit                                  ( 6,048,437)
                                                              ----------
Total capitalization                                        $( 2,588,385)
                                                              ==========

{1) On August 4, 1998, the Company issued 500,000 shares of its Class A Preferred Stock to the former shareholders of CCI in satisfaction of an award in arbitration (see "Legal Proceedings").









[Remainder of page left blank]

SELECTED FINANCIAL DATA

The following table sets forth selected financial data of the Company for each of the five years in the period ended December 31, 1997 and for the six months ended June 30, 1998 and 1997. This table should be reviewed in conjunction with the consolidated financial statements of the Company and the notes thereto appearing elsewhere herein.

INCOME STATEMENT DATA:
                                                                                               Six

                                                                                           Months Ended
                                           Year Ended December 31,                           June 30,
                         ---------------------------------------------------------    --------------------
                            1997         1996          1995        1994     1993       1998        1997
                         ---------    ----------    ---------    -------   -------    -------    ---------
Net revenues           $ 1,498,533  $  2,832,123  $    91,106  $    --    $   --    $   --     $ 1,467,344
Income (loss) from
 continuing operations
 before income taxes    (1,789,310)  (20,488,639)  (2,004,228)   (78,233)     --     (490,455)     266,481
Income (loss) from
 continuing operations  (1,306,310)  (17,934,489)  (1,989,104)   (78,233)     --     (490,455)     266,481
Income(loss) from
 operations of
 discontinued
 telecommunications
 businesses                391,752    (1,322,179)  (3,818,921)   (50,769)  338,909    305,647      (47,381)
Gain from disposition
 of discontinued
 telecommunication
 businesses                397,392         --           --          --        --         --        610,392
                         ---------    ----------    ---------    -------   -------    -------    ---------
Income (loss) before
 extraordinary item       (517,166) $(19,256,668) $(5,808,025)  (129,002)  338,909   (184,808)     829,492
Extraordinary item -
 Gain from
 extinguishment
 of debt                     --            --           --         --        --       286,588        --
                         ---------    ----------    ---------    -------   -------    -------    ---------
Net income (loss)      $  (517,166) $(19,256,668) $(5,808,025) $(129,002) $338,909  $ 101,780  $   829,492
                         =========    ==========    =========    =======   =======    =======    ---------
Basic earnings
per share:
 Income (loss) from
  continuing
  operations           $      (.12) $      (2.15) $     (0.58) $   (0.06) $    --   $   (0.04) $      0.02
 Income (loss) from
  operations of
  discontinued
  telecommunications
  businesses                   .03         (0.16)       (1.23)     (0.04)     0.41       0.02         --
 Gain from disposition
  of discontinued
  telecommunication
  businesses                   .04          --           --          --        --         --          0.06
Extraordinary item             --           --           --          --        --        0.02         --
                         ---------    ----------    ---------    -------   -------    -------    ---------
 Net income (loss)     $      (.05) $      (2.31) $     (1.81) $   (0.10) $   0.41  $     --   $      0.08
                         =========    ==========    -========    =======   =======    =======    -========
Weighted average number
 of common shares
 outstanding            10,802,103     8,349,459    3,201,991  1,306,493   825,765 13,810,977   10,936,609
                        ==========    ==========    =========  =========   ======= ==========   ==========

                                                                                               Six
                                                                                           Months Ended
                                           Year Ended December 31,                           June 30,
                         -----------------------------------------------------------    --------------------
                            1997         1996         1995          1994      1993        1998        1997
                         ---------    ----------    ---------     -------    -------    -------    ---------
Diluted earnings
 per share:
 Income (loss) from
  continuing
  operations            S    (0.12)  $     (2.15)  $    (0.58)   $  (0.06)  $    --    $  (0.04)  $     0.02
 Income (loss) from
  operations of
  discontinued
  telecommunications
  businesses                  0.03         (0.16)       (1.23)      (0.04)      0.41       0.02          --
 Gain from disposition
  of discontinued
  telecommunications
  businesses                  0.04           --           --          --         --         --          0.05
 Extraordinary item            --            --           --          --         --        0.02          --
                         ---------    ----------    ---------     -------    -------    -------    ---------
 Net income (loss)      $    (0.05)  $     (2.31)  $    (1.81)   $  (0.10)  $   0.41   $    --    $     0.07
                         =========    ==========    ========-     =======    =======    =======    =========

Weighted average number
 of common shares,
 assuming dilution      10,802,103     8,349,459    3,201,991   1,306,493    825,765 13,810,977   12,243,826
                        ==========    ==========    =========   =========    ======= ==========   -=========


BALANCE SHEET DATA:

                                                 December 31,                              June 30,
                         --------------------------------------------------------    --------------------
                           1997         1996         1995         1994      1993       1998        1997
                         ---------    ---------    ---------    -------   -------    -------    ---------
Current assets          $  256,883  $ 1,403,881  $ 4,156,868  $ 442,069 $ 492,216 $  162,595  $   433,360
Current liabilities      6,728,193    7,908,138    5,417,864    652,107    13,335  5,607,444    6,129,666
Total assets               388,194    5,847,300   21,545,654    780,222   578,549    233,131    1,490,356
Long-term liabilities      310,794    1,207,488    4,597,671     77,750   553,750       --        731,533
Common stock subject
 to rescission             674,124      709,124      789,624       --        --      674,124      674,124
Common stock to be
 issued                       --      2,000,000    2,000,000       --        --         --           --
Stockholders' equity
 (deficit)              (7,324,917)  (5,977,450)   8,740,495     50,365    11,464 (6,048,437)  (6,044,967)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

The following tables set forth certain information derived from the Company's consolidated financial statements for each of the three years ended December 31, 1997 and for the six months ended June 30, 1998 and 1997. The results from continuing operations include the operations of National Solutions Corporation ("NSC"), acquired in October 1995, and Healthcare Management Technologies, Inc. ("HMT"), acquired in March 1996 and disposed of by a rescission of the acquisition agreement in June 1997. The results from discontinued telecommunications businesses include the operations of Telcom Network, Inc. ("TNI", including the operations of LCI Communications, Inc.("LCI"), Comstar Network Services, Inc. ("Comstar"), Ameristar Telecommunications, Inc. ("ATI") and Coast Communications, Inc. ("CCI"). These businesses were sold or otherwise disposed of in 1996 and 1997. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein.

                                                                                            Six
                                                                                        Months Ended
                                                     Year Ended December 31,              June 30,
                                             -----------------------------------   --------------------
                                                1997        1996          1995      1998         1997
                                             ---------   ----------    ---------   -------    ---------
Operations of continuing businesses:
 Net revenues                              $ 1,498,533  $ 2,832,123   $   91,106  $   --    $ 1,467,344
 Cost of revenues                              109,563      827,063        --         --         90,849
 Selling and administrative
  expenses                                   3,027,384    6,322,627    1,887,275   752,861    2,658,089
 Impairment and other losses                 1,898,953   14,233,953        --         --        625,728
 Depreciation and amortization                 497,377    1,459,436      148,192    10,356      442,396
 Gain from sale of license agreement         2,695,214        --           --         --      2,695,214
 Gain from rescission of business
  acquisition                                  259,352        --           --         --        281,421
 Interest income                                 4,070        8,183        3,777       892        3,044
 Interest expense                              587,884      381,975       63,644   136,855      248,529
 Other income (expense), net                  (125,318)    (103,891)        --     408,725     (114,951)
 Income (loss) from continuing operations
  before income taxes                       (1,789,310) (20,488,639)  (2,004,228) (490,455)     266,481

Operations of discontinued
 telecommunications businesses:
  Net revenues                                 405,617    2,177,858    2,893,778      --        405,617
  Cost of revenues                                --      1,320,256    2,014,460      --           --
  Selling and administrative expenses          449,925    2,304,059    1,845,775       994      408,411
  Impairment and other losses                     --        194,901    2,758,779      --           --
  Depreciation and amortization                 47,460      291,291      311,135      --         47,460
  Interest income                                 --            971          627      --           --
  Interest expense                              32,393       38,713       20,466      --         32,049
  Other income (expense), net                  755,913          832        4,288   306,641        5,922
  Income (loss) from operations of
   discontinued businesses
   before income taxes                         631,752   (1,971,223)  (4,060,498)  305,647      (76,381)


SIX MONTHS ENDED JUNE 30, 1998 VERSUS 1997

Net Revenues

The Company had no revenues for the six months ended June 30, 1998. Net revenues for the six months ended June 30, 1997 were $1,467,344. The decrease in net revenues from period-to-period is due to the disposition of HMT coupled with the lack of revenues in 1998 from the operations of NSC. The net revenues of HMT and NSC in the first half of 1997 were $1,311,055 and $156,289, respectively.

As of June 30, 1998, the Company has not realized any significant income from its alliance agreement with HMG Health Care Auditing, Inc. ("HMG") or from HMG's services agreement (the "Agreement") with Chrysler Corporation. Under the terms of the alliance agreement between the Company and HMG, the Company and HMG are to share approximately $1,192,000 from the Agreement upon completion of the healthcare cost recovery phase, as provided for in the Agreement. The Company anticipates that it will recognize approximately $548,000 in net revenues from the Agreement. The bulk of these revenues are expected to be recognized in the first quartet of 1999.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $752,861 and $2,658,089, respectively, for the six months ended June 30, 1998 and 1997. The principal reasons for the decrease in selling, general and administrative expenses from period-to-period were the effects of the disposition of HMT, cost reduction measures undertaken in 1997 due to continued operating losses and cash flow constraints and lower costs from redirection of the Company's business. The disposition of HMT had the effect of reducing selling, general and administrative expenses by approximately $1.1 million for the six months ended June 30, 1998 versus the same period last year; and, net cost reductions from continuing businesses totaled approximately $800,000. Cost reductions from period-to-period included approximately $535,000 in salaries, wages, employee benefits and travel expenses due to the retirement of NSC management, lower corporate staffing levels due to restructuring of the Company's operations, reductions in office rent and equipment lease expense from consolidation of operations and termination of various consulting agreements (see "Legal Proceedings").

Impairment and Other Losses

In the first half of 1997, the Company wrote off approximately $625,700 of deferred compensation assets related to certain employment agreements. No similar charges were incurred in the 1998 period.

Depreciation and Amortization

The decreases in depreciation and amortization from period-to-period are primarily due to the disposition of HMT in June 1997 and the removal in December 1997 of repossessed capital lease assets from the Company's consolidated balance sheet.

Interest Expense

The decrease in interest expense is principally due to the effects of lower aggregate amounts of notes and debentures outstanding, the removal in December 1997 of capital lease liabilities, related to repossessed leased assets, from the Company's consolidated balance sheet and the elimination of interest expense on the Company's 4% cumulative convertible debentures due October 1, 1998, as a result of the Settlement Agreement entered into, effective as of March 2, 1998, between the Company and Timboon.

Other Items

Results of operations for the six months ended June 30, 1998, include a gain, recorded as other income, of approximately $380,000 from settlement of liabilities previously accrued under an employment agreement (see Note 17).

Results of operations for the six months ended June 30, 1997, include a gain of $2,695,000 from the sale of a license agreement, a gain from the disposition of HMT in the amount of approximately $281,000 and financing fees of approximately $112,000. Subsequent to June 30, 1997, the Company recorded additional costs associated with the disposition of HMT, which reduced the net gain from approximately $281,000 to approximately $259,000.

Income Taxes

As of June 30, 1998, the Company's deferred tax assets exceeded its deferred tax liabilities and were fully reserved. Income taxes that otherwise would have been applicable to income (loss) from continuing operations during the periods were fully offset by changes in the valuation reserve.

Discontinued Operations

Income (loss) from operations of discontinued telecommunications businesses for the six months ended June 30, 1998 includes income of approximately $306,000, recognized in the first quarter of 1998, from the cancellation and partial recovery of the $500,000 note receivable from the sale of assets in exchange for the elimination of certain liabilities of the Company (see Note
17).

For the six months ended June 30, 1997, the Company recorded an after tax gain of approximately $610,000 from the disposition of certain assets of TNI and from the rescission of the ATI acquisition agreement. The pre-tax gain from the sale of the TNI assets was $25,000; and, the pre-tax gain from the disposition of ATI was approximately $614,000. The TNI assets were sold in January 1997 and ATI was disposed of in May 1997.

Extraordinary Gain

The Company's operating results for the first six months of 1998 include an extraordinary gain of approximately $287,000 from the extinguishment of its $450,000 10% convertible debentures (see Note 17).

YEARS ENDED DECEMBER 31, 1997 VERSUS 1996 AND 1996 VERSUS 1995

The operating results of acquired businesses were below those which were anticipated at the time of the respective acquisitions. As more fully discussed below, the business of TNI was severely damaged by the actions of GE Capital Communications Services Corporation ("GECCS") and New Enterprise Wholesale Services, Limited Partnership ("News") and, the revenues and results of operations of the Company's healthcare businesses were less than anticipated at the time of their respective acquisitions, principally due to higher levels of spending on software and systems development and on sales and marketing than originally anticipated (and limitations on the part of the Company to continue to fund those collective efforts). These factors, combined, have strained the financial resources of the Company and required the Company to undertake restructuring measures, which included, among other things, the sale of the operating assets of TNI in January 1997 and the rescission of the ATI and HMT acquisition agreements in May and June 1997, respectively. For further discussion of the impact of these events and uncertainties on future operations and the Company's financial condition, see "Liquidity and Capital Resources".

OPERATIONS OF BUSINESS ACQUIRED AND DISPOSED OF

The Company acquired various businesses in 1994, 1995 and 1996 and disposed of various businesses in 1996 and 1997.

The more significant acquisitions were: TNI acquired in July 1995; NSC acquired in October 1995; and, HMT acquired in March 1996. Disposals of businesses included (i) the sale, in January 1997, of the operating assets of TNI, (ii) the rescission, in May 1997, of the ATI acquisition agreement and
(iii) the rescission, in June 1997, of the HMT acquisition agreement (see Note 4 to the consolidated financial statements appearing elsewhere herein). As a result of the disposition of all of the businesses included in the Company's telecommunications segment, the operations of the Company's telecommunications segment are shown as discontinued operations in the accompanying consolidated statements of operations for all periods presented.

For purposes of the following discussion, the operations of TNI include the operations of TNI, LCI and Comstar. TNI, LCI and Comstar operated as switch-less re-sellers of long-distance telephone services and products and were combined into one operating division after the acquisition of TNI.

In 1997, TNI had no revenues and its loss from operations was $52,307. The net revenues and loss from operations of TNI were $1,481,317 and $1,792,795, respectively, in 1996 and $2,373,491 and $3,122,621 (including impairment losses of $2,758,779), respectively, for the period from the date of its acquisition by the Company (July 7, 1995) to December 31, 1995. TNI's operating results for the periods subsequent to the date of acquisition were adversely affected by (i) the failure of GECCS and News to, among other things, provision customer accounts for telecommunications products offered by GECCS/News and sold by TNI pursuant to a contractual agreement among TNI, GECCS and News (the "GECCS Agreement"), (ii) the cancellation of TNI customers by GECCS and News, (iii)the failure of GECCS/News to proqerly bill and collect revenues due to TNI and (iv) a diminution of TNI's marketing and distribution organization as a result of such failures and other actions taken by GECCS and News. TNI, as claimant in a binding arbitration proceeding against GECCS and News, was awarded damages under the GECCS Agreement in the amount of approximately $1,250,000. The award, which was entered on October 10, 1996, was appealed by GECCS to the U.S. District Court for the Northern District of Georgia on the grounds that the arbitrators exceeded their powers by awarding TNI damages under the GECCS Agreement. On September 30, 1997, the U.S. District Court confirmed the award; and, a motion for summary judgment was entered on October 1, 1997. On December 24, 1997, the Company, GECCS and News entered into a Confidential Settlement Agreement and Mutual Full and Final Releases (the "Settlement Agreement"). Pursuant to the Settlement Agreement, GECCS\News paid $1,250,000 in full satisfaction of the arbitration award. Of that amount, the Company received approximately $750,000, which is net of legal fees. The net proceeds from the Settlement Agreement were used to pay trade and other obligations and are reflected in income (loss) from discontinued operations in the consolidated statement of operations for the year ended December 31, 1997.

The diminution in TNI's marketing and distribution organization that occurred as a result of such failures and other actions taken by GECCS and News, together with limitations on the ability of the Company to provide additional working capital to TNI, also adversely affected TNI's operations. As a result thereof, in January 1997, the Company sold substantially all of TNI's operating assets. The sale of TNI's assets generated approximately $101,000 in cash; and, the Company received a $500,000 note receivable from ITD, the purchaser of certain of TNI's assets. This note was canceled in March 1998 in exchange for the elimination of approximately $306,000 of indebtedness to and obligations under employment agreements with certain former employees of the Company (see Note 17 to the consolidated financial statements).

The revenues of TNI declined from $2,373,491 in 1995 to $1,481,317 in 1996. This decrease is principally the result of reduced revenues from the GECCS Agreement. The operating loss of TNI was $343,842 in 1995 (before $2,758,779 of impairment losses) compared to $1,792,795 in 1996. The increase in TNI's operating loss (before impairment losses) was due to the reduction in revenues from the GECCS Agreement and valuation adjustments recorded at year-end 1996 to reduce assets sold in January 1997 to their net realizable value and the write-off of the Company's remaining investment in Comstar, including goodwill, the effects of which were not fully offset by reduced operating expenses. Asset valuation adjustments recorded at year-end 1996 totaled approximately $370,000 and the write-off of the Company's investment in Comstar totaled approximately $194,000.

In 1997 NSC had net revenues of $187,478 and an operating loss of $1,348,679. NSC's operating loss for the year ended December 31, 1997 reflects impairment and other losses of approximately $892,000. Excluding impairment and other losses, NSC's 1997 operating loss would have been approximately $457,000. The net revenues and operating loss of NSC were $1,574,825 and $16,275,288, respectively, in 1996 and $91,106 and $363,857, respectively, for the period from the date of its acquisition by the Company (October 27, 1995) to December 31, 1995. The loss from operations of NSC in 1996 includes one-time charges of $14,233,953, to write-off, as of December 31, 1996, the unamortized cost of intangibles and goodwill recorded by the Company in connection with its acquisition of NSC. The write-off of the unamortized cost of goodwill and intangibles recorded in connection with the acquisition of NSC is due to the failure of NSC to successfully market its healthcare management information systems technology, the likelihood that NSC may not be able to market such technology in the future without further significant capital investment and the likelihood of the Company being able to provide NSC with additional capital investment (see "Liquidity and Capital Resources"). The decrease in NSC net revenues from 1996 to 1997 is the result of the termination of the Chrysler Corporation Service Agreement, effective in September 1997, due to performance issues between Chrysler Corporation and Health Management Services, a healthcare claims management company located in New York, NY ("HMS"), NSC's subcontractor, the expiration of the Ford Motor Company services agreement by its terms, effective March 31, 1997, and lower healthcare claim recoveries under the service agreements from period to period. NSC's operating loss decreased from 1996 to 1997 due principally to the elimination of NSC's corporate offices, lower management compensation as a result of the retirement of founding management and the suspension of software development activities due to cash flow constraints.

The net revenues and loss from operations of HMT were $1,311,055 and $153,656, respectively, for the period from January 1, 1997 to the date of the rescission of the HMT acquisition agreement and $1,257,298 and $828,895, respectively, for the period from the date of its acquisition by the Company to December 31, 1996. HMT's 1997 net revenues reflect sales to one customer totaling approximately $800,000. HMT's operating losses during the periods principally reflect amortization of intangibles and goodwill recorded in connection with the acquisition and spending for new product development.

The revenues and operating losses of ATI were $405,617 and $39,461, respectively, for the period from January 1, 1997 to the date of disposition, $673,995 and $116,460, respectively, in 1996, and $427,445 and $289,791, respectively, in 1995. The increasing trend in revenues reflects the introduction of ATI's Operator Service Provider ("OSP") and television pay-per-view ("PPV") services, beginning in 1996, into the Mexican hospitality market. Similarly, operating losses decreased from period to period due to higher OSP and PPV revenues from Mexico which carry higher profit margins when compared to margins from domestic sales.

Net Revenues

Net revenues for each of the three years in the period ending December 31, 1997 are summarized as follows:

                                            1997         1996         1995
                                         ----------   ----------   ----------
 Net revenues from operations of
   continuing businesses                $ 1,498,533  $ 2,832,123  $    91,106
 Net revenues from discontinued
   telecommunications businesses            405,617    2,177,858    2,893,778
                                         ----------   ----------   ----------
                                        $ 1,904,150  $ 5,009,981  $ 2,984,884
                                         ==========   ==========   ==========


The decrease in net revenues from operations of continuing businesses from 1996 to 1997 is the result of lower NSC revenues, offset by higher HMT revenues. See "Operations of Businesses Acquired and Disposed Of." The decrease in net revenues from discontinued telecommunications businesses is the result of the sale of the operating assets of TNI in January 1997 and the disposition of ATI in May 1997.

The increase in net revenues from operations of continuing businesses from 1995 to 1996 is the result of the acquisitions of HMT and NSC. HMT contributed $1,257,298 to this increase and NSC contributed $1,483,719. HMT was acquired in March 1996 and NSC was acquired in October 1995. The decrease in net revenues from discontinued telecommunications businesses from 1995 to 1996 is due to lower revenues from the GECCS Agreement, offset by an increase in net revenues of approximately $177,000 from the Company's PPV business, principally in Mexico.

Cost of Revenues

Cost of revenues applicable to continuing operations in 1997 declined substantially as compared to 1996. This decrease is attributable to lower healthcare claim recoveries under the Chrysler Corporation and Ford Motor Company service agreements and final revenue adjustments recorded upon the cancellation and expiration of the Chrysler and Ford Motor Company service agreements. See "Operations of Businesses Acquired and Disposed Of."

Cost of telecommunications revenues generally consists of the cost of long-distance services sold by TNI under the GECCS Agreement. In 1997, no revenues were generated under that agreement. In addition, the operating assets of TNI were sold in January 1997. See "Operations of Businesses Acquired and Disposed Of."

The cost of revenues from discontinued telecommunications businesses in 1996 was 61% of net revenues from discontinued telecommunications businesses compared to 70% in 1995. This decrease is the result of product mix changes, which included lower revenues from the resale of domestic telecommunication services under the GECCS Agreement and higher revenues from the sale of pay-per-view and related telecommunication products to the hospitality industry, principally in Mexico.

Cost of revenues from discontinued telecommunications businesses was $2,014,460 in 1995 compared to $134,607 in 1994. This increase was principally due to the acquisition of TNI and the inclusion of the cost of long distance services sold by TNI in the cost of telecommunications revenues. In 1995, the Company also made a provision of $145,776 to reduce the value of obsolete PPV equipment to net realizable value. Prior to 1995, the cost of telecommunication revenues principally reflected the cost of PPV installation, only.

Selling and Administrative Expenses

Selling and administrative expenses applicable to operations of continuing businesses decreased from $6,322,627 in 1996 to $3,027,384 in 1997. This decrease principally reflects cost reduction measures undertaken as a result of continued operating losses and the effect from period to period of the disposition of HMT (see "Operations of Businesses Acquired and Disposed Of"). The disposition of HMT had the effect of reducing selling and administrative expenses by approximately $ 443,000 in 1997 versus 1996. Significant cost reduction measures included the retirement of NSC management in January 1997 and the elimination of all related salaries, wages, benefits, travel and other administrative expenses of NSC, closure of NSC's corporate offices, consolidation of the Company's remaining operations, reductions in corporate staff and termination of certain consulting agreements. As a result of these cost reduction measures, the selling and administrative expenses of NSC declined by approximately $1.4 and corporate expenses declined by approximately $900,000.

Selling and administration expenses applicable to operations of continuing businesses increased by $4,093,749 in 1996 over 1995. This increase reflected the operations of businesses acquired and higher corporate expenses. Corporate expenses increased primarily due to costs associated with the registration of the Company's securities under the Securities Exchange Act of 1934, costs related to a failed attempt by the Company to file a registration statement under the Securities Act of 1933 and costs associated with the development, sale and marketing of NSC's healthcare management information products. Offsetting this increase was a reduction in stock compensation expense and the effect of stock purchase warrants.

Selling and administrative expenses applicable to operations of continuing businesses increased by $2,150,645 in 1995 over 1994. This increase included the selling and administrative expenses of acquired businesses and higher corporate expenses for personnel, office space and information systems for expanded operations, legal, professional and consulting costs incurred in connection with the Company's acquisition activities and $793,373 from the issuance of stock and common stock purchase warrants for services rendered and in consideration for extension of related party indebtedness.

Selling and administrative expenses applicable to discontinued telecommunications businesses were $449,925 in 1997, $2,304,059 in 1996, $1,845,775 in 1995 and $649,036 in 1994. The decrease in 1997 as compared to 1996 was due to the discontinuance of TNI's operations and the rescission of the ATI acquisition agreement and the increases in 1996 over 1995 and in 1995 over 1994 are due to the acquisition of TNI. See "Operations of Businesses Acquired and Disposed Of".

Impairment and Other Losses

Impairment and other losses recognized in 1997 include (i) the write-off equipment under capital lease and certain other assets related to equipment under lease from Boston Financial Corporation totaling $768,545, (ii) provisions for loss contingencies totaling $437,335 related to office space, which has been vacated, leased equipment that the Company is no longer using and settlement of actions brought against the Company by Timboon, LTD and
(iii) the write-off of $625,728 of deferred compensation assets. See Note 5 to the consolidated financial statements appearing elsewhere herein.

In 1996, the Company recognized impairment losses applicable to operations from continuing businesses of $13,806,557, net of a tax benefit of $427,396, to write off the unamortized cost, as of December 31, 1996, of intangibles and goodwill recorded in connection with the acquisition of NSC. The write-off of the unamortized cost of goodwill and intangibles recorded in connection with the acquisition of NSC was due to the failure of NSC to successfully market its healthcare management information systems technology, the likelihood that NSC may not be able to market such technology in the future without further significant capital investment and the likelihood of the Company being able to provide NSC with additional capital investment (see "Liquidity and Capital Resources").

Impairment losses applicable to discontinued telecommunications businesses recognized in 1996 consisted of the write-off the Company's remaining investment in Comstar. Comstar was acquired in June 1995 and its operations were combined with the operations of TNI. As a result of the Company's decision to divest TNI, the Company wrote-off its remaining investment in Comstar.

As of December 31, 1995, the Company recognized a charge to income of $2,758,779 to write off, with no associated income tax benefit, all of the goodwill related to its acquisition of TNI. This write-off, which is included in the operations of discontinued telecommunications businesses in the consolidated statement of operations for the year ended 1995, reflected the Company's belief that the business of TNI was severely damaged as a result of actions taken by GECCS and News which actions included, among other things, (i) the failure of GECCS/News to provision customer accounts for telecommunications products and services offered by GECCS/News and sold by TNI pursuant to a contractual agreement among TNI, GECCS and News, (ii) the cancellation of TNI customers by GECCS/News and (iii) the failure of GECCS/News to properly bill and collect revenues due to TNI. As more fully discussed herein and in the Notes to the consolidated financial statements, the Company was awarded approximately $1,250,000 in a binding arbitration proceeding with GECCS/News. The arbitration award was confirmed by the United States District Court, Northern District of Georgia on September 30, 1997 and the Company's motion for summary judgment was entered October 1, 1997. On December 24, 1997, the Company, GECCS and NEWS entered into a Confidential Settlement Agreement and Mutual Full and Final Releases (the "Settlement Agreement"). Pursuant to the Settlement Agreement, GECCS\NEWS paid $1,250,000 in full satisfaction of the arbitration award granted to the Company. Of that amount, the Company received approximately $750,000, which is net of legal fees. The proceeds from the Settlement Agreement were used to pay trade and other obligations of the Company, including $468,000 of notes and debentures payable.

Depreciation and Amortization

Depreciation and amortization applicable to continuing operations decreased by $962,059 in 1997 as compared to 1996. The decrease principally reflects the write-off, effective as of December 31, 1996, of the goodwill and intangibles recorded in connection with the acquisition of NSC.

Depreciation and amortization applicable to both operations of continuing businesses and operations of discontinued telecommunications businesses increased in 1996 over 1995 and in 1995 over 1994. These increases are principally due to the amortization of intangibles and goodwill arising from business acquisitions and a higher investment in furniture and equipment.

Interest Expense

Interest expense applicable to both operations of continuing businesses and operations of discontinued telecommunications businesses totaled $620,277, $420,688 and $84,110 in 1997, 1996 and 1995, respectively. The increases from period-to-period in interest expense are principally due to higher levels of average borrowings outstanding and an increase in the average effective rate on borrowings outstanding.

Other Items

In 1997, the Company recognized gains of approximately $2,695,000 and $259,000, respectively, from the sale of a license agreement to the founding management of NSC and from the rescission of the HMT acquisition agreement. See Note 4 to the consolidated financial statements appearing elsewhere herein. The Company also incurred $120,000 of financing fees in connection with the issuance of its 4% convertible debentures.

Income Taxes

Income tax benefits applicable to continuing operations were 30.0%, 12.5% and 0.75% of pre-tax loss from continuing operations in 1997, 1996 and 1995, respectively. The principal reasons for the differences between the effective income tax rates during the periods and the Federal statutory rate of 46% were the changes during each year in the net deferred income tax valuation allowance, the tax effects from the rescission of business acquisitions and impairment losses recognized in 1996. No provisions for taxes currently payable were made in 1997, 1996 or 1995. As of December 31, 1997, the Company's deferred income tax assets exceeded its deferred tax liabilities by $3,967,200, for which the Company has provided a valuation allowance.

LIQUIDITY AND CAPITAL RESOURCES

Over the past three fiscal years and the first six months of 1998, the principal sources of liquidity have been derived from financing activities. During the first six months of 1998 and in fiscal 1997, 1996 and 1995, the Company received cash of approximately $40,000, $232,000, $2.2 million and $4.1 million, respectively, from the issuance of 358,333 shares, 205,556 shares, 413,668 shares and 1,477,874 shares, respectively, of its common stock in reliance upon exemptions under Regulation D of the Securities Act of 1933 and approximately $288,500, $1.6 million, $2.4 million and $475,000, respectively, from the issuance of notes and debentures payable. In 1997, the Company also received cash of approximately $371,000 from the disposition of businesses, net of cash of businesses disposed of. Payments on notes, debentures and capital leases during the respective periods were approximately $80,500, $687,000, $638,000 and $263,000. In 1997, the Company also used approximately $75,000 and $35,000 in cash, respectively, to repay borrowings outstanding under lines of credit and for the repurchase of common stock subject to rescission; and, in 1995 used cash of approximately $1.4 million to acquire NSC. Capital expenditures were $2,820 for the six months ended June 30, 1998 and ranged from a low of approximately $7,700 in 1997 to a high of approximately $553,000 in 1996.

Over the past several years, the Company has incurred substantial operating losses; and, at June 30, 1998, the Company has an excess of total liabilities over total assets of approximately $6.0 million and an excess of current liabilities over current assets of approximately $5.4 million. These factors, among others, have diminished the Company's ability to attract equity or debt capital, have required the Company to cease further development of its healthcare management software technology and redirect its business and have made it increasingly difficult for the Company to carry on normal operating activities. As of June 30, 1998, the Company does not have any used or unused lines of credit or any other committed and unused financing facilities. Consequently, it is uncertain whether or not the Company will have available sufficient cash resources to continue operations, in which case the Company would be required to seek other alternatives, including sale, merger or discontinuance of operations.

The proceeds from financing activities were used principally to fund operating losses. In the first half of 1998 and in fiscal 1997, 1996 and 1995, the Company used cash of approximately $238,000, $1.4 million, $4.2 million and $1.8 million, respectively, in operating activities. See the consolidated statements of cash flows.

Significant debt financing transactions during 1997, 1996 and 1995 and in the first half of 1998 were the issuance in February 1997 of $1,120,000 4% convertible debentures due October 1, 1998 to Timboon, LTD ("Timboon", a non U.S. person) in reliance upon exemptions under Regulation S of the Securities Act of 1933 and the issuance in 1996 of (i) a series of 10% cumulative convertible debentures, due on various dates through November 1997, issued in reliance upon exemptions under Regulation D of the Securities Act of 1933 and (ii) $500,000 10% cumulative convertible debentures, due in November 1997, issued to RANA Investment Company ("RANA") and an affiliate of RANA (non U.S. persons) in reliance upon exemptions under Regulation S of the Securities Act of 1993. During 1997, 1996 and 1995, the Company also received proceeds of $286,743, $562,735 and $475,349 from the issuance of notes and debentures payable to officers, directors and shareholders of the Company.

The Company realized $1 million in net proceeds after financing costs of $120,000 from the sale of its $1,200,000 4% convertible debentures to Timboon. These debentures were convertible at the election of the holder into the Company's common stock beginning forty-five days after issuance until maturity on October 1, 1997. The number of shares issuable in conversion to common stock was determinable as a percentage of the average bid for the Company's common stock on the OTC Bulletin Board during one of two five day periods, whichever computation resulted in the issuance of a greater number of shares to the holder. The Company converted $120,000 principal amount of these debentures into 256,361 shares of common stock through December 31, 1997. Based on a belief that short sales were driving the Company's stock price downward, the Company refused to convert any more of the 4% convertible debentures. Timboon filed suit to force either conversion or repayment. The Company entered into a Settlement Agreement and Release ("Settlement") with Timboon, effective March 2, 1998 covering this litigation. The Settlement provides for the Company's payment of $1,200,000 in full satisfaction of outstanding principal of and accrued interest on these debentures or the Company's issuance to Timboon of such number of shares of its common stock as can be sold by Timboon with net proceeds of $1,200,000. As of the date hereof, the Company has issued an aggregate of 5,000,000 shares to Timboon and the Company is advised by Timboon that it has sold all of such shares with net proceeds of approximately $400,000. The Company has treated an equal amount of the 4% convertible debentures as converted, leaving an outstanding obligation of approximately $800,000. The Company is unable to estimate the total number of shares which it may be required to issue under the Settlement, in the event it is not able to repay its obligation with cash; but, at the date of this Prospectus, the number of shares would be approximately 19,000,000, based upon current bid quotations. See "Market Price of and Dividends on Common Stock and Related Shareholder Matters".

The 10% cumulative convertible debentures, due on various dates through November 1997, were issued to Nidan Corporation. These debentures were convertible into shares of the Company's common stock on their respective maturity dates or on the effective date of a registration statement under the Securities Act of 1993, if earlier. The number of shares of common stock issuable upon conversion of these debentures, in either case, was generally to be determined by dividing the principal amount of the debentures, plus accrued and unpaid interest, by the lesser of (a) the fixed conversion prices set forth in the debentures, which range from $1.50 to $5.00 per share, or (b) a conversion price equal to 50% of the average closing bid and ask prices of the Company's common stock at the close of trading on the next day following the maturity date as set forth in the respective debenture. Nidan transferred a significant portion of these debentures to residents of the State of Michigan without the consent of the Company. The Company believed that the conversion of these debentures could have constituted a violation of Michigan securities law as a result of the Company being subject to a consent order; accordingly, the Company refused to convert these debentures at maturity. Subsequent negotiations determined that the offer to Michigan residents of the underlying common stock was made by the conversion feature of the debentures and that the issuance of common stock in conversion would not in of itself constitute an additional violation under the consent order. As of the date of this Prospectus, these debentures have been converted into an aggregate of 7,742,919 shares of the Company's common stock.

The 10% cumulative convertible debentures, due in November 1997, were issued to a non-U.S. person other than Timboon. These debentures were convertible into shares of the Company's common stock at any time after 45 days from the date of their issuance and prior to their scheduled one-year maturity dates. The conversion price of these debentures, plus accrued and unpaid interest, is equal to the lesser of (a) 70% of the average closing bid price of the Company's common stock for the five days preceding the conversion date or (b) 80% of the average closing bid price of the Company's common stock for the five days prior to issuance of the debentures. In connection with the issuance of these debentures, the Company incurred placement fees and other costs of approximately $50,000 and received net proceeds of approximately $450,000. As of December 31, 1997, the Company has converted $330,000 of these debentures into 93,301 shares of the Company's common stock and has outstanding unconverted debentures totaling $170,000. At the time the Company determined not to convert any more of the Timboon debentures for the reasons described above, it decided not to convert any more of these debentures for the same reasons. As of the date of this Prospectus, the unconverted debentures outstanding at December 31, 1997 are still outstanding and no attempts have been made by the holders of the debentures to force their conversion or repayment.

The terms of notes and debentures outstanding at December 31, 1997, are more fully described in Note 7 to the consolidated financial statements appearing elsewhere herein.

The Company and its subsidiaries are subject to various legal and administrative proceedings arising from the sale of its securities, disputes with certain persons formerly associated with the Company and its subsidiary companies as employees or who were under contract in a consulting capacity, from cancellation or defaults under certain non-cancelable lease agreements and from non-payment of certain of its debts. Also, as more fully described in "Legal Proceedings", the Company is subject to an Involuntary Petition under Chapter 7 of the Bankruptcy Act in the United States Bankruptcy Court for the Middle District of Florida. As of the date of this Prospectus, the Company has accrued loss reserves totaling approximately $2.0 million for claims, assessments and losses related to pending legal and administrative actions, including approximately $820,000 for the potential rescission offer the Company may be required to make to the purchasers of the Company's securities who reside in the State of Michigan. The loss reserves accrued for these legal and administrative actions are generally equal to the amounts claimed by the plaintiffs' in such actions, with the exception of the actions brought by Mr. Ken Lame and Mr. Jeff Good, both of whom were formerly associated with the Company or its subsidiaries as an employee or consultant. The amounts claimed by these two persons are in excess of $450,000 and the Company has recorded loss reserves for these actions totaling approximately $120,000. In the event of an adverse outcome in either action, the Company may be required to make additional loss provisions. The Company, however, believes that adequate provision has been made for the aggregate amount of existing loss contingencies as of the date hereof (see "Legal Proceedings").

All of the pending legal and administrative proceedings are stayed pending resolution of the involuntary Chapter 7 bankruptcy proceeding against the Company (see "Legal Proceedings"). In the event the bankruptcy proceeding is dismissed and the Company is required to satisfy the obligations it may have as a result of resolution of the legal and administrative actions described above, it is unlikely the Company would have a sufficient amount of cash to sustain operations.

The amount of financing necessary to continue to support the operations and capital needs of businesses acquired, the continuing operating losses of businesses acquired, the lack of equity and debt financing available to the Company (together with the inability of the Company to meet its funding obligations under the HMT acquisition agreement and its payment obligations to trade and other creditors), and the desire of the former shareholders of ATI and HMT to rescind the original purchases transactions, among other factors, led to management's decision to dispose of ATI and HMT and sell substantially all of the operating assets of TNI. After the rescission of the ATI and HMT acquisitions and the sale of the operating assets of TNI, the remaining operations of the Company consist of NSC. NSC has incurred substantial operating losses since its acquisition by the Company in October 1995 and there is no assurance that NSC will be able to reverse this trend in the future.

The Company's present business strategy is to grow its healthcare cost containment revenue base, of which there is no assurance, through joint venture alliances or other partnership arrangements that will not require significant future outlays of capital resources. As of the date of this Prospectus, the Company has three alliance agreements in place. One of the alliance partners has a service agreement with a major automobile maker, which the Company believes will serve as the base for future revenue growth. The Company expects that the bulk of the revenues from this alliance customer will be realized during the first quarter of 1999 (see "Business, Continuing Operations"). The anticipated revenues from these alliances and other service agreements, of which there is no assurance, are expected to be sufficient to fund the Company's intended future business operations.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Although SFAS No. 130 only impacts display as opposed to actual amounts recorded, it represents a change in financial reporting. The Company has no accumulated or other comprehensive income and has no revenues, expenses, gains or losses that are includable in comprehensive income but excluded from net income (loss). Accordingly, the Company has not presented a statement of comprehensive income.

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"), which is effective for years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of this statement did not have a significant effect on the Company's reported segments or financial statement disclosures.

IMPACT OF INFLATION

The impact of inflation on the costs of the Company and its business units, and the ability to pass on cost increases to its customers over time is dependent upon market conditions. The Company is not aware of any inflationary pressures that have had any significant impact on the Company's operations over the past several years and, the Company does not anticipate that inflationary factors will have a significant impact on future operations.

YEAR 2000 ISSUES

The Company has not fully assessed all of its relationships or its state of readiness for the Year 2000 but believes that it is largely dependent on its customers and suppliers for Year 2000 compliance. The Company's information systems, except for its "Continuum" software, are purchased and maintained by nationally recognized third parties. The Company does not anticipate spending any significant amounts for Year 2000 compliance and, assuming the Company's suppliers and customers are Year 2000 compliant, does not anticipate Year 2000 compliance will cause any loss of business or have any material adverse effect on the Company's results of operations or financial condition. The Company anticipates its costs for Year 2000 compliance will be less than $25,000, unless the Company decides to initiate further development of its "Continuum" software. The Company has not assessed the cost of Year 2000 compliance and is not able to estimate the cost of Year 2000 compliance should it decide to initiate further development of its "Continuum" software (see "Description of Business")

DESCRIPTION OF BUSINESS

Business Development and Suspended Operations-

With the acquisition of NSC in 1995, the Company entered the healthcare cost containment field. The Company pursued development for commercial use of healthcare management information systems technology designed to manage healthcare benefit costs. The Company licensed the systems technology ("Champus Software") and statistical databases under a Cooperative Research and Development Agreement ("CRDA") with the U.S. Army. The Champus Software and statistical data bases are part of the Civilian Health and Medical Program for the Uniformed Services ("Champus") program developed by the U.S. Armed Services. The CRDA expired in June 1998. As a result, the Company's license agreement to use the Champus systems and databases is non-exclusive. As discussed below, the Company suspended further development of its systems technology in June 1997 and has not determined if it will initiate any further development efforts or if the existing license will be of any future benefit to the Company.

The Company initially enhanced the Champus Software, which it has copyrighted under the name "Continuum", to improve the management and administration of healthcare benefits by intelligent application of data analysis with strategies to identify misapplied expenditures and overpayments. The proprietary enhancements included in Continuum significantly expanded its capabilities as a healthcare claims case management, treatment analysis and data mining tool for use by commercial users in controlling their healthcare costs. The Company planned to operate a data center using Continuum and sell the benefits of the Continuum operating system to the U.S. automotive industry, other large, self-insured companies, healthcare insurers, PPO's, HMO's, healthcare benefit plan administrators and large pharmaceutical companies who the Company believes have a need to analyze the outcomes of medical treatment regimes and drug therapies. The Company suspended further development of Continuum in June 1997, prior to completion of a fully working and marketable management information operating system.

In 1993 and 1995, respectively, NSC entered into service agreements with Chrysler Corporation and Ford Motor Company to audit healthcare claims which had been previously paid. Both companies have self-insured health programs for its employees administered by third party administrators. The purpose of the audits was to recover payments of claims which were not covered under their self-insured health benefit programs. In 1993, the Company entered into a subcontract agreement with Health Management Services ("HMS"), a healthcare claims management company located in New York, NY, under which HMS used its own analytical software to audit these healthcare claims. The Company received ten to thirty percent of recovered payments and generally shared half of its receipts from recovered claims with HMS. Due to a dispute between the Company and HMS, the subcontract with HMS was terminated in May 1997; and, due to performance issues between Chrysler Corporation and HMS, the Company's 1993 service agreement with Chrysler Corporation was terminated in September 1997. The Company's 1995 service agreement with Ford Motor Company expired by its terms in March 1997. See "Continuing Operations".

Continuing Operations-

In September 1997, the Company entered into an alliance agreement with HMG Health Care Claims Auditing, Inc. located in Pittsburg, PA ("HMG") to replace HMS as the Company's subcontractor for healthcare cost containment contracts the Company might obtain in the future. The Company believes HMG's proprietary computer software programs provide a greater range of healthcare cost containment features and services than those offered by HMS. These features and services include, among others, electronic review and reporting of health care claims paid and on an ongoing basis to identify duplicate, erroneous or medically inconsistent charges, payments for ineligible patients and other responsible party liabilities from other group benefit programs, workers' compensation coverage, motor vehicle or third party liability coverage, payments for non-covered services, misapplied deductibles and co-payments and provider agreement compliance.

The Company was able to negotiate a service agreement with Chrysler Corporation beginning January 1998 to perform pharmaceutical retrospective analysis and recovery services. As a result of the Company's uncertain financial condition, however, Chrysler Corporation and HMG entered into the agreement directly. Pursuant to the services agreement between HMG and Chrysler Corporation and the alliance agreement between the Company and HMG, the Company and HMG are to receive a monthly fee of $4,000 and $12,000, respectively, from Chrysler Corporation and will share on a 50%-50% basis twenty percent (20%) of the claim recoveries, up to a maximum of $5,000,000 in claim recoveries, under the services agreement between HMG and Chrysler Corporation. HMG began performance under the services agreement with Chrysler Corporation in May 1998.

Following suspension of development of Continuum, the Company redirected its business to focus on the development of a network of healthcare cost containment companies, providers of healthcare products and services and third-party healthcare plan administrators, beginning with HMG, with an objective of obtaining the right to market a wide array of non-competing healthcare cost containment services and products to large, self-insured companies on a fee or revenue sharing basis. The Company has entered into an alliance agreement with Haddon National Companies, Inc. located in Maple Shade, NJ ("HNCI") and is negotiating an agreement with a major pharmaceutical manufacturer. The alliance agreement with HNCI gives the Company the ability to sell and market HNCI's claims administration and processing services, medical and surgical cost containment services and Medicare A and B validation services to large self-insured corporations, third party administrators, commercial health insures and other managed healthcare companies. The agreement under negotiation with a major pharmaceutical manufacturer, if consummated, will allow the Company to sell and market the healthcare cost containment products of its other alliance partners to the customers of the pharmaceutical manufacturer.

Market and Marketing-

The market for the products and services offered and expected to be offered by the Company include large corporations that self-insure and rely on third-party administrators to manage their healthcare benefit programs, the third-party administrators themselves, HMO's, PPO's and healthcare insurers. Healthcare programs administered by state and municipal governments also represent potential customers for the products and services the Company expects to market. The Company believes that interest in healthcare cost containment, including recovering payments of healthcare claims which should not have been made and prepayment screening of claims, will become increasingly more important to large corporations, third-party administrators, HMO's, PPO's and healthcare insurers.

The Company believes that its focus on alliance relationships and the wide array of healthcare cost containment products and services currently available via alliance relationships will provide the Company with the ability to generate profitable operations in the future.

Competition-

The Company is not aware of any other organizations which are marketing the services of multiple providers of healthcare cost containment and case management products and services. The Company believes its primary competition is the providers of such services with whom the Company does not have a marketing agreement or affiliation. The Company believes that this field is fragmented, with many companies providing healthcare claims auditing and prepayment claims screening services.

Licenses and Copyrights-

The Company has a non-exclusive license to use the Champus Software and databases to perform evaluation, analysis and recovery of benefit payments involving the healthcare benefit programs of the U.S. automotive industry and their down-line vendors, including indemnity claims, coordinated benefits and workers compensation claims, and to perform in-depth studies of the U.S. automobile industry's healthcare benefit programs ("field of use"). The Company also has the ability, with prior approval of the U.S. Army, to use the Champus Software and databases to analyze the healthcare benefits of companies outside of the U.S. automotive industry. As mentioned above, the Company has not determined if this license has any future benefit to the Company in light of its decision to suspend development and commercialization of the Champus software technology.

NSC is not required to turn over to the U.S. Army the enhancements which it has made to the CHAMPUS Software in the development of Continuum and is entitled to patent any inventions made and copyright any works created under the CRDA.

Facilities and Employees-

The Company does not own any facilities. All office space, consisting of a corporate office with approximately 1,450 sq. ft., is leased. The monthly rental is approximately $1,600. The Company believes the leased facilities are adequate for its current needs and that additional suitable space will be available as needed. The Company has three executive employees and one administrative assistant. The Company makes extensive use of independent contractors for accounting, administration and sales and marketing and currently has approximately 10 persons under contract providing such services. The Company also has commission-based marketing representatives who serve over 20 major metropolitan areas.

LEGAL PROCEEDINGS

The Company and its subsidiaries are subject to various legal and administrative proceedings arising from the sale of its securities, disputes with certain persons formerly associated with the Company and its subsidiary companies as employees or who were under contract in a consulting capacity, from cancellation or defaults under certain non-cancelable lease agreements and from non-payment of certain of its debts. Also, as more fully described below the, the Company is subject to an Involuntary Petition under Chapter 7 of the Bankruptcy Act in the United States Bankruptcy Court for the Middle District of Florida. Significant proceedings and actions in which the Company is involved are summarized as follows.

A consent order executed by the Company and the State of Michigan in December 1996, requires the Company to use its best efforts to satisfy the prerequisites of the Security and Exchange Commission and the Michigan Securities Bureau for registering the common stock sold by the Company to residents of the State of Michigan for resale by them in the public market. This action is the result of the sale of securities in the State of Michigan without an exemption from registration under the Michigan Uniform Securities Act. In the event the Company is unable to effect a registration statement or such purchasers are unable to resell their shares pursuant to such registration statement at a higher price than their cost, then the Company is required to use its best efforts to satisfy the prerequisites of the Securities and Exchange Commission and the State of Michigan for making a rescission offer to all such purchasers. Also, pursuant to the consent order, the Company must cease the unregistered sale of securities in Michigan, has been censured and has paid costs to the state of $2,500. Upon satisfaction of the consent order, all sanctions are terminated. As of December 31, 1997, the Company estimates its maximum potential exposure as a result of any rescission offer which may be required to be made in the State of Michigan to be approximately $795,739, including interest of approximately $121,615. Interest is being accrued at the statutory rate of 8% per annum. Interest accrued on the potential rescission offer for the six months ended June 30, 1998 totaled $26,596. The number of shares the Company believes may be subject to a rescission offer in the State of Michigan, if such an offer were to be made, is approximately 219,000 shares; and, the weighted average purchase price of such shares is approximately $3.25 per share. The Company has not satisfied the requirements of the consent order. Due to the "best efforts" nature of the Company's compliance obligation, the Company believes that its performance of the terms of the consent order is deferred until such time it is able to both financially and functionally comply with the consent order.

On April 15, 1997, Mr. Ken Lame, as Plaintiff, filed an action in the United States District Court, District Court of Utah, Central Division (Case No. 2:97CV0292W) against the Company and NSC, as Defendants. This action arises from a consulting agreement between Mr. Lame and NSC. The action seeks approximately $250,000, plus interest and attorney's fees, for payments Mr. Lame alleges are due under the consulting agreement. The Company has accrued $118,500, representing its best estimate the maximum amount it believes may be due under the consulting agreement. In the event of an adverse outcome, the Company may be required to provide for an additional loss.

On May 21, 1997, Mr. Jeff Good, as Plaintiff, filed an action in the United States District Court, Southern District of Iowa, Davenport Division (Case No. 3-97-CV-80085) against the Company, as Defendant, for amounts Mr. Good alleges are due under an employment agreement between Mr. Good and one of the Company's subsidiaries (which subsidiary is no longer conducting business). This action seeks compensation and benefits under the employment agreement in excess of $200,000. The Company believes this action to be without merit and intends to vigorously defend it; however, it is not possible to predict the likely outcome of this matter and no provision has been made for any potential loss in the event of an unfavorable outcome.

On May 1, 1997, Mr. John Jassy, as Plaintiff, filed an action in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Fl., Civil Division (Case No. 97-3103-CI-20) against the Company, Mr. Stephen E. Williams and Mr. Edwin B. Salmon, Jr., as Defendants. This action alleges that numerous misrepresentations and deceptive statements were made to Mr. Jassy and certain family members of Mr. Jassy to induce them to purchase the Company's securities. The action seeks rescission of those security purchases, payment of compensation Mr. Jassy alleges is due to him from his employ by the Company as an executive officer and repayment of a loan made to Mr. Williams by Mr. Jassy. This action seeks approximately $500,000, plus

<PAGR> 31

interest and attorney's fees. Included in the amounts claimed by plaintiff, are approximately $450,000, including interest, to repurchase approximately 100,000 shares of the Company's common stock purchased by plaintiff and his family members, approximately $47,000, plus interest, Mr. Jassy alleges is payable to him in unpaid salary and benefits and $2,500, plus interest, Mr. Jassy claims is owed to him by Mr. Williams, a former President and Chief Executive Officer of the Company. On May 11, 1998, the Company was notified of dismissal of this case.

In May 1996, the Company informed the principals of Coast Communications, Inc. ("CCI") that the Company was canceling the acquisition of CCI and terminating all of the related acquisition documents. The principals of CCI filed suit to enforce promissory notes in the aggregate principal amount of $300,000, which were issued by the Company in connection with the CCI acquisition and the issuance of 200,000 shares of the Company's Class A preferred stock they allege are due them under the acquisition agreement. This matter was referred by court order to mandatory arbitration in the State of Florida. On February 3, 1998, the Arbitrators' awarded in favor of the former shareholders of CCI. The award requires, among other things, that the Company (i) convert 200,000 shares of its Class A Preferred Stock, held by the former shareholders of CCI, into 100,000 shares of its common stock and (ii) issue another 200,000 shares of Class A Preferred Stock to the former CCI stockholders, which is also convertible into 100,000 shares of the Company's common stock, and gave the former shareholders of CCI the ability to seek a summary judgment against the Company for $500,000, without opposition, or accept 500,000 shares of the Company's Class A Preferred Stock in lieu of a summary judgment. As of December 31, 1997, the Company has recorded a loss contingency of $111,000, related to this action. On August 4, 1998, the Company issued 500,000 shares of its Class A Preferred Stock to the former shareholders of CCI in full satisfaction of the award in arbitration with no material adjustment to the previously accrued loss reserve.

In October 1997, Boston Financial Corporation ("BFC") took possession of certain computer equipment leased by NSC from BFC as a result of the default by NSC of payments due under the lease. On December 11, 1997, BFC filed an amended suit in District Court, 45th Judicial District, Bexar County, Texas (Case No. 97CI-14567) against NSC and, as guarantors of the lease agreement, the Company, ATI and TNI. This action seeks approximately $500,000 in lease payments and other charges due under the lease agreement. The Company is attempting to negotiate a settlement of this matter and may have several counterclaims against BFC should the Company and BFC fail to settle. However, it is not possible to predict the likely outcome of such negotiations or any counterclaims the Company may have against BFC. As of December 31, 1997, the Company has recorded a loss contingency reserve of approximately $500,000 related to this action.






[Remainder of page left blank]

Prior to the rescission of the ATI acquisition agreement, the Company obtained and guaranteed an equipment lease financing facility for ATI's use. The financing facility was subsequently terminated by the lessor due to non-payment by ATI of payments due under the related lease agreements. In connection with the rescission of the ATI acquisition agreement, ATI issued a promissory note to the Company in the amount of $180,000, payable upon the default by ATI of payments due under the lease financing facility. Payments due to the Company under the promissory note are to be equal to the amount, if any, the Company may be required to pay under the lease guaranty agreement. The lessor has filed suit against the Company and ATI, as defendants, in the Circuit Court of the Thirteenth Judicial Circuit Court in Hillsborough County, Florida, Civil Division (Case No. 98-02557) seeking approximately $150,000, plus interest and attorney's fees. The Company has accrued the potential loss related to this action. As of the date hereof, it is uncertain whether or not the Company will be able to recover any amounts from ATI under the terms of the promissory note between the Company and ATI.

As of December 31, 1997, the Company and its subsidiaries have pending outstanding judgments totaling approximately $170,000. These judgments arose from cancellation of office and equipment leases and from non-payment of obligations due to trade creditors.

The Company is also involved in numerous other legal and administrative actions incurred in the ordinary course of business, none of which are expected to have a material impact on the Company's results of operations or financial position. As described above, the Company believes it has made adequate provision for the financial impact of such actions.

Chapter 7 Involuntary Bankruptcy Petition

The Company learned on June 8, 1998 that an Involuntary Petition (the "Petition") was filed on June 1, 1998 against the Company in the United States Bankruptcy Court for the Middle District of Florida (Case No. 98-09299-8P7) under Chapter 7 of the Bankruptcy Act (the "Proceeding") by certain petitioners (the "Petitioners"). The names of the Petitioners and the amounts of their alleged claims are set forth in the following table.

Petitioners Name               Amount Claimed
----------------               --------------
Kenneth D. Lame                $212,519
Barry L. Johnson                  9,171
Jon T. Lame                       2,325
Jack Arthur                      26,498
K. Philip Lame                      489
Keith A. Krenz                   77,442

Kenneth Lame served as a consultant to NSC from October 31, 1995 to January 17, 1997 and as its President and Chief Executive Officer from January 1997 to March 1997. Part of Kenneth Lame's assigned duties as the President and Chief Executive Officer of NSC was development of a business, operating and marketing plan for NSC's "Champus Software and databases." Kenneth Lame did not deliver any business, operating or marketing plans to NSC and NSC terminated the services of Kenneth Lame in March 1997. The alleged claim of Kenneth Lame, which is properly against NSC, is disputed by NSC. Kenneth Lame arranged for NSC to engage the services of Petitioners Johnson, Jon T. Lame, Arthur and K. Philip Lame to assist him in development of the business, operating and marketing plan. The Company believes that it never employed Kenneth Lame or the Petitioners named in the preceding sentence and is not indebted to them in any amount. Furthermore, the Company believes the alleged claims of Petitioners Arthur, Jon. T. Lame and K. Philip Lame have been paid in full and the alleged claim of Petitioner Johnson has been reduced to $4,000.

Kenneth Lame introduced Health Management Technologies, Inc. ("HMT") to the Company, which the Company ultimately acquired and later divested. The Company and Kenneth Lame entered into a letter agreement dated July 16, 1996 for payment of a finder's fee for the HMT acquisition under his consulting agreement with NSC. The Company believes it has satisfied in full all of its monetary obligations to Kenneth Lame under the letter agreement. Furthermore, Kenneth Lame has a suit pending against the Company and NSC in The United States District Court, District of Utah (case no. 2:97-cv-00292
C) for the claims which he asserts against the Company and NSC in the Petition. Accordingly, the Company believes Petitioners Kenneth Lame, Johnson, Jon T. Lame, Arthur and K. Philip Lame are creditors of NSC, to the extent of provable claims, and not creditors of the Company.

Petitioner Krenz was a shareholder of NSC at the time it was acquired by the Company. As a part of the acquisition agreement, NSC issued a promissory note to Mr. Krenz in the amount of $129,070. This note was reduced by $51,628 prior to May 1996 but has not been reduced since then. The Company nor NSC have received any correspondence or any demand for payment from Mr. Krenz since the date NSC suspended payments to Mr. Krenz.

Subsequent to the filing of the original petition, five additional creditors joined in the petition. Four of the five additional petitioners are creditors of NSC and not the Company and the Company disputes the claim of the other creditor.

The Company filed a motion to dismiss the Petition on the grounds that it does not meet the requirements of the U.S. Bankruptcy Code and the Petitioners filed a motion for summary judgment. On October 27, 1998, the U.S. Bankruptcy Court denied the motion for summary judgement and set a hearing date of January 12, 1999. In the event the Company prevails, it intends to seek sanctions against the Petitioners and its counsel for any damages it sustains as a result of the Petition.

MANAGEMENT

The names and ages of directors (including the year in which each became a director) and executive officers of the Company as of the date hereof are set forth in the following table:

Name                      Age   Positions With Co. and Subsidiaries    Since
----------------------    ---    -----------------------------------   -----
Edwin B. Salmon, Jr.      61     Chairman of the Board of Directors
                                 and Chief Financial Officer            1991

James T. Kowalczyk        58     Director and President                 1997

Richard A. Sweet          64     Director                               1997

Larry R. Snapp            52     Director                               1997

Hugh M. Gibbons           57     Executive Vice President                N/A

N/A means the named executive officer is not a director.

Each director is elected by holders of a majority of the Common Stock to serve for a term of one year ending on the next following annual meeting of stockholders and until his successor is elected and qualified. Officers serve at the will of the board. Directors are not compensated for their services apart from their executive officer salaries, if the Director is also an executive officer, and stock options that may be granted from time-to-time for their services as Directors (see Item 11 "Executive Compensation" and Item 12 "Security Ownership of Certain Beneficial Owners and Management"). In the event the Company has directors who are not also officers, the Company may reimburse such directors for travel expenses related to Company business. The directors and officers of the Company are indemnified against liabilities which they incur by virtue of being directors and officers under the corporate laws of the State of Florida. The articles of incorporation and bylaws of the Company do not contain any provisions with respect to indemnification of directors and officers. The Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the federal securities laws is against public policy and may be unenforceable. The Company would seek approval of any such indemnification by a court of competent jurisdiction.

Messrs. Kowalczyk, Sweet and Snapp were elected to the Board of Directors at various times during 1997 by remaining Directors to fill vacancies. The Company did not hold an annual meeting of shareholders in 1997 due its inability to comply with the information requirements of Rule 14a-3, as promulgated by the Securities and Exchange Commission for the solicitation of proxies. Rule 14a-3 requires registrants to furnish security holders with an annual report which includes audited balance sheets as of the end of the two most recent fiscal years and audited statements of operations and cash flows for each of the three most recent fiscal years. The Company was unable to comply with such requirements due to the Company not having timely filed its Annual Report on Form 10-K for the year ended December 31,1996. The Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 1996 due to its inability to timely pay for the services of its independent auditors and the time required by management to complete its assessment of the carrying value of intangible assets and goodwill recorded in connection with the acquisition of NSC. The Company contemplates holding an annual meeting of shareholders in 1998. It is uncertain, however, whether or not the Company will be able to prepare and mail proxy solicitation materials to its shareholders due to limitations on the part of the Company to fund those collective efforts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Mr. Edwin B. Salmon, Jr. has been associated with the Company in various capacities since its formation. Mr. Salmon is currently Chairman of the Board of Directors and the Company's Chief Financial Officer and previously held the position of the Company's Executive Vice President. In 1991, Mr. Salmon became President and a controlling stockholder of Associated Healthcare Industries, Inc. ("Associated"), a publicly owned shell corporation, which changed its name to Contour Medical, Inc. in connection with the acquisition of a disposable medical products manufacturing business. In 1993, Mr. Salmon left Associated to resume his efforts in the Company's acquisition of operating businesses. Mr. Salmon was also the founder of LCI Communications, Inc., which was acquired by the Company in June of 1995.

Mr. James T. Kowalczyk became a Director and was appointed President of the Company in July 1997. For the past 30 years, Mr. Kowalczyk was a co-founder, director and franchiser in Pittsburgh, Pennsylvania with Budget Marketing, Inc. and was a co-founder and senior officer of 2001/VIP Clubs of America.

Mr. Richard A. Sweet became a Director of the Company in April 1997. For the past five years, Mr. Sweet has been a Branch Manager for Insurance Adjustors and Services Corporation of Tampa, Florida and from 1960 to 1986 was Branch Manager and Supervisor of Claims for Indiana Insurance Co.

Mr. Larry R. Snapp became a Director of the Company in May 1997. Mr. Snapp has over 30 years of banking industry experience and, for the last five years was Vice President of National City Bank of Indiana, a position he recently retired from.

Mr. Hugh M. Gibbons was appointed as the Company's Executive Vice President in July 1977. For the past five years Mr. Gibbons has served as President of Gibbons' Health Plan Recoveries, Inc., President of and Principal of Health Plan Audit Services, Inc., President of H.M. Gibbons & Associates, Inc. and Executive Vice President of HMG Health Care Auditing, Inc. Mr. Gibbons has over 34 years of healthcare cost containment experience and has a Doctor of Jurisprudence Degree from the University of Baltimore School of Law.

MAMAGEMENT COMPENSATION

The following table sets forth the compensation paid or accrued to the chief executive officer of the Registrant or person discharging comparable duties and to the executive officers of the registrant whose compensation exceeded $100,000 for each of the three years in the period ending December 31, 1997.

                                            Annual Compensation
                            ---------------------------------------------------
                                                                     Long-Term
Name & Principal Positions  Year     Salary    Bonus      Other    Compensation
--------------------------  ----     ------    -----      -----    ------------
Stephen E. Williams         1997   $150,000   $  --      $  --      $   --
Chief Executive             1996    177,500      --       7,500         --
Officer (1)(2)(3)           1995    190,625      --       7,500         --

James T. Kowalczyk          1997     32,500      --         --          --
President and Director (4)  1996       N\A       --         --          --
                            1995       N\A       --         --          --

Edwin B. Salmon, Jr.        1997    150,000      --         --          --
Chief Financial Officer,    1996    177,000      --       7,500         --
Treasurer and Chairman of   1995     99,630      --       9,000         --
the Board(1)(4)

(1) The Company entered into employment agreements with Mr. Williams and Mr. Salmon. These agreements provide, among other things, for the payment of compensation over 5 years from the date of employment, regardless of whether or not these executive officers remain in the employ of the Company. See
Note 13 to the consolidated financial statements. Effective December 1, 1996, the annual salaries of Messrs. Salmon and Williams were reduced to $150,000, each. On June 30, 1998, the Company and Mr. Stephen Williams entered into an agreement and mutual release (the "Release"). Pursuant to the Release, the Company issued 300,000 shares of its common stock and released Mr. Williams from any and all claims, demands, contracts, and obligations of any kind whatsoever which the Company had, has or may have against Mr. Williams in exchange for a release from Mr. Williams of any and all claims, demands, contracts and obligations of any kind whatsoever which Mr. Williams had, has or may have against the Company arising out of his employment with the Company.

(2) In 1995, the Company issued, as additional compensation to Mr. Williams, 500,000 shares of Common Stock, valued at $15,000, and 1,375,000 shares of Class A preferred stock, valued at $20,625, in connection with the performance of certain conditions set forth in a 1994 letter agreement. See
Note 13 to the consolidated financial statements appearing elsewhere herein.

(3)In April and June 1997, Mr. Williams resigned as the Company's President and CEO and Director, respectively.

(4)In August 1997, each of Messrs. Kowalczyk and Salmon were granted options to purchase 500,000 shares of the Registrant's common stock, exercisable at $0.10 per share at any time over five years.

N/A means the respective officer was not employed by the Company during that period.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

At December 31, 1996, the Company had an outstanding $25,000 note payable for money borrowed from Mr. Edwin B. Salmon bearing interest at 8%. This note, plus accrued interest, was converted into 25,762 shares of the Company's common stock in February 1997. During 1997, Mr. Salmon loaned the Company $40,243 without interest and the Company repaid Mr. Salmon $40,243.

At December 31, 1996, the Company had notes outstanding for money borrowed from American First Equipment Leasing totaling $62,741. During 1997, the Company borrowed $39,500 from American First Equipment Leasing, repaid $44,241 of such notes, plus accrued interest, and converted $58,000 of such notes, plus accrued interest, into shares of the Company's common stock at a conversion price of $1.00 per share. See Note 2(d) to Item 12 "Security Ownership of Certain Beneficial Owners and Management."

During 1997, the Company borrowed $65,000 from Brittany Leigh, Inc. and repaid $65,000, plus accrued interest. See Note 2(c) to Item 12 "Security Ownership of Certain Beneficial Owners and Management."

At December 31, 1996, the Company had outstanding notes payable for money borrowed from Mr. Richard A. Sweet, a Director and shareholder of the Company, totaling $40,000. During 1997, the Company converted these notes, plus accrued interest, into 41,565 shares of the Company's common stock.

As of December 31, 1996, the Company had outstanding notes payable to the former shareholders of TNI totaling $450,000 issued in connection with the acquisition of TNI, bearing interest at 10% per annum, and $250,000 outstanding to the former shareholders of ATI which were issued in connection with the acquisition of ATI, bearing interest at 6% per annum. Effective March 31, 1998, the Company issued 893,278 shares of its common stock and 450,000 stock purchase warrants (225,000 of which are exercisable at $1.50 per share by the terms of the respective debenture note and 225,000 of which are exercisable at $0.20 per share pursuant to a redemption offer) in satisfaction of the notes payable to the former shareholders of TNI. The notes payable to the former shareholders of ATI were removed from the consolidated balance sheet in 1997 in connection with the rescission of the ATI acquisition.

At December 31, 1996, the Company had outstanding notes for money borrowed from certain shareholders (other than from Mr. Salmon, Brittany Leigh, Inc., American First Equipment Leasing, Inc. and Mr. Sweet) totaling $235,000 bearing interest at 8% to 10% per annum. During 1997, certain shareholders of the Company (other than Mr. Salmon, Brittany Leigh, Inc., American First Equipment Leasing, Inc. and Mr. Sweet) loaned the Company an aggregate amount of $135,000 at 10% interest. Of these notes, $170,000, plus accrued interest, was converted during the year into shares of the Company's common stock at prices ranging from $0.90 to $1.00 per share and $200,000, plus accrued interest, was paid in cash.

During 1996, the Company issued $1,195,000 of 10% convertible debentures to Nidan Corporation. The terms of these debentures provided for their conversion into shares of the Company's common stock at the lesser of 50% the bid-ask price of the Company's common stock at the close of trading on the first day next following the conversion date, defined as the earlier of either the maturity date of the respective debenture or the date of an effective registration statement covering the shares issuable upon conversion of the debentures or at the per share conversion price as set forth in the debenture. During 1997, the Company converted $84,000 of these debentures, plus accrued interest, into 19,033 shares of the Company's common stock As of the date of this Prospectus, the Company has issued an additional 7,742,927 shares of its common stock and 2,000,000 common stock purchase warrants in satisfaction of the debenture indebtedness. See "Capitalization", "Principal Stockholders" and "Selling Security Holders."

During 1997, the Company issued an aggregate of 142,857 shares of its common stock to American First Equipment Leasing and Brittany Leigh, valued at $61,829, for services rendered to the Company. The services rendered to the Company included computer hardware and software support and market research as to the Company's and operating division performance.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of the date hereof by each shareholder known by the Company to be a beneficial owner of more than five percent of the Company's common stock, by each of the registrant's named directors and executive officers, and by all directors and executive officers of the registrant as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


      Name of                             Amount and Nature       Percent
  Beneficial Owner                    of Beneficial Interest(1)  of Class(1)
----------------------                -------------------------  ---------
Edwin B. Salmon, Jr.                          3,934,689 (2a)-(2e)     9.66
James T. Kowalczyk                            1,104,156 (3)           2.71
Richard A. Sweet                                266,410 (4)           0.65
Larry R. Snapp                                  167,250 (4)           0.41
Hugh M. Gibbons                               1,819,999 (5)           4.47
All Directors and Executive Officers
  as a Group(5 persons)                       7,292,504 (6)          17.91
Nidan Corporation                             4,500,000 (7)          11.05


(1) Based on information available to the Company, unless otherwise indicated such shares are owned of record by the named beneficial owner or the named beneficial owner and spouse, and represent sole voting and investment power. Such person's percentage ownership has been calculated assuming that all warrants and options held by such person that are exercisable within 6 months have been exercised, but that no other outstanding warrants and options have been exercised.

(2a) Includes options for 500,000 shares exercisable at an exercise price of $0.10 per share at any time through August 15, 2002. The address of Mr. Salmon is the address of the Company.

(2b) Includes 100,000 shares owned by Brittany Leigh, Inc. Mr. Edwin B. Salmon disclaims beneficial ownership of these shares. Mr. David Salmon, Mr. Edwin B. Salmon's adult son, is a Director and the President and Mr. Winfred Russell is a former President of this corporation. Mr. Edwin B. Salmon was reported to be one of two directors on the annual report for the corporation filed with the State of Florida; but, Mr. David Salmon and Mr. Edwin B. Salmon maintain that the annual report was filed in error and Mr. Edwin B. Salmon neither is nor in the past two years has been a director or officer of this corporation. Mr. Edwin B. Salmon is a creditor of this corporation and has received repayment of his loans to the corporation from proceeds realized by the corporation from the sale of the registrant's common stock. Mr. Russell, in his capacity as the former President of this corporation, also authorized Mr. Edwin B. Salmon, in Mr. Russell's absence, to approve purchases and sales of the registrant's common stock by the corporation when unsolicited offers are received from brokers. Mr. Edwin B. Salmon currently has no such authority. No purchases or sales of the registrant's common stock by this corporation have been initiated by the registrant. The address of Brittany Leigh, Inc. is 1520 San Charles Drive, Dunedin, Florida 34698.

(2c) Includes 22,300 shares owned by American First Equipment Leasing, Inc. Mr. Edwin B. Salmon disclaims beneficial ownership of these shares. Mr. David Salmon, Mr. Edwin B. Salmon's adult son is a Director and President and Mr. Winfred Russell is a former President of this corporation. Mr. Edwin B. Salmon was reported to be one of two directors on the annual report for the corporation filed with the State of Florida; but, Mr. David Salmon and Mr. Edwin B. Salmon maintain that the annual report was filed in error and Mr. Edwin B. Salmon neither is nor in the past two years has been a director or officer of the corporation. Mr. Salmon is a creditor of this corporation and has received repayment of his loans to the corporation from proceeds realized by the corporation from the sale of the registrant's common stock. Mr. Russell, in his capacity as the former President of this corporation, also authorized Mr. Edwin B. Salmon, in Mr. Russell's absence, to approve purchases and sales of the registrant's common stock by the corporation when unsolicited offers are received from brokers. Mr. Edwin B. Salmon currently has no such authority. No purchases or sales of the registrant's common stock by this corporation have been initiated by the registrant. The address of American First Equipment Leasing, Inc. is 1520 San Charles Drive, Dunedin, Florida 34698.

(2d) Includes 40,000 shares owned by the Paige Irrevocable Trust. Mr. Edwin
B. Salmon is the grantor of this irrevocable trust; but, his three adult children, including Mr. David Salmon, none of whom reside with him, are the co-trustees and one of Mr. Edwin B. Salmon's daughters is the sole beneficiary. Mr. Edwin B. Salmon disclaims any beneficial interest in this trust. The address of the trust is the address of the Company.

(2e) Includes 40,000 shares owned by the Jennifer Irrevocable Trust. Mr. Edwin B. Salmon is the grantor of this irrevocable trust; but, his three adult children, including Mr. David Salmon, none of whom reside with him, are the co-trustees and one of Mr. Edwin B. Salmon's daughters is the sole beneficiary. Mr. Edwin B. Salmon disclaims any beneficial interest in this trust. The address of the trust is 700 S.W. 66 nd Blvd., Gainesville, Fla. 32607. The address of Brittany Leigh, Inc. is 1520 San Charles Drive, Dunedin, Florida 34698.

(3) Includes options for 500,000 shares exercisable at an exercise price of $0.10 per share at any time through August 15, 2002. The address of Mr. Kowalczyk is the address of the Company.

(4) Includes options for 100,000 shares exercisable at an exercise price of $0.10 per share at any time through August 15, 2002. The address of Mr. Sweet and Mr. Snapp is the addresses of the Company.

(5) Includes warrants to purchase 500,000 shares at an exercise price of $0.47 at any time through December 22, 1999. The address of Mr. Gibbons is the address of the Company.

(6) Includes the shares and options referred to in (2a)-(2e) above, plus the options and warrants referred to in (3), (4) and (5). Mr. Edwin B. Salmon disclaims beneficial ownership of the shares referred to in (2b)-(2e) above. The address of each director and executive officer of the Company is the address of the Company.

(7) Includes 2,000,000 common stock purchase warrants, 1,000,000 of which are exercisable at $0.20 per share and 1,000,000 are exercisable at $0.25 per share

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company consists of fifteen million shares of Preferred Stock and fifty million shares of Common Stock, $.001 par value per share. The Board of Directors designated five million shares of the preferred stock as Class A Convertible Preferred Stock and the balance of ten million shares as Class B Convertible Preferred Stock.

A total of 37,319,022 shares of Common Stock are issued and outstanding as of the date hereof. Assuming the shares of common stock issuable and registered hereby for resale by the Selling Security Holders upon exercise of Warrants and Options, conversion of Debentures and conversion of Class A Preferred Stock, 48,871,035 shares will be issued and outstanding.

The holders of the Common Stock (i) have equal and ratable rights with all holders of issued and outstanding Common Stock to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution, after distribution of the liquidation preference on any outstanding Preferred Stock, upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights; (iv) have no redemption or sinking fund provisions applicable thereto; and (v) have one vote on election of each director and other matters submitted to a vote of stockholders. All shares of Common Stock outstanding are, and with respect to the Common Stock issuable upon exercise of the Warrants and Options when issued and delivered against payment therefore will be, duly authorized, legally issued, fully paid and non-assessable.

TRANSFER AGENT

United Stock Transfer, Inc., 13275 East Fremont Place, Suite 302, Englewood, Colorado 80112 serves as the Company's transfer agent.




[Remainer of page left blank]

SELLING SECURITY HOLDERS

The Company is registering 25,536,509 shares of its common stock for resale by the Selling Security Holders identified in the following tables. The tables also indicate whether the Selling Security Holder has or has had any position, office or other material relationship with the Company during the last three fiscal years. None of the Selling Security Holders will own more than one percent of the Company's total issued and outstanding Common Stock after the offering, assuming all of the Shares offered for resale are sold.

The following table sets forth the names of Selling Security Holders offering for resale an aggregate of 13,984,496 Shares of currently issued and outstanding common stock, the number of Shares offered by each named Security Holder and the number of Shares which are owned before and after the offering by each named Security Holder.

                                      Number of       Number of   Number of
                                      shares owned    shares      shares owned
                                      prior to        being       after the
                                      the offering    offered     offering
                                      ------------    ---------   ------------
Edwin Salmon (1)                       3,232,389      2,982,389        250,000
James Kowalczyk (2)                      604,156        354,156        250,000
Hugh Gibbons (3)                       1,319,999      1,069,999        250,000
Richard Sweet(4)                         166,410        166,410          --
Larry Snapp(4)                            67,250         67,250          --
Managerial Advisory Services, Inc.(5)    122,200        122,200          --
Donald  Calder                             4,537          3,000          1,537
Ronald Soderling                          83,443         50,000         33,443
Steve Donatelli                            1,000          1,000          --
Steve Katzman                             20,000         20,000          --
Spense Brock                              34,000         34,000          --
Jack and Addrienne Moye                   17,001          2,000         15,001
ICS Communications, Inc.                 165,000        165,000          --
Quantum Trust                             25,000         25,000          --
The Bracken Group                         20,000         20,000          --
Edward and Martha Cary                   434,666        208,333        226,333
David Delbaugh                           150,000        150,000          --
Mark and Virginia Blanchard              500,830        500,830          --
Ken Gilde, Jr.                         1,050,531        843,869        206,662
Kenneth Earl Gilde                       785,456        772,956         12,500
David E Gilde                            755,520        755,520          --
Phillip S. Gilde                         365,074        352,574         12,500
Harold Meyering                          986,056        986,056          --
Dale Meyering                             67,287         67,287          --
Charles Helsel                           523,056        523,056          --
Edwin Helsel                             476,562        476,562          --
Sharon Ruetz                              50,754         50,754          --
Robert Bloomfiel(                         13,457         13,457          --
Calvin Hutchinson                         38,450         38,450          --
George Meekhof                            19,224         19,224          --
David Fleszar                             34,605         34,605          --
George Miller                              3,845          3,845          --
Kenneth Meyering                          16,822         16,822          --
Kathryn Loeks                             16,822         16,822          --
Shery DuVall                               3,845          3,845          --
Steve Anderson                            76,900         76,900          --
Betty Cotter                              13,457         13,457          --
Leon Hamming                              26,915         26,915          --
Rodger Hamming                            19,225         19,225          --
Alexander Lamkin                          30,760         30,760          --


                                      Number of       Number of   Number of
                                      shares owned    shares      shares owned
                                      prior to        being       after the
                                      the offering    offered     offering
                                      ------------    ---------   ------------
Roland Lamkin Pension Fund                34,605         34,605          --
Craig Swartz                               3,845          3,845          --
Daniel and Judith Druskovich               7,690          7,690          --
Mary Lou Henry                             3,845          3,845          --
Brian Getty                                7,690          7,690          --
Norm Brown                                 3,845          3,845          --
Terry Crouse                              19,224         19,224          --
Dennis Crouse                             19,224         19,224          --
Nidan Corporation                      2,500,000      2,500,000          --
Stephen Williams (6)                     300,000        300,000          --

(1) Mr. Salmon is the Chairman of the Board of Directors and has held numerous executive officer positions with the Company over the past five years.

(2)  Mr. Kowalczyk is the Company's President, Chief Executive
Officer and a Director since July 1997.

(3) Mr. Gibbons is the Company's Executive Vice President since July 1997.

(4)  Mr. Sweet and Mr. Snapp are Directors of the Company since
April 1997 and May 1997, respectively.

(5) The principal of Managerial Advisory Services, Inc. is a former employee of the Company and served as the Assistant
Secretary of the Company until June 1997.

(6)  Mr. Williams is a former President and Chief Executive
Office of the Company.

The following table sets forth the names of Selling Security Holders offering for resale an aggregate of 5,714,999 Shares issuable upon exercise of outstanding Warrants and Options, the number of Shares offered by each named Security Holder upon exercise of Warrants and Options and the number of Shares which are owned before and after the offering by each named Security Holder.



[Remainder of page left blank]

                               Number of       Number of    Number
                               shares owned    shares       of shares
                               prior to the    being        owned after
                               offering(4)     offered      the offering
                               ----------      ---------    -------------
Edwin B. Salmon (1)               500,000        500,000           --
James Kowalczyk (2)               500,000        500,000           --
Larry R. Snapp (3)                100,000        100,000           --
Richard A. Sweet (3)              100,000        100,000           --
Ronald Tevan                      100,000        100,000           --
Donald T. McAllister               37,500         37,500           --
Telcom United North               112,500        112,500           --
David Fink                         12,500         12,500           --
Leornarn D'innocenco               12,500         12,500           --
Dean Colantino                     12,500         12,500           --
Donald Dugan                       12,500         12,500           --
Comgi Retirement Trust              6,250          6,250           --
John and Sharon Lang                6,250          6,250           --
Dale Higgins                        6,250          6,250           --
Thomas Jannarone                    6,250          6,250           --
Mark and Virginia Blanchard       250,000        250,000           --
Mark and Virginia Blanchard       250,000        250,000           --
Henry Rodiguiez                 1,000,000      1,000,000           --
Ronald Soderling                   65,000         65,000           --
Edward and Martha Cary            416,666        416,666           --
Suzanne Kuhns                     208,333        208,333           --
Nidan Corporation               1,000,000      1,000,000           --
Nidan Corporation               1,000,000      1,000,000           --

(1) Mr. Salmon is the Chairman of the Board of Directors and has held numerous executive officer positions with the Company over the past five years.

(2)  Mr. Kowalczyk is the Company's President, Chief Executive
Officer and a Director since July 1997.

(3)  Mr. Sweet and Mr. Snapp are Directors of the Company since
April 1997 and May 1997, respectively.

(4) Assumes exercise of Warrants and Options.

The following table sets forth, at each exercise price level, the number of Shares issuable and registered hereby for resale by the Selling Security Holders named in the above table upon exercise of outstanding Warrants and Options and the expiration dates of the Warrants and Options.

 Number of      Exercise      Date of
 shares         price         expiration
----------      --------      ----------
    65,000      $0.10          8/13/99
   250,000      $0.10         10/30/99
   250,000      $0.10         11/13/99
   624,999      $0.10           3/2/00
   300,000      $0.10          8/14/02
 1,000,000      $0.10          8/15/02
 1,000,000      $0.17         11/13/99
 1,000,000      $0.20           7/6/00
   225,000      $0.20          3/31/03
 1,000,000      $0.25           7/6/00

The following table sets forth the names of Selling Security Holders offering for resale an aggregate of 1,750,000 Shares issuable upon exercise of Warrants to be issued upon conversion of outstanding Debentures, the number of Shares offered by each named Security Holder upon exercise of Warrants and the number of Shares which are owned before and after the offering by each named Security Holder.

                                    Number of                    Number of
                                    shares owned    Number of    shares owned
                                    prior to        shares       after the
Name                                offering(1)     offered      the offering
----                                ------------    ---------    ------------
Jon Botula                          1,000,000       1,000,000         --
Rose Stromeyer Basso                  750,000         750,000         --

(1) Assumes conversion of Debentures and exercise of Warrants and Options.

The following table sets forth, at each exercise price level, the number of Shares issuable and registered hereby for resale by the Selling Security Holders named in the above table upon exercise of Warrants to be issued upon conversion of Debentures. The warrants, when issued, will have an expiration date of two years.

Number of           Exercise
Shares              Price
---------           -------
1,000,000            $0.050
  250,000            $0.125
  250,000            $0.150
  250,000            $0.200

The following table sets forth the names of Selling Security Holders offering for resale an aggregate of 3,837,014 Shares issuable upon conversion of Debentures, the number of Shares offered by each named Selling Security Holder upon conversion of Debentures, the number of Shares which are owned before and after the offering by each named Security Holder and the principal amount of the Debentures.

                             Number of                Number of
                             shares owned  Number of  shares owned  Principal
                             prior to      shares     after the     amount of
Name                         offering(1)   offered    the offering  Debentures
----                         ---------    ---------   ------------  ----------
Energy Electric, Inc.	         676,439      676,439       --        $   30,000
Rodriguez Family Partners    1,054,575    1,054,575       --        $  100,000
Jon Botula                   1,120,000    1,120,000       --        $   50,000
US Loans, Inc.                 236,000      236,000       --        $   10,000
Rose Stromeyer Bosso           750,000      750,000       --        $   50,000

(1) Assumes conversion of Debentures.

The following table sets forth the names of Selling Security Holders offering for resale an aggregate of 250,000 Shares upon conversion of outstanding Class A Preferred Stock, the number of Shares offered by each named Security Holder upon conversion of the Class A Preferred Stock and the number of shares which are owned before and after the offering by each named Security Holder.

                                    Number of                Number of
                                    shares owned  Number of  shares owned
                                    prior to      shares     after the
Name                                offering      offered    the offering
----                                ---------    ---------   ------------
Ernest McKay and Paul D.H. LaBarre   250,000       250,000       --

The Shares included in this Prospectus for resale by Selling Security Holders were acquired by or are issuable to the Selling Security Holders as a result of private transactions between the Company and the Selling Security Holder. The Company also has 23,334,525 shares of issued and outstanding common stock which is eligible for resale under Rule 144.

The Company believes that the Selling Security Holders have an interest in selling up to all of the Shares covered by this Prospectus. The decision whether on not to sell any Shares is within the discretion of each Selling Security Holder. There is no assurance as to whether or when any Selling Security Holder will sell any Shares. The Company believes that the decision by any Selling Security Holder to sell any Shares will be based upon the price of the Shares on the OTC Bulletin Board.

The Shares covered by this Prospectus must be sold by the Selling Security Holders through a registered securities broker-dealer into the public securities market, if sold pursuant to this Prospectus. The Company will not receive any proceeds from the sales of those Shares. The Company is paying the cost of the registration. Each of the Selling Security Holders is expected to make his or her own decision as to whether or not, when and at what price to sell his or her Shares. Each Selling Security Holder will need to make arrangements with a securities broker-dealer of his or her own choice for the sale of his or her Shares. The Company and, to the Company's knowledge, thr Company nor the Selling Security Holders have made any arrangement with a security broker/dealer for the sale of the Shares in the public securities market. Some of the Selling Security Holders, however, have deposited their Shares into their personal accounts at the securities brokerage firms with which they normally do business.

Pursuant to the provisions under the Securities Exchange Act of 1934, as amended, ("Exchange Act") and the rules and regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Shares during the applicable "cooling off" period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders.
Any Selling Stockholder or any affiliate of a Selling Stockholder or any Selling Stockholders who are acting in concert may violate Regulation M promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Exchange of Act of 1934, as amended, in the event any such person, directly or indirectly, places a bid to purchase, purchases, or attempts to induce another person to bid for or purchase shares of the Common Stock in the public market before the time such Selling Stockholder or all the Selling Stockholders who are acting in concert, as the case may be, have sold all of their shares of Common Stock which are covered by this Prospectus. Accordingly, no Selling Stockholder and no affiliate of a Selling Stockholder and no Selling Stockholders who are acting in concert should place bids for the purchase of, purchase or attempts to induce another person to bid for or purchase shares of the Common Stock in the public market for the Common Stock, in the event a public market develops, until such person has sold all of his shares covered by this Prospectus. Any person who, directly or indirectly, bids for or effects any purchase of the Common stock for the purpose of pegging, fixing or maintaining the price of the Common Stock (known as "stabilizing"), which bid or purchase does not comply with Regulation M, will be in violation of the regulation. Furthermore, no stabilizing is permitted at a price that the person stabilizing knows or has reason to know does not comply with Regulation M or which is the result of activity that is fraudulent, manipulative, or deceptive under the federal securities laws and regulations.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED SHAREHOLDER
MATTERS.

The Company's common stock is quoted under the stock symbol "SCMI" on the OTC Bulletin Board and the over-the-counter market. The following table sets forth the approximate high and low bid quotations for the Company's Common Stock for each quarter during the last two years. These bid quotations are inter-dealer prices without retail markup, mark-down or commission, and may not represent actual transactions.

Quarter ended         High bid       Low bid
-------------         --------       -------
December 31, 1996     $  5.875       $ 4.25

March 31, 1997        $  1.50        $ 1.4375

June 30, 1997         $  0.3125      $ 0.28125

September 30, 1997    $  0.40625     $ 0.1875

December 31, 1997     $  0.34375     $ 0.1875

March 31, 1998        $  0.5625      $ 0.13

June 30, 1998         $  0.33        $ 0.09

September 30, 1998    $  0.14        $ 0.02

The high and low bid quotations for the Company's common stock on September 30, 1998 were $.046 and $.044 per share, respectively. As of the date hereof, there is no market for the Company's outstanding warrants, options or debentures and a market is not expected to develop.

The Company has not paid any dividends on its common stock from the date of its incorporation. There are no restrictions on the declaration or payment of dividends or any provisions which restrict dividends. The payment by the Company of dividends in the future rests within the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements, its financial condition and other relevant factors.

As of September 30, 1998, Company had approximately 565 registered owners of its common stock.

LEGAL MATTERS AND INTEREST OF COUNSEL

The Company will rely on an opinion given by Jackson L. Morris, Esq., Tampa, Florida, as to the legality of the Shares. Mr. Morris is the holder of 200,000 Shares of the Company's Common Stock and warrants to purchase 12,500 shares at $2.00 per share.

EXPERTS

The audited financial statements of the Company as of December 31, 1997 and for the year then ended have been audited by Moore Stephens Lovelace, P.A., independent certified public accountants, as stated in their opinion and have been included in reliance upon authority of that firm as experts in accounting and auditing.

The audited financial statements of the Company as of December 31, 1996 and for each of the two years in the period then ended included in this Prospectus have been audited by Ernst & Young, LLP, independent certified public accountants, as stated in their opinion, and have been included in reliance upon the authority of that firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE.

Effective February 20, 1998, Ernst & Young LLP resigned as independent auditor of the Registrant. The reports of Ernst & Young LLP on the Registrant's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The reports of Ernst & Young LLP included an explanatory paragraph expressing substantial doubt about the Registrant's ability to continue as a going concern.

In connection with the audits of the Registrant's consolidated financial statements for each of the two years ended December 31, 1996, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

Ernst & Young LLP has furnished a letter addressed to the Commission stating that it agrees with the statements contained herein. A copy of that letter, dated February 25, 1998, is filed as an exhibit to the Company's Form 8-K dated February 25, 1998.

Effective March 4, 1998, the Registrant engaged Moore Stephens Lovelace, P.L. to audit its 1997 consolidated financial statements. The decision to cease the registrant-auditor relationship between Registrant and Ernst & Young LLP and the engagement of Moore Stephens Lovelace, P.A. was not recommended or approved by the Registrant's Board of Directors.

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


Independent Auditors' Report on the Consolidated Financial
    Statements for the year ended December 31, 1997               49

Independent Auditors' Report on the Consolidated Financial
    Statements for the year ended December 31, 1996 and 1995      50

Consolidated Balance Sheets as of December 31, 1997 and 1996
    and as of June 30, 1998 (unaudited)                           51

Consolidated Statements of Operations for each of the three
    years in the period ended December 31, 1997 and for the
    six months ended June 30, 1998 and 1997 (unaudited)           53

Consolidated Statements of Changes in Stockholders' Deficit for
    each of the three years in the period ended December 31, 1997
    and for the six months ended June 30, 1998 (unaudited)        55

Consolidated Statements of Cash Flows for each of the three
    years in the period ended December 31, 1997 and for the
    six months ended June 30, 1998 and 1997 (unaudited)           57

Notes to Consolidated Financial Statements                        58

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Systems Communications, Inc.
Clearwater, Florida

We have audited the consolidated balance sheet of Systems Communications, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statement of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Systems Communications, Inc. and Subsidiaries at December 31, 1997, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Systems Communications, Inc. and Subsidiaries will continue as a going concern. As more fully described in Note 3, the Company has incurred operating losses during each of the years in the three-year period ended December 31, 1997, and has a working capital deficiency and stockholders' equity deficiency at December 31, 1997. In addition, the Company has not complied with certain repayment terms of loan agreements and currently has no source of operating revenues. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ Moore Stephens Lovelace, P.A.


Orlando, Florida
May 8, 1998

REPORT OF INDEPENDENT AUDITORS


Board of Directors
Systems Communications, Inc.


We have audited the accompanying consolidated balance sheet of Systems Communications, Inc. and Subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Systems Communications, Inc. and Subsidiaries at December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Systems Communications, Inc. and Subsidiaries will continue as a going concern. As more fully described in Note 3, the Company has incurred operating losses during each of the years in the two-year period ended December 31, 1996, and has a working capital deficiency and stockholders' equity deficiency at December 31, 1996. In addition, the Company has not complied with certain repayment terms of loan agreements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


 /s/ Ernst & Young LLP


Tampa, Florida
December 24, 1997


                       SYSTEMS COMMUNICATIONS, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS

                                                       DECEMBER 31,
                                               -----------------------    JUNE 30,
                                                  1997         1996         1998
                                               ---------     ---------    --------
ASSETS                                                                   (UNAUDITED)
Current assets:
 Cash and cash equivalents                    $   65,556   $    61,039   $  12,940
 Accounts receivable, less allowance for
  doubtful accounts of $28,074 in 1996              --         802,079        --
 Notes and accounts receivable from officers
  and employees                                   60,908       102,000       4,569
 Other current assets                            130,419       438,763     145,086
                                               ---------     ---------    --------
Total current assets                             256,883     1,403,881     162,595
                                               ---------     ---------    --------
Furniture and equipment                          130,162     1,812,867     132,982
 Less accumulated depreciation                   (56,774)     (587,598)    (67,428)
                                               ---------     ---------    --------
Net furniture and equipment                       73,388     1,225,269      65,554
Note receivable from the sale of assets, less
 allowance of $500,000 in 1997                      --           --           --
Deferred compensation                             52,941       662,199        --
Intangible assets, net of accumulated
 amortization of $566,666 in 1996                   --       1,083,334        --
Excess of cost over fair value of net assets
 acquired, net of accumulated amortization of
 $75,034 in 1996                                    --       1,298,950        --
Other non-current assets                           4,982       173,667       4,982
                                               ---------     ---------    --------
Total assets                                  $  388,194   $ 5,847,300   $ 233,131
                                               =========     =========    ========

See Notes to Consolidated Financial Statements


                       SYSTEMS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS (Continued)

                                                       DECEMBER 31,
                                                  -----------------------     JUNE 30,
                                                      1997        1996         1998
                                                  ----------   ----------   ----------
                                                                           (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Borrowings under lines of credit                 $     --     $  182,651   $     --
 Current portion of notes and debentures payable   3,361,700    3,180,758    2,785,928
 Current portion of obligations under
  capital lease                                         --        242,477         --
 Accounts payable                                    535,516    1,452,192      507,808
 Accrued compensation and employee benefits        1,176,578    1,528,153      758,910
 Accrued interest                                    497,514      286,312      470,786
 Liabilities and accruals for claims,
  assessments and other losses                     1,129,823        --       1,084,012
 Other current liabilities                            27,062      595,363         --
 Deferred revenue                                       --        440,232         --
                                                  ----------   ----------   ----------
Total current liabilities                          6,728,193    7,908,138    5,607,444
                                                  ----------   ----------   ----------
Obligations under capital lease, less
 current portion                                        --        458,654         --
Deferred liabilities under employment agreements     310,794      676,261         --
Other liabilities                                       --         72,573         --
                                                  ----------   ----------   ----------
Total liabilities                                  7,038,987    9,115,626    5,607,444
                                                  ----------   ----------   ----------
Common stock subject to rescission                   674,124      709,124      674,124
                                                  ----------   ----------   ----------
Common stock to be issued                               --      2,000,000         --
                                                  ----------   ----------   ----------
Commitments and Contingencies

Stockholders' deficit:
 Class A convertible preferred stock, stated
  value and liquidation preference - $1.00 per
  share; authorized 5,000,000 shares, issued
  and outstanding 192,000 shares in 1996                --            630         --
 Class B convertible preferred stock, stated
  value and liquidation preference - $1.00 per
  share; authorized 10,000,000 shares, issued
  and outstanding 2,953,125 shares in 1997,
  4,550,000 shares in 1996 and 100,000
  shares in 1998                                   1,617,260    2,491,745       54,764
 Common stock - $.001 par value; authorized
  50,000,000 shares, issued and outstanding
  12,083,646 shares in 1997, 10,626,874 shares
  in 1996 and 23,881,873 shares in 1998               12,084       10,627       23,882
 Additional paid in capital                       16,866,883   16,823,526   19,592,281
 Accumulated deficit                             (25,821,144) (25,303,978) (25,719,364)
                                                  ----------   ----------   ----------
Total stockholders' deficit                       (7,324,917)  (5,977,450)  (6,048,437)
                                                  ----------   ----------   ----------
Total liabilities and stockholders' deficit      $   388,194  $ 5,847,300  $   233,131
                                                  ==========   ==========   ==========

See Notes to Consolidated Financial Statements

                                               SYSTEMS COMMUNICATIONS, INC. AND SUBSIDIARIES
                                                    CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                    Six Months Ended
                                                 Year Ended December 31,                June 30,
                                       ---------------------------------------    -------------------
                                           1997         1996            1995       1998        1997
                                       ----------    ----------    -----------    -------   ---------
                                                                                      (UNAUDITED)
Net revenues                          $ 1,498,533   $ 2,832,123    $    91,106  $    --   $ 1,467,344
                                       ----------    ----------    -----------    -------   ---------
Costs and expenses:
 Cost of revenues                         109,563       827,063           --         --        90,849
 Selling and administrative expenses    3,027,384     6,322,627      1,887,275    752,861   2,658,089
 Impairment and other losses            1,898,953    14,233,953           --         --       625,728
 Depreciation and amortization            497,377     1,459,436        148,192     10,356     442,396
                                       ----------    ----------      ---------    -------   ---------
  Total operating costs and expenses    5,533,277    22,843,079      2,035,467    763,217   3,817,062
                                       ----------    ----------      ---------    -------   ---------
                                       (4,034,744)  (20,010,956)    (1,944,361)  (763,217) (2,349,718)
Gain from sale of license agreement     2,695,214         --             --          --     2,695,214
Gain from rescission of business
 acquisition                              259,352         --             --          --       281,421
Interest income                             4,070         8,183          3,777        892       3,044
Interest expense                         (587,884)     (381,975)       (63,644)  (136,855)   (248,529)
Other income (expense), net              (125,318)     (103,891)          --      408,725    (114,951)
                                       ----------    ----------      ---------    -------   ---------
Income (loss) from continuing
 operations before income taxes        (1,789,310)  (20,488,639)    (2,004,228)  (490,455)    266,481
Income tax benefit                       (483,000)   (2,554,150)     (  15,124)      --          --
                                       ----------    ----------      ---------    -------   ---------
Income (loss) from continuing
 operations                            (1,306,310)  (17,934,489)    (1,989,104)  (490,455)    266,481

Discontinued operations:
 Income (loss) from operations of
  discontinued telecommunications
  businesses, less income tax expense
  (benefit) of $240,000, ($649,044)
  ($241,577), $-0-, and ($29,000),
  respectively                            391,752   ( 1,322,179)    (3,818,921)   305,647     (47,381)
 Gain from disposition of
  telecommunication businesses, less
  income tax expense of $243,000, $-0-,
  $-0-, $-0- and $29,000, respectively    397,392          --             --         --       610,392
                                       ----------    ----------      ---------    -------   ---------
Income (loss) before extraordinary
 item                                    (517,166)  (19,256,668)    (5,808,025)  (184,808)    829,492
Extraordinary item - Gain from
 extinguisment of debt                       --            --             --      286,588        --
                                       ----------    ----------      ---------    -------   ---------
Net income (loss)                     $  (517,166) $(19,256,668)   $(5,808,025) $ 101,780 $   829,492
                                       ==========    ==========      =========    =======   =========

See Notes to Consolidated Financial Statements

                               SYSTEMS COMMUNICATIONS, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)


                                                                                 Six Months Ended
                                                 Year Ended December 31,              June 30,
                                       ----------------------------------   -----------------------
                                           1997       1996         1995        1998         1997
                                       ----------   ---------   ---------   ----------   ----------
                                                                                  (UNAUDITED)
Basic earnings per share:
 Income (loss) from continuing
  operations                          $     (0.12) $    (2.15) $    (0.58) $     (0.04) $      0.02
 Income (loss) from operations of
  discontinued telecommunications
  businesses                                 0.03       (0.16)      (1.23)        0.02          --
 Gain from disposition of
  telecommunications businesses              0.04         --          --           --          0.06
 Extraordinary item - Gain from
  extinguishment of debt                      --          --          --          0.02          --
                                       ----------   ---------   ---------   ----------   ----------
 Net loss                             $      (.05) $    (2.31) $    (1.81) $       --   $      0.08
                                       ==========   =========   =========   ==========   ----------
Weighted average number of
 common shares outstanding             10,802,103   8,349,459   3,201,991   13,810,977   10,936,609
                                       ==========   =========   =========   ==========   ==========

Diluted earnings per share:
 Income (loss) from continuing
  operations                          $     (0.12) $    (2.15) $    (0.58) $     (0.04) $      0.02
 Income (loss) from operations of
  discontinued telecommunications
  businesses                                 0.03       (0.16)      (1.23)        0.02          --
 Gain from disposition of
  telecommunications businesses              0.04         --          --           --          0.05
 Extraordinary item - Gain from
  extinguishment of debt                      --          --          --          0.02          --
                                       ----------   ---------   ---------   ----------   ----------
 Net loss                             $      (.05) $    (2.31) $    (1.81) $       --   $      0.07
                                       ==========   =========   =========   ==========   ==========
Weighted average number of
 common shares outstanding,
 assuming dilution                     10,802,103   8,349,459   3,201,991   13,810,977   12,243,826
                                       ==========   =========   =========   ==========   ==========

See Notes to Consolidated Financial Statements


                SYSTEMS COMMUNICATIONS, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                             CLASS A               CLASS B
                                            PREFERRED             PREFERRED           COMMON STOCK
                                        ------------------  --------------------  ------------------
                                         SHARES     AMOUNT    SHARES     AMOUNT      SHARES   AMOUNT
                                        ---------  -------  ---------  ---------  ----------  ------
Balance at December 31, 1994            1,700,000 $   --        --    $   --       2,797,485 $ 2,798
Issuance of common stock and warrants
 for cash                                    --       --        --        --       1,477,874   1,478
Issuance of stock as compensation       1,525,000   20,625      --        --       1,053,090   1,053
Issuance of stock and warrants in
 consideration for extension of
 related party indebtedness                  --        --     140,000    236,600       --         --
Issuance of stock and warrants in
 connection with business acquisitions  1,575,000  157,500  4,550,000  2,491,745   2,339,765   2,339
Reclassification of common stock
 subject to rescission                       --        --       --         --       (242,416)   (242)
Net loss                                     --        --       --         --          --         --
                                        ---------  -------  ---------  ---------  ----------  ------
Balance at December 31, 1995            4,800,000  178,125  4,690,000  2,728,345   7,425,798   7,426
Issuance of common stock and warrants
 for cash                                    --        --       --         --        413,688     414
Conversion of preferred stock          (4,408,000)(177,495)  (140,000)  (236,600)  2,254,910   2,255
Issuance of common stock as
 compensation                                --        --       --         --         41,754      42
Issuance of common stock in connection
 with business acquisitions                  --        --       --         --        283,172     283
Issuance of stock for debt                   --        --       --         --        207,552     207
Rescission of business acquisitions      (200,000)     --       --         --           --       --
Net loss                                     --        --       --         --           --       --
                                        ---------  -------  ---------  ---------  ----------  ------
Balance at December 31, 1996              192,000      630  4,550,000  2,491,745  10,626,874  10,627
Issuance of common stock and warrants
 for cash                                    --        --       --         --        205,556     206
Conversion of preferred stock            (192,000)    (630)(1,596,875)  (874,485)    676,682     677
Issuance of common stock as
 compensation                                --        --       --         --      1,000,857   1,001
Issuance of stock for debt                   --        --       --         --        577,421     577
Rescission of business acquisitions          --        --       --         --       (994,247)   (994)
Repayment of loan to officer                 --        --       --         --         (9,497)    (10)
Net loss                                     --        --       --         --           --       --
                                        ---------  -------  ---------  ---------  ----------   -----
Balance at December 31, 1997                 --        --   2,953,125  1,617,260  12,083,646  12,084
Issuance of common stock for cash            --        --        --        --        358,333     358
Conversion of preferred stock                --        --  (2,853,125)(1,562,496)    701,783     702
Issuance of common stock as
 compensation                                --        --        --        --      4,655,821   4,656
Issuance of stock and warrants for
 debt and in settlement of other
 obligations                                 --        --        --        --      6,579,108   6,579
Cancellation of common stock in
 settlement agreements and disposition
 of assets                                   --        --        --       --        (496,818)   (497)
Net income                                   --        --        --        --           --      --
                                        ---------  -------  ---------  ---------  ----------  ------
Balance at June 30, 1998 (Unaudited)         --   $    --     100,000 $   54,764  23,881,873 $23,882
                                        =========  =======  =========  =========  ==========  ======

See Notes to Consolidated Financial Statements


                   SYSTEMS COMMUNICATIONS, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (Continued)

                                                              Additional
                                                               Paid-In     Accumulated
                                                               Capital       Deficit       Total
                                                             ----------    ----------    ----------
Balance at December 31, 1994                                $   286,852  $   (239,285) $     50,365
Issuance of common stock and warrants
 for cash                                                     4,109,409           --      4,110,887
Issuance of stock as compensation                               430,095           --        451,773
Issuance of stock and warrants in
 consideration for extension of
 related party indebtedness                                     105,000           --        341,600
Issuance of stock and warrants in
 connection with business acquisitions                        7,731,935           --     10,383,519
Reclassification of common stock
 subject to rescission                                         (789,382)          --       (789,624)
Net loss                                                           --      (5,808,025)   (5,808,025)
                                                             ----------    ----------    ----------
Balance at December 31, 1995                                 11,873,909    (6,047,310)    8,740,495
Issuance of common stock and warrants
 for cash                                                     2,186,859          --       2,187,273
Conversion of preferred stock                                   411,840          --            --
Issuance of common stock as
 compensation                                                   260,151          --         260,193
Issuance of common stock in connection
 with business acquisitions                                   1,891,824          --       1,892,107
Issuance of stock for debt                                      198,943          --         199,150
Rescission of business acquisitions                                --            --             --
Net loss                                                           --     (19,256,668)  (19,256,668)
                                                             ----------    ----------    ----------
Balance at December 31, 1996                                 16,823,526   (25,303,978)  ( 5,977,450)
Issuance of common stock and warrants
 for cash                                                       231,294          --         231,500
Conversion of preferred stock                                   874,438          --           --
Issuance of common stock as
 compensation                                                   383,234          --         384,235
Issuance of stock for debt                                      715,741          --         716,318
Rescission of business acquisitions                          (2,105,005)         --      (2,105,999)
Repayment of loan to officer                                    (56,345)         --         (56,355)
Net loss                                                           --        (517,166)     (517,166)
                                                             ----------    ----------    ----------
Balance at December 31, 1997                                 16,866,883   (25,821,144)   (7,324,917)
Issuance of common stock for cash                                39,642          --          40,000
Conversion of preferred stock                                 1,561,794          --            --
Issuance of common stock as
 compensation                                                   488,999          --         493,655
Issuance of stock and warrants for
 debt and in settlement of other
 obligations                                                    634,466          --         641,045
Cancellation of common stock in
 settlement agreements and disposition
 of assets                                                          497          --            --
Net income                                                         --         101,780       101,780
                                                             ----------    ----------     ---------
Balance at June 30, 1998 (Unaudited)                       $ 19,592,281 $ (25,719,364)  $(6,048,437)
                                                             ==========    ==========     =========

See Notes to Consolidated Financial Statements


                           SYSTEMS COMMUNICATIONS, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       Six Months Ended
                                                       Year Ended December 31,              June 30,
                                              -------------------------------------  --------------------
                                                 1997          1996          1995       1998       1997
                                              ----------    ----------    ---------    -------  ---------
                                                                                          (UNAUDITED)
Cash flows from operating activities:
Net income (loss)                           $   (517,166) $(19,256,668) $(5,808,025) $ 101,780 $  829,492
 Adjustments to reconcile net income (loss)
  to net cash used in operations:
  Depreciation and amortization                  544,839     1,750,727      459,327     10,356    442,396
  Amortization of deferred compensation, net    (125,503)      (16,552)      61,819    (93,878)    60,645
  Gain from settlement of employment
   agreement                                        --            --           --     (380,029)      --
  Provision for bad debts                         39,816       522,687      181,753       --       39,816
  Provision for inventory obsolescence              --            --        145,776       --         --
  Stock and warrants issued for compensation
   and as consideration for extension of debt    384,235       260,193      793,373     22,788    262,173
  Deferred income taxes                             --      (3,203,194)    (256,699)       --      29,000
  Impairment losses                            1,898,953    14,428,854    2,758,779        --     625,728
  Gain from sale of license agreement         (2,695,214)        --           --           --  (2,695,214)
  Gain from rescission of business acquistion   (259,352)         --           --                 (281,421)
  Gain from disposition of telecommunications
   businesses                                   (640,392)        --           --           --    (640,392)
  Gain from extinguishment of debt                  --           --           --      (286,588)      --
  Recovery of note receivable from sale of
   assets                                           --           --           --      (305,345)      --
  Other                                             --           --           --           298      1,000
  Increase (decrease) in cash from change
   in operating assets and liabilities:
    Accounts receivable                          148,912       214,330      317,161     56,426    160,497
    Equipment inventories                           --          73,211      (80,091)      --         --
    Deferred expenses                               --         498,697      (92,130)      --         --
    Other assets                                  52,252        67,037      (42,702)   (25,219)     9,179
    Accounts payable                            (484,304)      (39,308)    (430,448)   (25,554)  (463,837)
    Accrued expenses and other liabilities       401,162     1,060,019      224,948    687,169    255,356
    Deferred revenue                            (109,957)     (553,982)       5,937       --     (109,957)
                                              ----------    ----------    ---------    -------  ---------
Net cash used in operating activities         (1,361,719)   (4,193,949)  (1,761,222)  (237,796)(1,475,539)
                                              ----------    ----------    ---------    -------  ---------
Cash flows from investing activities:
 Acquisition of businesses                          --         (46,854)  (1,428,312)      --         --
 Disposition of businesses                       370,844          --          --          --      370,844
 Expenditures for furniture and equipment         (7,693)     (552,718)    (131,744)    (2,820)   (23'751)
 Notes receivable from officers and employees       --         (50,000)     (52,000)      --         --
 Other                                              --            --        (64,852)      --         ( 27)
                                              ----------    ----------  -----------    -------  ---------
Net cash provided by (used in) investing
 activities                                      363,151      (649,572)  (1,676,908)    (2,820)   347,066
                                              ----------   -----------    ---------    -------  ---------
Cash flows from financing activities:
 Proceeds from issuance of common stock          231,500     2,187,273    4,110,887     40,000    229,500
 Proceeds from notes and debentures payable    1,568,443     2,422,752      475,349    228,500  1,261,366
 Payments on notes payable and capital leases   (686,858)     (637,596)    (262,814)   (80,500)  (170,425)
 Payments on shares subject to rescission        (35,000)      (80,500)        --         --      (35,000)
 Proceeds from (payments on) borrowings under
  line of credit                                 (75,000)       47,917       (2,100)      --      (75,000)
 Other                                              --            --           --         --       (8,995)
                                              ----------    ----------    ---------    -------  ---------
Net cash provided by financing activities      1,003,085     3,939,846    4,321,322    188,000  1,201,446
                                              ----------    ----------    ---------    -------  ---------
Net increase (decrease) in cash                    4,517      (903,675)     883,192    (52,616)    72,973
Cash and cash equivalents at beginning of the
 period                                           61,039       964,714       81,522     65,556     61,039
                                              ----------    ----------    ---------    -------  ---------
Cash and cash equivalents at end of the
 period                                     $     65,556  $     61,039  $   964,714  $  12,490 $  134,012
                                              ==========    ==========    =========    =======  =========

See Notes to Consolidated Financial Statements

                  SYSTEMS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1  FORMATION OF THE COMPANY AND DESCRIPTION OF BUSINESS

Systems Communications, Inc. (the "Company") was organized as Florida One Capital Corporation in 1987 and in 1988 made an initial public offering of its common stock as a blank check company for the purpose of acquiring other companies. During 1990 and 1991, the Company acquired and divested companies engaged in the eye glass distsibution and residential building industries and for a brief period of time, operating under the name of Highland Healthcare Corporation, was under the control of another publicly-owned blank check company formed for the purpose of acquiring healthcare related businesses. During the period from the fall of 1991 to the date of the first acquisition described below, the Company had no operations or assets and was dormant. During the period 1994 through 1997, the Company acquired and disposed of various businesses and currently has one operating subsidiary ( "National Solutions Corporation"). The acquisition and disposition of businesses during this period are more fully described herein.

In 1994, the Company changed its name from Highland Healthcare Corporation to Systems Communications, Inc. and, effective August 29, 1994, acquired all of the outstanding stock of (i) Ameristar Telecommunications, Inc. ("ATI"), a re-seller of long-distance and pay-per-view services and products, principally to the hospitality industry, and (ii) Coast Communications, Inc. ("CCI"), whose principal business is the installation and servicing of pay-per-view equipment. The Company identified ATI as the accounting acquirer and accounted for the transaction as a purchase business combination.

Effective June 1, 1995, the Company completed the acquisition of all of the outstanding stock of LCI Communications, Inc. ("LCI"), a re-seller of telecommunication services, from a Director and executive officer of the Company (a person designated as a "promoter/shareholder" of the Company). The net assets acquired were recorded at the promoter/shareholder's historical cost basis.

Effective June 12, 1995, the Company acquired all of the outstanding stock of Comstar Network Services, Inc. ("Comstar"), a re-seller of long-distance telephone services.

Effective July 7, 1995, the Company acquired all of the outstanding stock of Telcom Network, Inc. ("TNI"), a re-seller of telecommunications services and products, principally to residential and small business customers. TNI also audits utility and telecommunications payments and provides cost recovery services to its customers (large and small businesses and governmental entities) for a percentage of recovered savings.

Effective October 27, 1995, the Company acquired all of the outstanding stock of National Solutions, Inc. ("NSC"). The principal business of NSC is to (i) develop, for commercial use, healthcare management information systems technology acquired from the U.S. Government pursuant to the Federal Technology Transfer Act of 1986, as amended, and (ii) sell the benefits from the use of such technology to large, self-insured companies, insurers, third party administrators ("TPA's"), health maintenance organizations ("HMO's") and healthcare plan administrators. To date, the Company's revenues have been derived primarily from retroactive analysis of claims paid using the services of subcontractors, with respect to which the Company has received a percentage of the recovered savings.

Effective March 12, 1996, the Company acquired all of the outstanding stock of Healthcare Management Technologies ("HMT"). The principal business of HMT is the development, sale and maintenance of medical management "Windows" based computer software.

In May 1996, the Company gave notice to the principals of CCI that it was canceling all of the related acquisition agreements and abandoning the business of CCI. The abandonment of CCI is subject to an arbitration proceeding initiated by the former shareholders of CCI (see Notes 4 and 14).

In January 1997, the Company sold substantially all of the operating assets of TNI. As of that date, the only remaining significant asset of TNI consisted of the arbitration award in the amount of $1,250,000 granted to TNI in a binding arbitration proceeding between and among TNI, GE Capital Communications Services Corporation ("GECCS") and New Enterprise Wholesale Services, Limited Partnership ("NEWS"). On December 24, 1997, the Company, GECCS and NEWS entered into a Confidential Settlement Agreement and Mutual Full and Final Releases (the "Settlement Agreement") regarding the arbitration award in favor of the Company. Pursuant to the Settlement Agreement, GECCS\NEWS paid $1,250,000 in full satisfaction of the arbitration award. Of that amount, the Company received approximately $750,000, which is net of legal fees. The proceeds from the Settlement Agreement were used to pay trade and other obligations.

In May 1997, the Company and the former shareholders of ATI entered into a rescission agreement which provides for the rescission of the Company's August 1994 acquisition of ATI; and, in June 1997, the Company entered into an agreement with the former shareholders of HMT to rescind the Company's March 1996 acquisition of HMT (See Note 4).

The dispositions of CCI, TNI (which includes the operations of Comstar and LCI subsequent to the dates of their respective acquisitions) and ATI, all of which comprised the Company's telecommunications segment, and the operations of those businesses for all periods presented are reflected as components of discontinued operations in the accompanying consolidated statements of operations (See Note 4).

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost. Depreciation is provided using the straight-line method over periods that approximate the assets' useful lives.

Capitalized lease assets are recorded at the lower of present value of minimum future lease payments at inception of the lease or the fair value of the asset and are amortized straight-line over the shorter of the lease term or estimated useful life of the asset.

INTANGIBLE ASSETS

Intangible assets as of December 31, 1996 consist of the cost of acquired medical management computer software ($1,500,000) and acquired customer lists. The useful life assigned to medical computer software was 3 years. As of December 31, 1996, the unamortized cost of medical computer software was approximately $1,083,000 and amortization for the year 1996 was approximately $416,700. In 1997, the cost of medical computer software and related accumulated amortization were removed from the Company's consolidated balance sheet as a result of the rescission of the HMT acquisition agreement. Amortization in 1997 for the period prior to the rescission of the HMT acquisition agreement was approximately $208,000. The cost of acquired customer lists ($150,000) was fully amortized at December 31, 1995.

In 1995, the Company recorded $12,400,000 of intangible assets (healthcare management decision software technology) acquired in connection with its acquisition of NSC. The estimated useful life of the acquired software technology was 20 years. The Company wrote-off the unamortized cost of the software technology acquired in connection with the NSC acquisition, as of December 31, 1996, due to continued operating losses and the failure of NSC to successfully market the acquired technology (See Note 5).

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

The Company assesses the recoverability of intangible assets, including goodwill, if facts and circumstances suggest that the carrying amount of intangible assets may have been impaired. In making its assessment, the Company gives consideration to the undiscounted cash flows from the use of such assets, the estimated fair value of such assets and other factors which may affect the recoverability of such assets. If such an assessment indicates that the carrying value of intangible assets may not be recoverable, the carrying value of intangible assets is reduced.

Excess of cost over the fair value of net assets acquired as of December 31, 1996 consists of goodwill recorded in connection with the acquisition of HMT and was assigned a useful life of 15 years. In 1997, the excess of cost over the fair value of net assets acquired associated with the HMT acquisition and related accumulated amortization were removed from the Company's consolidated balance sheet as a result of the rescission of the HMT acquisition agreement (See Note 4).

In 1995, the Company recorded approximately $2,718,000 in goodwill in connection with its acquisition of NSC. As of December 31, 1996, the Company wrote-off the unamortized cost of goodwill recorded in connection with the NSC acquisition, as an impairment loss, due to the failure of NSC to successfully market the acquired technology (See Note 5).

REVENUE RECOGNITION

The Company recognizes revenue in the period in which the service is provided or, in the case of software sales, at the time the software is delivered. Revenues related to audit or retroactive claims review services, which are based on a percentage of the savings, are recognized at the time of third party approval of the reimbursable amounts.

INCOME TAXES

The Company has applied, for all years presented, the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach in accounting for income taxes.

EARNINGS PER SHARE

In 1997, the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS No. 128"), which requires the presentation of both basic and diluted earning per share. Basic earnings per share is computed based on the weighted average number of common shares outstanding during each year. Diluted earnings per share is computed based on the sum of the weighted average number of common shares outstanding plus the additional number of shares that would have been outstanding if all potentially dilutive common shares, pursuant to stock purchase warrants and options, convertible preferred stock and convertible notes and debentures, had been issued. The adoption of SFAS No. 128 did not have any impact on previously reported earnings per share.

Basic and diluted earnings per share for each of the three years ended in the period ending December 31, 1997 and for the six months ended June 30, 1998 are the same because the inclusion of incremental shares in the computation of diluted earnings per share from the assumed conversion of convertible notes, debentures and preferred stock and exercise of outstanding options and warrants and warrants to be issued in connection with conversion of convertible notes and debentures would have had the effect of reducing the per share loss from continuing operations for the respective periods. The number of potential common shares issuable as of June 30, 1998 upon conversion of convertible notes, debentures and preferred stock and exercise of outstanding options and warrants and warrants to be issued in connection with the conversion of convertible notes and debentures are summarized as follows.

                                                           Number of
                                                           Shares
                                                           ---------
Convertible preferred stock                                   36,364
Convertible notes and debentures                           9,699,721
Outstanding common stock purchase warrants                 9,531,835
Outstanding options                                        1,417,500
Warrants issuable upon conversion of outstanding
 notes and debentures                                      2,807,175

Following is a reconciliation of basic and diluted earnings per share for income from continuing operations for the six months ended June 30, 1997.

                                                                       Per
                                             Income      Shares       Share
                                           ---------   ----------     -----
Basic earnings per share                  $  266,481   10,936,609    $ 0.02
                                                                      =====
Effect of dilutive securities:
 Options and warrants                           --        638,611       --
 Convertible preferred stock                    --        848,606       --
                                           ---------   ----------     -----
Diluted earnings per share                $  266,481   12,243,826    $ 0.02
                                           =========   ==========     =====

STATEMENT OF CASH FLOWS

The operating, investing and financing activities included in the consolidated statements of cash flows are presented net of the assets and liabilities acquired in connection with business combinations and the assets and liabilities disposed of in connection with the rescission of the ATI and HMT acquisition agreements. As permitted by Statement of Financial Accounting Standards No. 95, cash flows from operations of discontinued telecommunications businesses are not separately presented.

LONG-LIVED ASSETS

The Company has applied, for all periods presented, the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of (see
Note 5).

IMPACT OF OTHER RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS NO. 130"), which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Although SFAS No. 130 only impacts display as opposed to actual amounts recorded, it represents a change in financial reporting. The adoption of this statement will not have an impact on the Company's reported earnings.

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"), which is effective for years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of this statement will not have a significant effect on the Company's reported segments and related disclosures.

USE OF ESTIMATES

The process of preparing financial statements requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

RECLASSIFICATIONS

Certain amounts in the 1996 and 1995 consolidated financial statements have been reclassified to conform to the 1997 presentation.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

The unaudited consolidated balance sheet at June 30, 1998, and the unaudited consolidated statements of operations, changes in stockholders' deficit and cash flows for the six months ended June 30, 1998 and 1997, have been prepared in accordance with generally accepted accounting principles for interim financial information. Note disclosures related to the interim periods are also unaudited. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, alladjustments, consisting of normal and recurring accruals considered necessary for a fair presentation, have been included. Results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results for the full fiscal year.

NOTE 3  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company incurred net losses (including losses from operations of discontinued businesses) of $517,166, $19,256,668 and $5,808,025 in 1997, 1996 and 1995, respectively, and used approximately $1,362,000, $4,194,000 and $1,761,000, respectively, of cash in operations. The Company has a net working capital deficiency of approximately $6.5 million and a deficiency in assets of approximately $7.3 million at December 31, 1997 and is currently in default of certain of its obligations to trade and other creditors (see Notes 7 and 14). Additionally, as discussed in Note 14, the Company is required to offer purchasers of the Company's common stock in certain jurisdictions the right to rescind their stock purchase transactions. Pursuant to a consent order from the State of Michigan, the Company is required to make a rescission offer to Michigan purchasers of the Company's common stock, unless such purchasers are afforded an opportunity to resell their shares in the public market pursuant to an effective registration statement at prices higher than the cost of such shares to the Michigan purchasers. The Company has not been be able to satisfy the requirements of the consent order. It is uncertain whether or not the failure by the Company to satisfy the requirements of the consent order will have a material adverse impact on the accompanying consolidated financial statements (See Note 14).

The Company is attempting to raise additional equity and debt financing to support its business operations but, there is no assurance that sufficient amounts of equity or debt financing will be available to the Company. As of December 31, 1997, the Company had no financing facilities available for working capital or for other purposes.

Based on the foregoing factors, it is uncertain whether or not the Company can generate adequate cash flows from operations, or from financing transactions, to meet its obligations as they become due. In that event, the Company would be required to seek other alternatives, including sale, merger or discontinuance of operations. The consolidated financial statements do not included any adjustments that might result from the outcome of this uncertainty.

NOTE 4  ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

On August 29, 1994, the Company acquired, in two separate transactions, all of the outstanding stock of ATI and CCI in exchange for an aggregate of 1,700,000 shares of the Company's Class A convertible preferred stock and an aggregate of $550,000 principal amount of notes payable. Of the preferred stock issued in connection with these acquisitions, 1,500,000 shares were issued to the former shareholders of ATI and 200,000 shares were issued to the former shareholders of CCI. Of the notes issued in connection with these acquisitions, $300,000 were issued to the former shareholders of CCI and $250,000 were issued to the former shareholders of ATI. Each share of preferred stock issued in connection with these acquisitions is convertible into one-half share of the Company's common stock at the election of the holder at any time prior to a public offering of the Company's common stock and are automatically converted at the time of such public offering. The shares of Class A convertible preferred stock issued to the former shareholders of ATI were converted into 750,000 shares of common stock in August 1996. The shares of Class A preferred stock issued to the former shareholders of CCI are subject to an arbitration proceeding between the Company and the former shareholders of CCI (See Note
14). The $550,000 of acquisition notes payable bear interest at the rate of 6% per annum and were originally due within 90 days of the date of such acquisitions. Such notes have been extended from time to time and are due upon completion of a public offering of the Company's common stock. The $300,000 of acquisition notes payable to the former shareholders of CCI are subject to an arbitration proceeding between the Company and the former shareholders of CCI (See Note 14). The Company identified ATI as the accounting acquirer and accounted for the acquisition of ATI and CCI as a purchase business combination. No goodwill was recorded in connection with these business acquisitions.

In June 1995, the Company completed the acquisition of all of the outstanding stock of LCI from a Director and executive officer of the Company (a person designated as a promoter/shareholder of the Company) in exchange for 1,075,000 shares of the Company's Class A preferred stock. The net assets acquired were recorded at the promoter/shareholder's historical cost. The cost basis of the promoter/shareholder was de minimis.

In June 1995, the Company acquired all of the outstanding stock of Comstar in exchange for 200,000 shares of the Company's common stock, valued at $126,000,and 500,000 shares of its Class A convertible preferred stock, valued at $157,500. The total purchase price was $283,500. Each share of preferred stock issued in connection with this acquisition is convertible into one-half share of the Company's common stock at the election of the holder at any time prior to a public offering of the Company's common stock and are automatically converted at the time of such public offering. The shares of Class A preferred stock issued to the former shareholder(s) of Comstar were converted into 250,000 shares of common stock in October 1996. The excess of the purchase price over the fair value of net assets acquired ($273,250) was allocated to goodwill and assigned a useful life of 5 years. The unamortized cost of goodwill recorded in connection with the acquisition of Comstar was written off as an impairment loss in 1996 with no associated income tax benefit (see Note 5). This impairment loss is included in the loss from operations of discontinued telecommunications businesses for the year ended December 31, 1996.

In July 1995, the Company acquired all of the outstanding stock of TNI in exchange for 4,550,000 shares of the Company's Class B convertible preferred stock, valued at $2,492,000, $450,000 of 10% convertible debentures and $50,000 in cash. Holders of the convertible debentures are also entitled to receive an aggregate of 225,000 stock purchase warrants, valued and recorded at $141,750, exercisable at any time prior to a public offering of the Company's common stock for an exercise price of $1.50 per share. Each share of preferred stock issued in connection with this acquisition is convertible into approximately .36 shares of the Company's common stock at the election of the holder at any time prior to a public offering of the Company's common stock and are automatically converted at the time of such public offering. The 10% convertible debentures issued in connection with the acquisition, plus accrued interest, are due at the time of a public offering of the Company's common stock and are convertible, at the election of the holder, into the Company's common stock at the public offering price in such public offering. The total purchase price for TNI was $3,138,195. The excess of the purchase price over the fair value of the net assets acquired was $2,943,401. The unamortized cost of goodwill recorded in connection with the TNI acquisition was written off as an impairment loss in 1995 with no associated income tax benefit (see Note 5). This impairment loss is included in the loss from operations of discontinued telecommunications businesses for the year ended December 31, 1995. As of December 31, 1997, the Company has converted 1,596,875 shares of Class B convertible preferred stock issued in connection with the acquisition into 580,682 shares of common stock. There have been no conversions of the notes issued in connection with the acquisition. Subsequent to December 31, 1997, the Company made a redemption offer to the holders of the $450,000 10% convertible debentures issued in connection with the acquisition (see Notes 7 and 18).

In October 1995, the Company acquired all of the outstanding stock of NSC in exchange for 2,000,000 shares of the Company's common stock valued at $6,916,000, cash of $1,000,000 and $250,000 in notes payable. The purchase price also included shares of the Company's common stock, valued at $2,000,000, which were to have been issued to the founders and management of NSC no later than November 30, 1996. The dollar amount of the shares to be issued ($2,000,000) is shown as common stock to be issued in the accompanying consolidated balance sheet as of December 31, 1996. The number of additional shares to be issued was to be determined at the date of issuance based upon a formula and upon issuance valued at $2,000,000 in the aggregate. The formula to determine the number of additional shares which were to have been issued is $5,000,000 minus outstanding advances made to NSC by the Company divided by the quoted market value of the Company's common stock. The $250,000 in notes payable are non-interest bearing and are due in equal monthly installments of $20,000 (see Note 7). The total purchase price for NSC was $14.4 million, including the $2,000,000 in additional shares which were to have been issued in November 1996 pursuant to the acquisition agreement and approximately $1.7 million of liabilities assumed in excess of assets acquired and deferred income taxes of approximately $1.0 million. The excess of the purchase price over the fair value of the assets acquired (approximately $2,718,000) was assigned a useful life of 20 years. The net assets acquired also included $12,400,000 for healthcare management decision software technology that was assigned a useful life of 20 years. The Company wrote off the unamortized cost of goodwill and intangibles recorded in connection with the acquisition of NSC as of December 31, 1996, as an impairment loss (See Note 5).

As of December 31,1996, the Company had not issued any of the shares of common stock which were to be issued to the founders and management of NSC pursuant to the NSC acquisition agreement. In January 1997, the founders and management of NSC (the "Retiring Management") resigned in a negotiated agreement between the Company and Retiring Management. The material features of the agreement included the waiver by Retiring Management of (a) all accrued and unpaid bonuses ($695,214) and (b) $2,000,000 of the Company's common stock which was to be issued to Retiring Management pursuant to the NSC acquisition agreement in exchange for a license agreement for the exclusive use by Retiring Management of NSC's software and technology to service state governments west of the Mississippi River (excluding Utah), Mexico and Central and South America. The license agreement, subject to minimum performance standards, is to provide for a royalty fee of one-half of one percent of all revenues derived by Retiring Management from such license agreement and for (i) the sharing on a 50-50 basis, of the net profits (to be defined) earned by NSC from the States of New York and New Jersey and by Retiring Management from Mexico and (ii) a requirement that Retiring Management use NSC, for a reasonable fee, as its sole supplier of data processing services to process work derived from the license agreement for a period of two years. As a result of the waiver by Retiring Management of accrued and unpaid bonuses and common stock to be issued, the Company removed the common stock to be issued and the accrued and unpaid bonuses from its consolidated balance sheet and recognized a gain from the sale of the license agreement totaling approximately $2,695,000.

Effective March 12, 1996, the Company acquired all of the outstanding stock of Health Management Technologies, Inc. ("HMT"), whose principal business is the development, sale and maintenance of medical management computer software, for 309,837 shares of its common stock valued at $2,000,000. The total purchase price was $2,140,000, including costs of $140,000. The excess of the purchase price over the fair value of the net assets acquired ($1,373,984) was assigned a useful life of 15 years. The net assets acquired included $1,500,000 of medical computer software, which was assigned a useful life of 3 years.

The following unaudited pro forma summary operating results for the year ended December 31, 1996, include the results of operations of companies acquired in 1995 for the full year and the operating results of HMT (with pro forma adjustments for amortization of goodwill and intangible assets acquired) as if HMT was acquired as of January 1, 1996. The pro forma operating results for the year ended December 31, 1995 reflect the operating results of companies acquired in 1995 and, HMT acquired in 1996, with pro forma adjustments (primarily goodwill and intangible amortization) as if the acquisitions were consummated on January 1, 1995. The pro forma summary is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future operating results of the combined companies.

                                             Year Ended December 31,
                                       --------------------------------
                                          1996                  1995
                                       -----------          -----------
Net revenues from continuing
 operations                          $  3,035,195          $ 2,384,874
                                      ------------          -----------
Loss from continuing operations      $(18,047,892)         $(4,085,486)
                                      ------------          -----------
Loss from operations of discontinued
 telecommunications businesses       $( 1,322,179)         $(3,794,890)
                                      ------------          -----------
Basic earnings per share:
 Loss from continuing operations     $(      2.16)         $(     1.28)
 Loss from operations of
  discontinued telecommunications
  businesses                          (      0.16)          (     1.19)
                                      ------------          -----------
 Net loss                            $(      2.32)         $(     2.47)
                                      ============          ===========

All of the acquisitions described above have been accounted for using the purchase method of accounting. The results of operations of these acquired businesses have been included in the consolidated financial statements since their respective dates of acquisition.

As more fully discussed below, the Company has sold or otherwise disposed of the businesses included in the Company's telecommunications segment. The operations of those businesses are shown as operations of discontinued telecommunications businesses in the above pro forma summary.

In May 1996, the Company informed the principals of Coast Communications, Inc. ("CCI") that the Company was canceling the acquisition of CCI and terminating all of the related acquisition documents; consequently, the Company removed the assets and liabilities of CCI and the debt and preferred stock issued in connection with the CCI acquisition from the Company's consolidated balance sheet in May 1996 with no material effect on the Company's results of operations. The principals of CCI filed suit to enforce promissory notes in the aggregate principal amount of $300,000, which were issued by the Company in connection with the CCI acquisition and the issuance of 200,000 shares of the Company's Class A preferred stock they allege are due them under the acquisition agreement. This matter was referred by court order to mandatory arbitration in the State of Florida. On February 3, 1998, the Arbitrators' awarded in favor of the former shareholders of CCI. The award requires, among other things, that the Company (i) convert 200,000 shares of its Class A Preferred Stock, held by the former shareholders of CCI, into 100,000 shares of its common stock and
(ii) issue another 200,000 shares of Class A Preferred Stock to the former CCI stockholders, which is also convertible into 100,000 shares of the Company's common stock, and that the Company give the former shareholders of CCI the ability to seek a summary judgment against the Company for $500,000, without opposition, or accept 500,000 shares of the Company's Class A Preferred Stock in lieu of a summary judgment (See Note 14).

As more fully discussed below, in January 1997 and May 1997, the Company disposed of substantially all of the remaining assets of its telecommunications segment, consisting of TNI (which include the operations of Comstar and LCI) and ATI and, entered into an agreement to rescind the March 1996 acquisition of HMT.

In January 1997, the Company sold, in two separate transactions (i) TNI's long-distance customer base and existing customer receivables for $76,000 in cash and (ii) TNI's utility audit division customer base, agreements and work-in-process for $25,000 in cash and a $500,000 convertible debenture issued by International Teledata Corporation ("ITD"). No value was assigned to the $500,000 convertible debenture (the "ITD Note") received by the Company. By its terms, the ITD Note is due on January 31, 1999 and bears interest at 8% per annum beginning on April 2, 1997 and through the date of conversion. Such conversion is at the average bid and ask prices of the acquiring company's common stock on the effective date of a registration statement (See Note 17).

In May 1997, the Company and ATI entered into an agreement to rescind the August 1994 acquisition of ATI. The ATI rescission agreement provides for the return of all of the ATI stock acquired by the Company to the former ATI shareholders in exchange for 684,410 shares of the Company's common stock, the 6% acquisition notes payable issued to the former shareholders of ATI and unexercised warrants to purchase 168,668 shares of the Company's common stock. In connection with the rescission of the ATI acquisition, ATI issued a promissory note to the Company in the amount of $180,000, payable upon the default by ATI of payments due under certain of its lease agreements (those quaranteed by the Company). Payments due the Company under the promissory note are to be equal to the amount, if any, the Company may be required to pay under the lease guaranty agreement(s) entered into between the Company and ATI's equipment lessor(s). However, there is no assurance that, upon an event of default by ATI, that ATI would have sufficient funds to liquidate the promissory note.

The disposition of TNI and ATI resulted in gains of approximately $392,000, net of tax, in the aggregate. The gains from the disposition of TNI and ATI are reflected as a component of discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 1997.

In June 1997, the Company entered into an agreement with the former shareholders of HMT to rescind the Company's March 1996 acquisition of HMT. The HMT rescission agreement provides for the return of all of the HMT stock acquired by the Company to the former shareholders of HMT in exchange for $450,000 in cash (in payment of inter-company loans to HMT from the Company) and the 309,837 shares of the Company's common stock issued in connection with the acquisition. In connection with the rescission agreement, the Company and HMT entered into a separate Cooperative Marketing and Option Agreement. The Cooperative Marketing and Option Agreement provides both the Company and HMT the non-exclusive right, for a five (5) year period, to market each other's products, on a fee basis, and granted the Company a non-transferable option, exercisable at any time for eighteen months after the date of grant (June 9, 1997), to acquire approximately 10% of HMT, adjusted for stock splits, stock dividends, reclassifications, reorganizations, consolidations or mergers, for approximately $45,000 in cash. The HMT rescission agreement also had the effect of relieving the Company of its obligation to provide financing to HMT under the terms of the acquisition agreement. In connection with the rescission of the HMT acquisition agreement, the Company recognized a gain of approximately $259,000, which is included as a component of continuing operations in the consolidated statement of operations for the year ended December 31, 1997.
The consolidated operating results of the Company for all years presented have been restated to segregate, as discontinued operations, the results of operations of the Company's discontinued telecommunications businesses. The assets and liabilities of the telecommunications segment, included in the accompanying consolidated balance sheets as of December 31, 1997 and 1996, are summarized as follows:
                                                 1997          1996
                                              ---------      ---------
      Current assets                         $     539      $  332,856
      Total assets                                 539         660,094
      Current liabilities                      194,133         886,206
      Total liabilities                        194,133       1,078,026

The revenues, costs and expenses of the Company's telecommunications businesses, included in income(loss) from operations of discontinued telecommunications businesses in the accompanying consolidated statements of operations for each of the three years in the period ended December 31, 1997, are summarized as follows:

                                          1997         1996         1995
                                        --------    ---------    ---------
Net revenues                            $405,617   $2,177,858   $2,893,778
Cost of revenues                            --      1,320,256    2,014,460
Selling and administrative expenses      449,925    2,304,059    1,845,775
Impairment and other losses                 --        194,901    2,758,779
Depreciation and amortization             47,460      291,291      311,135
Interest income                             --           (971)        (627)
Interest expense                          32,393       38,713       20,466
Other income(expense), net               755,913          832        4,288
Income (loss) from operations of
  discontinued businesses, before
  income taxes                           631,752   (1,971,223)  (4,060,498)
Income tax expense (benefit)             240,000     (649,044)    (241,577)
Income (loss) from operations of
  discontinued businesses                391,752   (1,322,179)  (3,818,921)

NOTE 5  IMPAIRMENT AND OTHER LOSSES

Impairment and other losses included in the accompanying consolidated statements of operations are summarized as follows:

                                                    Year Ended December 31,
                                            -----------------------------------
                                               1997         1996         1995
                                            ---------   ----------    ---------
Impairment and other losses included
 in loss from continuing operations:
  Write-off of capital lease and related
    assets                                 $  768,545  $    --       $    --
  Provision for loss contingencies            437,335       --            --
  Write- off of deferred compensation
   assets                                     625,728       --            --
  Write-down of other assets                   67,345       --            --
  Write-off of NSC intangibles and goodwill      --     14,233,953        --
                                            ---------   ----------    ---------
                                            1,898,953   14,233,953        --
                                            ---------   ----------    ---------
Impairment and other losses included
 in loss from discontinued operations:
  Write-off of TNI goodwill                      --          --       2,758,779
  Write-off of investment in Comstar                       194,901        --
                                            ---------   ----------    ---------
                                                 --        194,901    2,758,779
                                            ---------   ----------    ---------
                                           $1,898,953  $14,428,854   $2,758,779
                                            =========   ==========    =========

In 1997, the Company removed, from its consolidated balance sheet, the capital lease and other assets related to equipment under lease from Boston Financial & Equity Corporation ("BFC") due to BFC having taken possession of certain computer equipment leased by NSC from BFC and the initiation by BFC of an action filed in the State of Texas against the Company seeking approximately $500,000, due under the lease agreement. The removal of the capital lease and other assets related to equipment under lease resulted in a loss of $768,545. The Company also recorded a loss contingency of approximately $500,000 and removed the related capital lease obligation from the Company's consolidated balance sheet, which resulted in an additional loss provision of $122,986, which is included in the provision for loss contingencies in the above table.

In 1997, the Company also made various other provisions for loss contingencies related to leased office space, which has been vacated, leased equipment that the Company is not presently using and for the loss from the settlement of claims brought against the Company by Timboon, LTD. The total amount of these loss provisions was $437,335, including $122,986 related to the BFC lease. Included in this amount is $162,053 related to the Timboon Settlement Agreement (see Notes 7 and 14).

The write-off of deferred compensation assets in 1997 is the result of the resignation of certain employees subject to employment agreements (see Note
13).

Impairment and other losses in 1996 reflect the write-off of the Company's investment in Comstar, including goodwill recorded in connection with the acquisition, and the write-off of the unamortized cost of goodwill and intangibles recorded in connection with the Company's 1995 acquisition of NSC. The write-off of the Company's investment in Comstar is the result of the Company's decision to sell substantially all of the assets of TNI and abandon its remaining Telecommunications businesses; and, the write-off of the unamortized cost of goodwill and intangibles recorded in connection with the acquisition of NSC is the result of continued operating losses and the failure of NSC to successfully market the software technology acquired by the Company in connection with the acquisition. The write-off of the Company's investment in Comstar is included in loss from operations of discontinued telecommunications businesses for the year ended December 31, 1996; and, the write-off of the unamortized cost of goodwill and intangibles recorded in connection with the acquisition of NSC is reflected in loss from continuing operations for the year ended December 31, 1996.

At December 31, 1995, the Company recognized a charge to income of $2,758,779, which is reflected as a component of discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 1995, to write off, with no associated income tax benefit, all of the goodwill related to its acquisition of TNI. This write-off reflects the damages caused to the business of TNI as a result of actions taken by GE Capital Communications Services Corporation ("GECCS") and New Enterprise Wholesale Services, Ltd. ("News"), which actions included, among other things, (i) the failure of GECCS and News to provision customer accounts for telecommunications products and services offered by GECCS and News and sold by TNI pursuant to a contractual agreement among TNI, GECCS and News,
(ii) the cancellation of TNI customers by GECCS and News and (iii) the failure of GECCS and News to properly bill and collect revenues due to TNI. TNI, as claimant in a binding arbitration proceeding against GECCS and News, was awarded damages under the GECCS Agreement in the amount of approximately $1,250,000. The award, which was entered on October 10, 1996, was appealed by GECCS to the U.S. District Court for the Northern District of Georgia on the grounds that the arbitrators exceeded their powers by awarding TNI damages under the GECCS Agreement. On September 30, 1997, the U.S. District Court confirmed the award; and, a motion for summary judgment was entered on October 1, 1997. On December 24, 1997, the Company, GECCS and News entered into a Confidential Settlement Agreement and Mutual Full and Final Releases (the "Settlement Agreement"). Pursuant to the Settlement Agreement, GECCS\News paid $1,250,000 in full satisfaction of the arbitration award. Of that amount, the Company received approximately $750,000, which is net of legal fees. The net proceeds from the Settlement Agreement are reflected in income(loss) from discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 1997.

NOTE 6  FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:

                                                  DECEMBER 31,
                                            ----------------------
                                             1997           1996
                                            -------      ---------
Furniture and equipment                    $130,162     $  917,869
Equipment held under capital lease            --           880,163
Leasehold improvements                        --            14,835
                                            -------      ---------
                                            130,162      1,812,867
Less: accumulated depreciation              (56,744)      (587,598)
                                            -------      ---------
Net furniture and equipment                $ 73,388     $1,225,269
                                            =======      =========

Depreciation expense was $174,545, $330,973 and $122,471 in 1997, 1996 and
1995 respectively.

In 1997, the Company removed, from its consolidated balance sheet, capital lease assets with a net carrying amount of $579,681 related to equipment under lease from Boston Financial & Equity Corporation. See Notes 5 and 14.

Included in furniture and equipment, net, as of December 31, 1996 is $327,237, applicable to discontinued telecommunications businesses.

NOTE 7  NOTES AND DEBENTURES PAYABLE

Notes and debentures payable consist of the following:

                                                        DECEMBER 31,
                                                 ------------------------
                                                    1997          1996
                                                 ---------      ---------
4% Cumulative convertible debentures
 due October 1, 1998                           $ 1,200,000    $     --
10% Cumulative convertible debentures
 due on various dates through
 November 1997                                   1,195,000      1,279,000
10% Cumulative convertible debentures
 due on November 21, 1997                            --           300,000
10% Cumulative convertible debentures
 due on November 26, 1997                          170,000        200,000
10% Convertible debentures payable to
 former shareholders of TNI                        450,000        450,000
Notes payable to former shareholders of
 NSC in equal monthly installments of
 $20,000, non-interest bearing                     150,000        150,000
6% Acquisition notes payable to former
 shareholders of ATI, secured by the
 stock of ATI                                         --          250,000
18% Cumulative Convertible Debenture
 Note due January 15, 1999                          80,000           --
12% Cumulative Convertible Debenture
 Notes due on various dates through
 November 1998                                      50,000           --
12% Convertible Promissory Note
 due March 28, 1997, in default                     30,000           --
10% Cumulative Convertible Debenture
 Note due September 1998                            30,000           --
8%-10% Notes payable to stockholders                 1,700        162,741
Promissory note in default                            --          200,000
10.75% demand note payable, secured by
 certain accounts receivable                          --          100,000
5% Note to former shareholder of CCI, due
 on demand, secured by certain equipment              --           75,000
Other                                                5,000         14,017
                                                 ---------      ----------
                                                 3,361,700      3,180,758
Less: current portion                           (3,361,700)    (3,180,758)
                                                 ---------      ---------
Long-term portion                              $     --       $      --
                                                 =========      =========

On February 24, 1997, the Company issued $1,120,000 of 4% cumulative convertible debentures due October 1, 1998 (the "4% Debentures") to Timboon, LTD ("Timboon", a non U.S. person) in reliance upon exemptions under Regulation S of the Securities Act of 1933. The 4% Debentures were convertible at any time after 45 days from the date of their issuance, until maturity, into the Company's common stock at a conversion price equal to the lesser of (a) 80% of the average closing bid price of the Company's common stock for the five days preceding the issuance of the debentures or
(b) 70% of the average closing bid price of the Company's common stock for the five days preceding the conversion date. The Company incurred costs in connection with this financing of $120,000 and received net proceeds of $1,000,000. The Company, through December 31, 1997, converted $120,000 of the 4% Debentures issued to Timboon into 256,361 shares of the Company's common stock. On June 6, 1997, as a result of the Company's refusal to convert additional 4% Debentures, Timboon, as Plaintiff, filed an action in the United District Court, Southern District of New York, against the Company, as Defendant, seeking the delivery of 163,438 shares of the Company's common stock to Plaintiff as a result of the conversion of an additional $150,000 of 4% Debentures and the payment of $970,000 (the principal amount of the 4% Debentures that had not been converted by Timboon) to Timboon, plus damages. The Company filed a counterclaim against Timboon alleging that Timboon breached the representations and covenants it made in the Off-Shore Securities Subscription Agreement. These representations and covenants related to, among other things, Timboon's investment intent in acquiring the Company's securities and its possible "shorting" of the Company's common stock in contemplation of conversion. In addition, the Company alleged that Timboon participated in manipulative market activity with the intent to artificially depress the market price of the Company's common stock. Effective March 2, 1998, the Company and Timboon entered into a Settlement Agreement and Release (the "Settlement Agreement") in settlement of all claims brought against each other in connection with the 4% Debentures. The Settlement provides for the Company's payment of $1,200,000 in full satisfaction of outstanding principal of and accrued interest on these debentures or the Company's issuance to Timboon of such number of shares of its common stock as can be sold by Timboon with net proceeds of $1,200,000. As of the date hereof, the Company has issued an aggregate of 5,000,000 shares to Timboon and the Company is advised by Timboon that it has sold all of such shares with net proceeds of approximately $400,000. The Company has treated an equal amount of the 4% convertible debentures as converted, leaving an outstanding obligation of approximately $800,000. The Company is unable to estimate the total number of shares which it may be required to issue under the Settlement, in the event it is not able to repay its obligation with cash; but, at the date of this Prospectus, the number of shares would be approximately 19,000,000 , based upon current bid quotations. In connection with the Settlement Agreement the Company increased the principal balance of the 4% Debentures to equal $1,200,000 and recognized a loss of approximately $162,000 (see Note 5).

During 1996, the Company privately placed with Nidan Corporation, in reliance upon exemptions under Regulation D of the Securities Act of 1933, a series of one-year 10% cumulative convertible debentures in the aggregate principal amount of $1,279,000. These debentures were convertible into shares of the Company's common stock on various dates through November 1997 or on the effective date of a registration statement under the Securities Act of 1993, if earlier. The number of shares of common stock issuable upon conversion of these debentures, in either case, was generally to be determined by dividing the principal amount of the debentures, plus accrued and unpaid interest, by the lesser of (a) the fixed conversion prices set forth in the debentures, which range from $1.50 to $5.00 per share, or (b) a conversion price equal to 50% of the average closing bid and ask prices of the Company's common stock at the close of trading on the next day following the maturity date as set forth in the respective debenture. Nidan Corporation transferred a significant portion of these debentures to residents of the State of Michigan without the consent of the Company. The Company believed that the conversion of these debentures could have constituted a violation of Michigan securities law as a result of the Company being subject to a consent order (see Note 14); accordingly, the Company refused to convert these debentures at maturity. Subsequent negotiations determined that the offer to Michigan residents of the underlying common stock was made by the conversion feature of the debentures and that the issuance of common stock in conversion would not in of itself constitute an additional violation under the consent order. As of the date of this Prospectus, these debentures have been converted into an aggregate of 7,742,919 shares of the Company's common stock.

On November 21, 1996 and November 26, 1996, the Company privately placed, in reliance upon exemptions under Regulation S of the Securities Act of 1933, $300,000 and $200,000, respectively, of 10% one-year cumulative convertible debentures. These debentures were convertible into shares of the Company's common stock at any time after 45 days from the date of their issuance and prior to their scheduled one-year maturity dates. The conversion price of these debentures, plus accrued and unpaid interest, is equal to the lesser of (a) 70% of the average closing bid price of the Company's common stock for the five days preceding the conversion date or
(b)80% of the average closing bid price of the Company's common stock for the five days prior to issuance of the debentures. In connection with the issuance of these debentures, the Company incurred placement fees and other costs of approximately $50,000 and received net proceeds of approximately $450,000. As of December 31, 1997, the Company has converted $330,000 of these debentures into 122,000 shares of the Company's common stock and has outstanding unconverted debentures totaling $170,000. At the time the Company determined not to convert any more of the Timboon debentures for the reasons described above, it decided not to convert any more of these debentures for the same reasons. As of the date of this Prospectus, the unconverted debentures outstanding at December 31, 1997 are still outstanding and no attempts have been made by the holders of the debentures to force their conversion or repayment.

The 10% convertible debentures payable to the former shareholders of TNI, plus accrued and unpaid interest, are due at the time of a public offering of the Company's common stock and the filing of a registration statement. These debentures are convertible at a conversion price equal to the public offering price in such registration statement at the election of the holder. In March 1998, the Company made an offer to each of the holders of these convertible debentures to redeem the debentures in return for 1.5 shares of the Company's common stock for each dollar of principal, plus accrued interest, due to each of the debenture holders, plus common stock purchase warrants exercisable at any time over a five year period at an exercise price of $0.20 per share. The number of common stock purchase warrants to be issued upon acceptance of the offer to redeem the debentures is to be determined by dividing the principal amount of each debenture by two(2). As of March 31, 1998 (the expiration date of the offer), the Company received the acceptance of all of the holders of the debentures. Pursuant to the redemption offer, the Company issued 893,278 shares of its common stock and 450,000 stock purchase warrants (225,000 of which are exercisable at $1.50 per share by the terms of the respective debenture note and 225,000 of which are exercisable at $0.20 per share pursuant to the redemption offer).

The notes payable to the former shareholders of NSC, due in equal monthly installments of $20,000, are currently in default. The Company has not made any payments on these notes since April 1996. The holders of these notes have not initiated collection efforts for the amounts due to them under the notes. The Company is currently accruing interest on these notes at 18% per annum, the default rate of interest as called for by the notes.

The 6% acquisition notes payable to the former shareholders of ATI were originally due within 90 days of the date of acquisition of ATI. These notes were subsequently modified to delay their due date to the date of a public offering of the Company's common stock or upon placement of a bridge financing facility to refinance the debt. These notes were also extended from time to time. In consideration of these extensions, the Company issued 140,000 shares of its Class B preferred stock and 166,668 stock purchase warrants exercisable at $1.50 per share to the note holders. The 140,000 shares of Class B preferred stock were converted into 50,910 shares of the Company's common stock in September 1996. The acquisition notes payable, the stock purchase warrants and 684,410 shares of the Company's common stock issued to the former shareholders of ATI in connection with the acquisition and as consideration for extension of indebtedness are to be returned to the Company in connection with the May 1997 rescission of the ATI acquisition agreement (see Note 4).

The notes payable and debentures associated with the acquisitions of subsidiaries, described above, are collateralized by the stock of the respective subsidiaries.

The 18% Cumulative Convertible Debenture Note due January 15, 1999 is convertible into the Company's common stock, at the election of the holder, at a conversion price of $2.50 per share, is guaranteed by the Company's Chairman of the Board and is collateralized by 500,000 shares of the Company's common stock, which is held in escrow pursuant to an escrow agreement.

The 12% Cumulative Debenture Notes consist of two notes in the principal amount of $25,000, each, and are due in October and November 1998, respectively. These notes are convertible, at the election of the holder, into shares of the Company's common stock at an exercise price of $.10 per share. Interest accrued may also be converted into shares of the Company's common stock at a price equal to the average of the bid and ask prices of the Company's common stock on the next day following conversion. Upon conversion, the holders of the notes are also entitled to receive common stock purchase warrants. The number of warrants to be issued upon conversion of these notes is equal to the principal amount of the notes divided by 0.1 and are exercisable at $0.10 per share.

The 12% Convertible Promissory Note due March 28, 1997 is in default. The
Note is convertible, at the election of the holder, into the Company's common stock at $2.00 per share, plus 3,000 common stock purchase warrants, exercisable at $2.00 per share for a two year period. The common stock purchase warrants are to be issued either upon conversion or payment of the Note.

The 10% Convertible Debenture Note due September 1998 is payable, at the election of the holder, from the proceeds of the GECCS\News arbitration award, from the proceeds of the $500,000 note received by the Company from the sale of certain of TNI assets (the "ITD Note") or by the issuance of the Company's common stock at the average of the bid and ask prices of the Company's common stock as of the date of the note. This note was not paid from the proceeds of the GECCS\News arbitration award and, in March 1998, the Company canceled the ITD Note pursuant to an agreement between and among the Company, ITD and certain former employees of the Company and TNI (see Note 18). After these events, the note is either payable in cash or by the issuance of the Company's common stock at the election of the holder.

As of December 31, 1996, the Company had $162,741 of 8-10% notes payable to stockholders due on various dates through December 1997. These notes are generally due one year after the date of issuance and provide the holder with the right to convert the principal amount of the note, plus accrued and unpaid interest, into shares of the Company's common stock at predetermined conversion prices at any time prior to maturity. During 1997, these stockholders loaned the Company an additional $91,443, the Company made payments of $84,484 and $168,000 of such notes, plus accrued interest, were converted into shares of the Company's common stock at a negotiated conversion prices ranging from $0.90 to $1.00 per share.

The $200,000 promissory note in default outstanding as of December 31, 1996 was paid in December 1997 from the proceeds of the Settlement Agreement with GECCS and News (see Note 4).

The 10.75% demand note payable in the amount of $100,000 outstanding at December 31, 1996 was paid in December 1997 from the proceeds of the Settlement Agreement with GECCS and News (see Note 4).

The 5% note payable to a former shareholder of CCI in the amount of $75,000 at December 31, 1996 was relieved, in full, as a result of the rescission in May 1997 of the ATI acquisition (see Note 4).

As of December 31, 1997 and 1996, all of the Company's notes and debentures outstanding are classified as current in the accompanying balance sheet.

NOTE 8  BORROWINGS UNDER LINES OF CREDIT

As of December 31, 1997, the Company had no used or unused lines of credit. The Company, through two of its subsidiaries, had lines of credit which were fully utilized at December 31, 1996.

NOTE 9  FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments" requires disclosure of the estimated fair value of financial instruments. It is not practicable to estimate the fair value of the Company's debt instruments because most of the debt instruments that have been issued by the Company are unique due to their terms being negotiated as a part of the acquisition of companies or in connection with private placements and, in many cases, comparable instruments do not exist. The carrying amount of the Company's other financial instruments, cash and cash equivalents and accounts receivable, are a reasonable estimate of their fair value.

NOTE 10  INCOME TAXES

Income tax expense (benefit) for each of the three years in the period ended December 31, 1997 consists of deferred income taxes and is allocated among (i) continuing operations and (ii) the components of discontinued operations in proportion to their individual effects on income tax expense (benefit) for the year after the allocation of income tax expense (benefit) applicable to continuing operations. No provisions for income taxes currently payable were made in 1997, 1996 or 1995.

The allocation of income tax expense (benefit) for each of the three years in the period ended December 31, 1997 among continuing operations and the components of discontinued operations is summarized as follows:

                                                YEAR ENDED DECEMBER 31
                                        ------------------------------------
                                         1997           1996         1995
                                        --------     ----------     --------
Loss from continuing operations        $(483,000)  $(2,554,150)  $( 15,124)
Discontinued operations:
 Income(loss) from operations of
  discontinued telecommunications
  businesses                             240,000    (  649,044)   (241,577)
 Gain from disposition of
  telecommunications businesses          243,000          --          --
                                         -------     ---------     -------
Income tax expense (benefit)           $    --     $(3,203,194)  $(256,701)
                                         =======     =========     =======

Income tax expense (benefit) applicable to continuing operations differs from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to loss before income taxes as a result of the following:

                                                    YEAR ENDED DECEMBER 31,
                                              ----------------------------------
                                                1997         1996         1995
                                              -------     ---------     --------
Amount computed at statutory rate           $(608,400)  $(6,966,137)   $(681,438)
Increase (reduction) in taxes
 resulting from:
State income taxes                           ( 46,200)     (819,546)     (80,169)
Amortization of goodwill                       38,900        80,158        9,490
Rescission of business acquisitions           176,900          --           --
Impairment losses                                --         971,769         --
Change in valuation allowance                 (44,500)    4,011,702      732,893
Other                                             300       167,904        4,100
                                              -------     ---------      -------
                                            $(483,000)  $(2,554,150)   $( 15,124)
                                              =======     =========      =======

The principal reasons for the difference between the amounts of income tax benefit allocated to loss from discontinued operations in 1996 and 1995 and the amounts computed by applying the U.S. federal income tax rate of 34 percent to loss from discontinued operations before income taxes, is due primarily to amortization of goodwill, impairment losses and adjustments to the valuation allowance recorded as a reduction of goodwill in conjunction with the Company's 1995 acquisition of NSC.

PAGE> 77

In the first ten months of 1995, the Company recorded net deferred tax assets of approximately $930,000 with an addition to the valuation allowance in the same amount. As part of the acquisition of NSC, the Company recorded approximately $3.8 million of deferred tax liabilities. Because the deferred tax liabilities after the NSC acquisition exceeded the previously recorded gross deferred tax assets, the Company reversed the valuation allowance (approximately $980,000 as of October 31, 1995, $248,000 of which is applicable to operations of discontinued businesses). Because this occurred as part of a business combination rather than through operations, the adjustment was recorded as a reduction in goodwill associated with the NSC acquisition rather than as an adjustment to operations.

The Company has temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts of such assets and liabilities as measured by enacted tax laws. The Company also has net operating loss carryforwards available to reduce future taxable income. The significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                       December 31,
                                                 ----------------------
                                                    1997         1996
                                                 ---------    ---------
Deferred tax assets:
Net operating loss carryforwards                $3,337,500   $3,999,122
Allowance for doubtful accounts                    190,000       10,668
Accrued compensation and liabilities under
 employment agreements                             257,000      777,922
Accrued expenses and other current liabilities     250,800         --
                                                 ---------    ---------
Total deferred tax assets                        4,035,300    4,787,712
Less-valuation allowance                        (3,967,200)  (4,011,705)
                                                 ---------    ---------
Net deferred tax assets                             68,100      776,007
                                                 ---------    ---------
Deferred tax liabilities:
Intangible assets                                    --         371,029
Deferred compensation                               68,100      389,401
Other                                                --          15,577
                                                 ---------    ---------
Total deferred tax liabilities                      68,100      776,007
                                                 ---------    ---------
Net deferred income taxes                       $    --      $    --
                                                 =========    =========

At December 31, 1997, the Company and its subsidiaries had unused net operating loss carryforwards of approximately $8.8 million, expiring on various dates through 2011. Of this amount, approximately $7.7 million is not restricted as to use. The balance of the carryforwards amounting to approximately $1.1 million is restricted to offsetting future taxable income, if any, of the respective companies which generated the carryforwards and may be further limited as to utilization in any one year by existing tax laws.

Prior to the acquisition of HMT (See Note 4), it was taxed under Subchapter S of the Internal Revenue Code and consequently, was not subject to Federal income tax.

NOTE 11 - STOCKHOLDERS' EQUITY

CLASS A PREFERRED STOCK

The Company's Class A preferred stock is non-voting, has a stated value and liquidation preference of $1.00 per share, is convertible into one-half share of the Company's common stock at the election of the holder at any time prior to a public offering of the Company's common stock and automatically converts into common stock at the time of such public offering. As of December 31, 1997, no shares of Class A preferred stock were outstanding.

CLASS B PREFERRED STOCK

The Company's Class B preferred stock is non-voting, has a stated value and liquidation preference of $1.00 per share, is convertible into shares of the Company's common stock (with such number of shares to be determined as of the date of issuance), based on the stated value divided by the 10-day average closing bid price of the Company's common stock) at the election of the holder at any time prior to a public offering of the Company's common stock and automatically converts into common stock at the time of such public offering. As of December 31, 1997, the Company had 2,953,125 shares of Class B preferred stock outstanding.

STOCK PURCHASE OPTIONS AND WARRANTS

The Company has issued common stock purchase warrants in conjunction with the sale and issuance of common stock, preferred stock and convertible debentures. The exercise prices of warrants issued were determined based upon prices related to the issuance of the Company's other securities. Such warrants are generally exercisable at any time within two years from the date of issuance and entitle the holder to receive one share of common stock for each warrant. In August 1997, the Company, by written consent of the Board of Directors, extended the exercise date of all warrants with expiration dates in 1997 and 1998 to December 31, 1998.

The Company has also issued stock options to certain officers, employees and directors. Options granted in 1996 totaled 1,000,000 and are exercisable at $6.00 per share. These options were canceled effective as of December 31, 1997. Options granted in 1997 totaled 1,417,500. Of the total number of options granted in 1997, 117,500 are exercisable at any time over a two year period at an exercise price of $1.50 per share and 1,300,000 are exercisable at any time over a five year period at an exercise price of $0.10 per share.

Options and warrants outstanding are summarized as follows:

                                                                  Weighted
                                                   Exercise       Average
                                                   Price Range    Exercise
                                         Shares    per share      Price
                                        ---------  ------------   ---------
Warrants outstanding
 at December 31, 1995                   1,680,936  $1.50-$8.00       $2.73
Warrants issued                         1,822,098  $1.50-$10.00      $4.00
Options issued                          1,000,000  $6.00             $6.00
                                        ---------
Warrants and options
 outstanding at December 31, 1996       4,503,700  $1.50-$10.00      $3.78
Warrants issued                           697,805  $0.10-$4.50       $1.06
Warrants canceled                        (166,668) $1.50             $1.50
Options issued                          1,417,500  $.010-$1.50       $0.22
Options canceled                       (1,000,000) $6.00             $6.00
                                        ---------
Warrants and options
 outstanding at December 31, 1997       5,452,337  $0.10-$10.00      $1.93
                                        =========

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by Statement No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for the options granted in 1997 was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.50%; no dividend yield; a volatility factor of the expected market price of the Company's common stock of 173%; and a weighted-average expected life of
4.75 years. The assumptions used in 1996 to estimate the fair value of options granted in that year were: risk-free interest rate of 6.66%; no dividend yield; a volatility factor of the expected market price of the Company's common stock of 40.77%; and a weighted-average expected life of two years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models, in management's opinion, do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of the following pro forma disclosure, the estimated fair value of options granted to employees have been expensed. The Company's pro forma net loss and basic earnings per share data after giving effect to the charges to income, as if the Company accounted for stock options under the provisions of Statement No. 123, for the years ended December 31, 1997 and 1996 are summarized as follows:

                                                   1997            1996
                                                 ---------     ----------
Loss from continuing operations                $(1,292,600)  $(19,614,489)
                                                 ---------     ----------
Income (loss) from operations of discontinued
 telecommunications businesses                     238,300    ( 1,322,179)
Gain from disposition of discontinued
 telecommunications businesses                     241,600          --
                                                 ---------      ---------
Net income (loss)                               $ (812,700)  $(20,936,668)
                                                 =========     ==========

Basic earnings per share:
 Loss from continuing operations                $     (.12)  $      (2.35)
 Income (loss) from operations of discontinued
  telecommunications businesses                        .02          (0.16)
 Gain from disposition of discontinued
  telecommunications businesses                        .02            --
                                                 ---------      ---------
      Net loss                                  $     (.08)  $      (2.51)
                                                 =========      =========

NOTE 12  LEASES

The capital lease obligations outstanding as of December 31, 1996 were removed from the Company's consolidated balance sheet in 1997 as a result of the rescission of the ATI acquisition agreement (see Note 4) and the taking of possession by the lessor of certain computer equipment leased by NSC (see Notes 5 and 14).

The Company leases office space and equipment under operating leases expiring on various dates through November 31, 2000. Total minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1997 are as follows:

              1998                                    $  55,949
              1999                                       47,833
              2000                                       43,847
              2001                                         --
              2002                                         --
                                                        -------
              Total minimum future rental payments    $ 147,629
                                                        =======

Rental expense under all operating leases was $167,354, $359,474, and $94,961 in 1997, 1996, and 1995, respectively. During 1997, the Company vacated certain leased premises and is subject to certain additional lease payments and other charges under the leases, all which have been recorded as of December 31, 1997. In addition, the Company is in default of the lease agreement on its San Antonio, TX location.

NOTE 13 - EMPLOYMENT AGREEMENTS

Employment agreements with certain key employees provide for, among other things, the payment of compensation over 5 years from the date of employment regardless of whether or not the employee remains in the employ of the Company. The present value of future obligations under such agreements was $675,966 at December 31, 1997. The Company also has deferred compensation assets related to these agreements. Deferred compensation has been reported on the basis that the related employee(s) continue to provide meaningful service to the Company. In the event the employee(s) cease to provide such service, deferred compensation is reduced accordingly. Following is a summary of amounts included in the accompanying consolidated balance sheets for such agreements as of December 31, 1997 and 1996:

                                                           1997         1996
                                                        ---------     ---------
Deferred compensation assets included in:
 Other current assets                                  $ 126,627     $  355,415
 Deferred compensation (non-current)                      52,941        647,355
                                                        ---------     ---------
                                                       $ 179,568     $1,002,770
                                                        =========     =========


Deferred compensation liabilities included in:
 Accrued expenses and other current liabilities        $ 365,172     $  344,652
 Deferred liabilities under employment agreements        310,794        676,261
                                                        ---------     ---------
                                                       $ 675,966     $1,020,913
                                                        =========     =========

During 1997, certain employees subject to the above described employee agreements resigned resulting in charges to income, in the aggregate, of approximately $626,000, to write-off the unamortized portion of the related deferred compensation asset (see Note 5). Effective in May 1994, the Company entered into a letter agreement to employ its then current Chief Executive Officer. In connection with that letter agreement, the Company reserved 500,000 shares of its common stock, valued at $15,000, and 1,375,000 shares of its Class A preferred stock, valued at $20,625, to be issued as additional compensation upon satisfaction of certain conditions as set forth in the letter agreement. Such conditions were met during 1995 and the shares of common stock and Class A preferred stock previously reserved for issuance were issued. In connection with the issuance of such shares, the Company recorded deferred compensation of $35,625 which is being amortized over the life of the related employment agreement(5 years). The unamortized deferred compensation asset recorded in 1995 was written-off in 1997 due to the resignation of that Chief Executive Officer.

NOTE 14  COMMITMENTS AND CONTINGENCIES

The Company is subject to various legal and administrative proceedings. These proceedings include (i) a consent order executed between the Company and the State of Michigan requiring the Company to use its best efforts to satisfy the prerequisites of the Securities and Exchange Commission and the Michigan Securities Bureau for registering the common stock sold by the Company to purchasers of its securities in the State of Michigan, (ii) actions brought against the Company by certain former employees and persons formerly under contract with the Company for payments allegedly due them,
(iii) an action by a shareholder seeking the rescission of the sale by the Company of its common stock to the shareholder, (iv) an action by an equipment lessor seeking approximately $500,000 in lease payments and other charges due under a lease agreement and (v) an action by the former stockholders of CCI.

These legal and administrative actions are more fully described below.

The consent order executed by the Company and the State of Michigan in December 1996, requires the Company to use its best efforts to satisfy the prerequisites of the Security and Exchange Commission and the Michigan Securities Bureau for registering the common stock sold to Michigan purchasers of its common stock for resale by them in the public market. This action is the result of the sale by the Company of its securities in the State of Michigan without an exemption from registration under the Michigan Uniform Securities Act. In the event the Company is unable to effect a registration statement or such purchasers are unable to resell their shares pursuant to such registration statement at a higher price than their cost, then the Company is required to use its best efforts to satisfy the prerequisites of the Securities and Exchange Commission and the State of Michigan for making a rescission offer to all such purchasers. Also, pursuant to the consent order, the Company must cease the unregistered sale of securities in Michigan, has been censured and has paid costs to the state of $2,500. Upon satisfaction of the consent order, all sanctions are terminated. As of December 31, 1997, the Company estimates its maximum potential exposure as a result of any rescission offer which may be required to be made in the State of Michigan to be approximately $795,739, including interest of approximately $121,615. The interest amount is included in accrued interest in the accompanying consolidated balance sheet. The number of shares the Company believes may be subject to a rescission offer in the State of Michigan, if such an offer were to be made, is approximately 219,000 shares; and, the weighted average purchase price of such shares is approximately $3.25 per share. The Company has not satisfied the requirements of the consent order. Due to the "best efforts" nature of the Company's compliance obligation, the Company believes that its performance of the terms of the consent order is deferred until such time it is able to both financially and functionally comply with the consent order. During the six months ended June 30, 1998, the Company accrued additional interest expense of $26,596 related to the potential rescission offer.

On April 15, 1997, Mr. Ken Lame, as Plaintiff, filed an action in the United States District Court, District Court of Utah, Central Division (Case No. 2:97CV0292W) against the Company and NSC, as Defendants. This action arises from a consulting agreement between Mr. Lame and NSC. The action seeks approximately $250,000, plus interest and attorney's fees, for payments Mr.Lame alleges are due him under a consulting agreement. The Company has recorded a loss reserve of approximately $118,500 related to this action. Resolution of this matter adverse to the Company could result in an additional loss accrual but the Company does not anticipate that it will incur a liability materially in excess of the amount recorded.

On May 21, 1997, Mr. Jeff Good, as Plaintiff, filed an action in the United States District Court, Southern District of Iowa, Davenport Division (Case No. 3-97-CV-80085) against the Company, as Defendant, for amounts Mr. Good alleges are due under an employment agreement between Mr. Good and one of the Company's subsidiaries (which subsidiary is no longer conducting business). This action seeks compensation and benefits under the employment agreement in excess of $200,000. The Company believes this action to be without merit and intends to vigorously defend it. However, it is not possible to predict the likely outcome of this matter.

On May 1, 1997, Mr. John Jassy, as Plaintiff, filed an action in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Fl., Civil Division (Case No. 97-3103-CI-20) against the Company, Mr. Stephen E. Williams and Mr. Edwin B. Salmon, Jr., as Defendants. This action alleges that numerous misrepresentations and deceptive statements were made to Mr. Jassy and certain family members of Mr. Jassy to induce them to purchase the Company's securities. The action seeks rescission of those security purchases, payment of compensation Mr. Jassy alleges is due to him from his employ by the Company as an executive officer and repayment of a loan made to Mr. Williams by Mr. Jassy. This action seeks approximately $500,000, plus interest and attorney's fees. Included in the amounts claimed by plaintiff, are approximately $450,000, including interest, to repurchase approximately 100,000 shares of the Company's common stock purchased by plaintiff and his family members, approximately $47,000, plus interest, Mr. Jassy alleges is payable to him in unpaid salary and benefits and $2,500, plus interest, Mr. Jassy claims is owed to him by Mr. Williams, a former President and Chief Executive Officer of the Company. On May 11.1998, the Company was notified of dismissal of this case.

In May 1996, the Company informed the principals of Coast Communications, Inc. ("CCI") that the Company was canceling the acquisition of CCI and terminating all of the related acquisition documents. The principals of CCI filed suit to enforce promissory notes in the aggregate principal amount of $300,000, which were issued by the Company in connection with the CCI acquisition and the issuance of 200,000 shares of the Company's Class A preferred stock they allege are due them under the acquisition agreement. This matter was referred by court order to mandatory arbitration in the State of Florida. On February 3, 1998, the Arbitrators' awarded in favor of the former shareholders of CCI. The award requires, among other things, that the Company (i) convert 200,000 shares of its Class A Preferred Stock, held by the former shareholders of CCI, into 100,000 shares of its common stock and (ii) issue another 200,000 shares of Class A Preferred Stock to the former CCI stockholders, which is also convertible into 100,000 shares of the Company's common stock, and gave the former shareholders of CCI the ability to seek a summary judgment against the Company for $500,000, without opposition, or accept 500,000 shares of the Company's Class A Preferred Stock in lieu of a summary judgment. As of December 31, 1997, the Company has recorded a loss contingency of $111,000, related to this action. On August 4, 1998, the Company issued 500,000 shares of its Class A Preferred Stock to the former shareholders of CCI in satisfaction of the award in arbitration with no adjustment to the recorded loss reserve.

In October 1997, Boston Financial Corporation ("BFC") took possession of certain computer equipment leased by NSC from BFC as a result of the default by NSC of payments due under the lease. On December 11, 1997, BFC filed an amended suit in District Court, 45th Judicial District, Bexar County, Texas (Case No. 97CI-14567) against NSC and, as guarantors of the lease agreement, the Company, ATI and TNI. This action seeks approximately $500,000 in lease payments and other charges due under the lease agreement. The Company is attempting to negotiate a settlement of this matter and may have several counterclaims against BFC should the Company and BFC fail to settle. However, it is not possible to predict the likely outcome of such negotiations or any counterclaims the Company may have against BFC. As of December 31, 1997, the Company has recorded a loss contingency reserve of approximately $500,000 related to this action.

On June 6, 1997, Timboon, LTD ("Timboon"), as Plaintiff, filed an action in the United States District Court, Southern District of New York (Case No. 97 Civ. 4464 (JSR), against the Company, as Defendant, seeking the delivery of 163,438 shares of the Company's common stock to Plaintiff as a result of the conversion of $150,000 of the Company's 4% Convertible Debentures, issued to Timboon in February 1997 in reliance upon exemptions under Regulation S of the Securities Act of 1933, and the payment of $970,000 (the principal amount of the Company's $4% Convertible Debentures that have not been converted by Timboon) to Timboon, plus damages. The Company filed a counterclaim against Timboon alleging that Timboon breached the representations and covenants it made in the Off-Shore Securities Subscription Agreement. These representations and covenants related to, among other things, Timboon's investment intent in acquiring the Company's securities and its possible "shorting" of the Company's common stock in contemplation of conversion. In addition, the Company alleged that Timboon participated in manipulative market activity with the intent to artificially depress the market price of the Company's common stock. Effective March 2, 1998, the Company and Timboon Ltd. entered into a Settlement Agreement and Release (the "Settlement Agreement") in settlement of all claims brought against each other in connection with the debentures issued to Timboon. See Note 7.

Prior to the rescission of the ATI acquisition agreement, the Company obtained and guaranteed an equipment lease financing facility for ATI's use. The financing facility was subsequently terminated by the lessor due to non-payment by ATI of payments due under the related lease agreements. In connection with the rescission of the ATI acquisition agreement, ATI issued a promissory note to the Company in the amount of $180,000, payable upon the default by ATI of payments due under the lease financing facility. Payments due to the Company under the promissory note are to be equal to the amount, if any, the Company may be required to pay under the lease guaranty agreement. In the event of a default by ATI under the lease financing facility, it is uncertain whether or not the Company would be able to satisfy the terms of the guaranty agreement or whether or not ATI would be able to satisfy the terms of the promissory note.

As of December 31, 1997, the Company and its subsidiaries have pending outstanding judgments totaling approximately $170,000, exclusive of the CCI judgment referred to above. These judgments arose from cancellation of office and equipment leases and from non-payment of obligations due to trade creditors.

The Company is also involved in numerous other legal and administrative actions incurred in the ordinary course of business, none of which are expected to have a material impact on the Company's results of operations.

On June 8, 1998, the Company learned that an Involuntary Petition was filed on June 1, 1998 against the Company in the United States Bankruptcy Court for the Middle District of Florida (see Note 17).

NOTE 15  SEGMENT INFORMATION

The Company's operations are classified into two industry segments: healthcare management and cost containment products and services ("Healthcare") and telecommunications products and services, including pay-per-view related services ("Telecommunications"). In 1996 and 1997, the Company disposed of substantially all of the assets of its telecommunications businesses. Consequently, the healthcare segment is the only segment in which the Company has continuing operations. The operations of the Company's telecommunications segment are classified as discontinued operations in the accompanying consolidated statements of operations for all periods presented. For summary operating results of the Company's discontinued telecommunications segment, see Note 4.

Capital expenditures of the Company's discontinued telecommunications segment were $-0-, $12,561 and $208,503 in 1997, 1996 and 1995, respectively; and, the identifiable assets of the Company's discontinued telecommunications segment included in the consolidated balance sheets as of December 31, 1997 and 1996 are $539 and $660,094, respectively.

In 1997, HMT had one customer that counted for approximately 50% of the Company's consolidated net revenues from continuing operations. In 1996 and 1995, the NSC had one customer that accounted for approximately 47% and 100.0% of the Company's consolidated net revenues from continuing operations. The Company has no inter-segment revenues.

NOTE 16  STATEMENTS OF CASH FLOWS SUPPLEMENTAL INFORMATION

                                                                       SIX MONTHS
                                      YEAR ENDED DECEMBER 31,        ENDED JUNE 30,
                                 -------------------------------   ------------------
                                   1997       1996        1995       1998       1997
                                 --------   --------   ---------   --------   -------
Non-cash investing and
 financing activities:

  Equipment capital leases      $  73,184  $ 703,215  $  112,308  $    --    $ 73,184
                                 ========   ========    ========   ========   =======
  Notes payable issued in
   connection with
   business acquisitions        $    --    $    --    $  700,000  $    --    $    --
                                 ========   ========   =========   ========   =======
  Issuance of stock for debt    $ 716,318  $ 199,150  $    --     $ 276,125  $716,318
                                 ========   ========   =========   ========   =======
  Issuance of common stock in
   settlement of accrued and
   other liabilities            $    --    $    --    $    --     $ 526,862  $    --
                                 ========   ========   =========   ========   =======
  Redemption of debentures
   payable                      $    --    $    --    $    --     $ 286,588  $    --
                                 ========   ========   =========   ========   =======
  Recovery of note receivable
   from the sale of assets      $    --    $    --    $    --     $ 305,345  $    --
                                 ========   ========   =========   ========   =======
Cash paid during the period for:

 Interest                       $ 131,635  $    --    $   23,055  $   7,277  $ 76,217
                                 ========   ========   =========   ========  ========
 Income taxes                   $    --    $    --    $    --     $    --    $    --
                                 ========   ========   =========   ========   =======

NOTE 17 EVENTS SUBSEQUENT TO DECEMBER 31, 1997

In March 1998, the Company made an offer to each of the holders of its 10% convertible debentures payable to the former shareholders of TNI to redeem the debentures in return for 1.5 shares of the Company's common stock for each dollar of principal, plus accrued interest, due to each of the debenture holders, plus common stock purchase warrants exercisable at any time over a five year period at an exercise price of $0.20 per share. The number of common stock purchase warrants issued upon acceptance of the offer to redeem the debentures was determined by dividing the principal amount of each debenture by two (2). As of March 31, 1998 (the expiration date of the offer), the Company had received the acceptance of all of the holders of the debentures. Pursuant to the redemption offer, the Company issued 893,278 shares of its common stock and 450,000 stock purchase warrants (225,000 of which are exercisable at $1.50 per share by the terms of the respective debenture note and 225,000 of which are exercisable at $0.20 per share pursuant to the redemption offer). The carrying amount of the debt extinguished exceeded the fair value of the common stock and warrants issued in exchange for the debt. This excess is classified as an extraordinary gain in the accompanying unaudited consolidated statement of operations for the six months ended June 30, 1998.

In March 1998, the Company, TNI, International Teledata Corporation ("ITD") and certain former employees of the Company (the "Employees") entered into an agreement (the "Agreement") which provided for the transfer of certain ITD assets to the Employees. The assets transferred pursuant to the Agreement were sold to ITD by TNI pursuant to the Purchase and Sale Agreement, dated as of January 31, 1997, between TNI and ITD. In connection with the transfer of assets pursuant to the Agreement, the Company canceled the $500,000 convertible debenture note issued by ITD (the "ITD Note") in conjunction with the Purchase and Sale Agreement in exchange for 496,902 shares of the Company's common stock beneficially owned by the Employees, the waiver by the Employees of accrued and unpaid compensation due to them and the cancellation of their employment agreements with the Company. Included in income (loss) from operations of discontinued telecommunications businesses for the six months ended June 30, 1998 is income of approximately $306,000 from the cancellation and partial recovery of the ITD Note.

The Company learned on June 8, 1998 that an Involuntary Petition (the "Petition") was filed on June 1, 1998 against the Company in the United States Bankruptcy Court for the Middle District of Florida (Case No. 98-09299-8P7) under Chapter 7 of the Bankruptcy Act (the "Proceeding") by certain petitioners (the "Petitioners"). The names of the Petitioners and the amounts of their alleged claims are set forth in the following table.

Petitioner Name	                                Amount Claimed
---------------                                 --------------
Kenneth D. Lame                                   $ 212,519
Barry L. Johnson                                      9,171
Jon T. Lame                                           2,325
Jack Arthur                                          26,498
K. Philip Lame                                          489
Keith A. Krenz                                       77,442

Kenneth Lame served as a consultant to NSC from October 31, 1995 to January 17, 1997 and as its President and Chief Executive Officer from January 1997 to March 1997. Part of Kenneth Lame's assigned duties as the President and Chief Executive Officer of NSC was development of a business, operating and marketing plan for NSC's "CHAMPUS software and data base." Kenneth Lame did not deliver any business, operating or marketing plans to NSC and NSC terminated the services of Kenneth Lame in March 1997. NSC disputes the alleged claim of Kenneth Lame, which is properly against NSC. Kenneth Lame arranged for NSC to engage the services of Petitioners Johnson, Jon T. Lame, Arthur and K. Philip Lame to assist him in development of the business, operating and marketing plan. The Company believes that it never employed Kenneth Lame or the Petitioners named in the preceding sentence and is not indebted to them in any amount. Furthermore, the Company believes the alleged claims of Petitioners Arthur, Jon. T. Lame and K. Philip Lame have been paid in full and the alleged claim of Petitioner Johnson has been reduced to $4,000.

Kenneth Lame introduced Health Management Technologies, Inc. ("HMT") to the Company which the Company ultimately acquired and later divested. The Company and Kenneth Lame entered into a letter agreement dated July 16, 1996 for payment of a finder's fee to Kenneth Lame for the HMT acquisition. The Company believes it has satisfied in full all of its monetary obligations to Kenneth Lame under the letter agreement. Furthermore, Kenneth Lame has a suit pending against the Company and NSC in The United States District Court, District of Utah (case no. 2:97-cv-00292 C) for the claims which he asserts against the Company in the Petition. Accordingly, the Company believes Petitioners Kenneth Lame, Johnson, Jon T. Lame, Arthur and K. Philip Lame are creditors of NSC, to the extent of provable claims, and not creditors of the Company.

Petitioner Krenz was a shareholder of NSC at the time it was acquired by the Company. As a part of the acquisition agreement, the Company issued a promissory note to Mr. Krenz in the amount of $129,070. The Company paid $51,628 of this note prior to May 1996; but, suspended payments because the Company discovered the business, assets and prospects of NSC had been misrepresented. The Company has not received any correspondence or any demand for payment from Mr. Krenz since the date it suspended payments to Mr. Krenz.

Subsequent to the filing of the original petition, five additional creditors joined in the petition. Four of the five additional petitioners are creditors of NSC and not the Company and the Company disputes the claim of the other creditor. The Company filed a motion to dismiss the Petition on the grounds that it does not meet the requirements of the U.S. Bankruptcy Code and the Petitioners filed a motion for summary judgment. On October 27, 1998, the U.S. Bankruptcy Court denied the motion for summary judgement and set a hearing date of January 12, 1999. In the event the Company prevails, it intends to seek sanctions against the Petitioners and its counsel for any damages it sustains as a result of the Petition.

On June 30, 1998, the Company and its former Chief Executive Officer (the "Former CEO") entered into an agreement and mutual release (the "Release"). Pursuant to the Release, the Company agreed to issue 300,000 shares of its common stock and release the Former CEO from any and all claims, demands, contracts, and obligations of any kind whatsoever which the Company had, has or may have against the Former CEO in exchange for a release from the Former CEO of any and all claims, demands, contracts and obligations of any kind whatsoever which the Former CEO had, has or may have against the Company arising out of an employment agreement dated as of February 8, 1995 between the Company and the Former CEO (the "Employment Agreement"). As a result of the Release, the Company removed all liabilities previously accrued by the Company under the Employment Agreement from its consolidated balance sheet as of June 30, 1998 and recorded other income of approximately $380,000.

In May 1998, the Company reactivated a dormant, wholly owned subsidiary, owned since January 1995, for the purpose of divesting ownership and control of the subsidiary in connection with the acquisition of one or more businesses in the telecommunications industry. A majority of ownership and control of the subsidiary was sold by the subsidiary to an outside group of managers and investors, in July 1998, and the Company received a payment of $100,000 from the subsidiary in consideration for certain undertakings by the Company. Pursuant to a Recapitalization Agreement in September 1998, the Company retained 625,000 shares of the subsidiary's common stock out of 1,000,000 shares originally owned. In October 1998, the subsidiary acquired a switchless reseller of long distance telephone service. The Company has partially fulfilled its undertakings to the subsidiary by transferring 255,000 shares of the subsidiary's shares which it retained to certain persons, or their nominees, identified by the subsidiary's management, who rendered consulting services to the subsidiary and by declaring a dividend to the Company's stockholders of record on October 30, 1998, payable in an aggregate of 300,000 shares of the subsidiary's shares owned by the Company. The Company will retain 70,000 shares for investment and future sale. The designee of the Company's chairman received 25,000 shares of the subsidiary's shares owned by the Company in payment for services which the chairman rendered to the subsidiary.

NOTE 18 - Valuation and Qualifying Accounts

Valuation and qualifying accounts (which are deducted from the assets to which they apply) consist of an allowance for doubtful accounts.

Following is a summary of the allowance for doubtful accounts:

Balance, December 31, 1995                     $510,000
 Additions:
  Provision for bad debts charged
    to operations                               522,687
 Deductions:
  Write-offs                                   (985,254)
  CCI Elimination                               (19,359)
                                                -------
Balance, December 31, 1996                       28,074
 Additions:
  Provision for bad debts charged
    to operations                                39,816
 Deductions:
  Write-offs                                    (63,214)
  Discontinued operations                        (4,676)
                                                -------
Balance, December 31, 1997                     $   --
                                                =======

The provision for bad debts charged to operations applicable to discontinued operations was $475,711 in 1996.

NOTE 19 - PROPOSED ACQUISITION

On November 14, 1997, the Company and the stockholders of HMG Health Care Claims Auditing, Inc. ("HMG") entered into an agreement to exchange stock ( the "Agreement to Exchange Stock"). Pursuant to the Agreement to Exchange Stock, the Company is to acquire all of the outstanding stock of HMG in exchange for shares of the Company's common stock (the "HMG Acquisition Shares"). The number of HMG Acquisition Shares is to be determined at closing and are to be equal to 30% of the then outstanding common stock of the Company after giving effect to the issuance of the HMG Acquisition Shares. The acquisition of HMG is subject to, among other things, the Company obtaining equity or debt financing to refinance the existing indebtedness of HMG ($850,000) and pay other costs and expenses related to the acquisition. The Agreement to Exchange Stock contemplated a December 31, 1997 closing. Subsequent thereto, the Agreement to Exchange Stock was terminated by the mutual consent of the parties.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Filing Fees:
U.S. Securities and Exchange Commission                       $    1,400
Transfer Agent and Registrar's Fee                                 1,000
Accounting Fees and Expenses                                      15,000
Printing and Engraving Expenses                                    1,500
TOTAL                                                         $   18,900

Item 14.  Indemnification of Directors and Officers.

The Florida Business Corporation Act, effective July 1, 1990 as revised, empowers a Florida corporation to provide indemnification to directors, officers, employees and agents of the corporation (including persons who serve at the request of the corporation in such capacities in another corporation, partnership, joint venture, trust or other enterprise) by reason of his service in such capacity (a) against liability (including attorneys fees and costs and costs of settlement) in an action, otherwise than by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to criminal proceedings had no reasonable cause to believe his conduct was unlawful, provided that a judgment, order, settlement, conviction or plea of nolo contendre shall not create a presumption that such person is not entitled to indemnity; and (b) against expenses and amounts paid in settlement in an action by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, but not to the extent such person is adjudged liable except as the court shall determine such person is fairly and reasonably entitled to indemnification for expenses. Indemnification shall be made only when specifically authorized in the particular case by a majority of a quorum of disinterested directors or by a majority of a committee designated by the board or by independent legal counsel or by a majority of disinterested stockholders. Expenses of litigation may be advanced by the corporation, if the indemnified person undertakes to repay such amounts in the event it later is determined that he is not entitled to indemnification. Any such person may apply to a court of competent jurisdiction for indemnification, notwithstanding a contrary determination by the board of directors or the stockholder.







[Remainder of page left blank]


Item 15.  RECENT SALES OF UNREGISTERED SECURITIES.

During the three years ended December 31, 1997, the Company has sold the securities set forth in the following tables in reliance upon exemption from registration under the Securities Act of 1933, as provided by Section 4(2) thereof.

(a) The following table sets forth cash sales of the Company's common stock during each of the three years ended December 31, 1997. The persons who acquired the Company's common stock were existing shareholders of the Company, were known by the Company's management or were introduced to the Company's management by other investors or persons acquainted with the Company.

               Approximate
Year Ended     Number of          Number of     Total
December 31,   Investors          Shares        Proceeds
-----------    ---------         ---------   -----------
1995            130              1,477,874   $4,110,887
1996             70                413,688    2,187,273
1997             10                205,556      231,500

(b) The following table sets forth the number of shares and the value assigned to the shares of the Company's common stock issued during each of the three years ended December 31, 1997 as compensation for services rendered to the Company by Directors, officers, consultants, legal counsel and other advisors.

               Approximate
Year Ended     Number of      Number of
December 31,   Recipients     Shares         Amount
-----------    ----------     ---------     -------
1995               31         1,053,090    $431,148
1996                7            41,754     260,193
1997               10         1,000,857     384,235

(c) The following table sets forth the number of shares and the value assigned to the shares of the Company's common stock issued in connection with the acquisition of businesses and assets for the three years ended December 31, 1997.

              Approximate
              Number of        Busines or Assets       Number of
Date          Recipients       Acquired                Shares        Amount
----          ----------       ----------------------  ---------     -------
June 1995         1            Comstar                   200,000   $ 126,000
September 1995    6            Long-distance customer
                               Base                       19,763      74,111
October 1995      3            NSC                     2,000,000   6,916,000
October 1995      1            NSC acquisition fees      100,000     346,000
December 1995     1            Long-distance customer
                               Base                       20,002     130,413
March 1996        2            HMT                       309,837   2,000,000
July 1996         1            HMT acquisition fees       23,333      65,000


(d) The following table sets forth the number of shares of the Company's common stock issued upon conversion of the Company's Class A and Class B preferred stock and the amount of Class A and Class B preferred stock which was converted into shares of the Company's common stock for each of the three years ended December 31, 1997. See (f) below.

             Approximate     Class of Security    Number of
Year Ended   Number of       converted into       common
December 31, Recipients      common stock         shares       Amount
------------ ----------      -----------------    ---------    -------
1995         N\A              N\A                  N\A           N\A
1996         6                Class A preferred    2,204,000   $177,495
             2                Class B preferred       50,910    236,600
1997         4                Class A preferred       96,000        630
             2                Class B preferred      580,682    874,485

(e) The following table sets forth the number of shares of the Company's common stock issued upon conversion of the Company's convertible notes and debentures and the amount of convertible note and debenture indebtedness which was converted into shares of the Company's common stock for the three years ended December 31, 1997. See (g) below.

                        Date of             Number of           Amount of
Name of Lender          Conversion          common shares       Indebedness
--------------          ----------          -------------       -----------
Renee Woody             March 1996              1,000            $  1,500
Robert Sweet            March 1996              1,000               1,500
Richard Sweet           March 1996              9,845              14,768
Lynn Hennegan           March 1996              1,000               1,500
Sean Davis              March 1996              1,000               1,500
Bart Andeer             March 1996                250                 375
Floroe Andeer           March 1996                250                 375
Brittany Leigh, Inc.    March 1996             76,740             110,837
American First
Equipment Leasing, Inc. March 1996            116,467              66,652
Ken Gilde, Jr.          February 1997          19,033              85,899
Richard Sweet           February 1997          41,565              41,565
Edwin Salmon            February 1997          25,762              25,762
Lee Mullineaux          February 1997          51,296              46,395
American First
Equipment Leasing, Inc. February 1997          61,404              61,404
RIC Investment Fund     February 1997          90,113             304,356
RANA Investment
Company                 April 1997             31,887              30,937
Timboon, LTD            May 1997               87,912              50,000
Timboon, LTD            May 1997              168,449              70,000

(f) The following table sets forth the number of shares of the Company's Class A and Class B preferred stock and the value assigned to the shares of the Company's Class A and Class B preferred stock issued in connection with the acquisition of businesses and for other purposes for the three years ended December 31, 1997. See (d) above.

              Approximate Business or assets
              Number of   acquired or other       Class of   Number of
Date          Recipients  purpose for issuance    Preferred  shares     Amount
------------- ---------- -----------------------  ---------  ---------  --------
June 1995         1      Acquisition of LCI       Class A    1,075,000 $   -0-
June 1995         1      Officer compensation     Class A    1,375,000    20,625
June 1995         1      Acquisition of Comstar   Class A      500,000   157,500
August 1995       1      Consulting fees          Class A      150,000      -0-
July 1995         7      Acquisition of TNI       Class B ,    550,000 2,491,745
February 1996     2      Extension of indebedness Class B      140,000   236,600

(g) The following table sets forth the date, name and amount of note and debenture indebtedness issued for cash by the Company for the three years ended December 31, 1997. The persons who acquired the Company's notes and debentures were existing shareholders of the Company, were known by the Company's management or were introduced to the Company's management by other investors or persons acquainted with the Company. See (e) above.

Date            Name                                       Amount
-------------   -------------------------------------    ---------
January 1995    American First Equipment Leasing, Inc.  $   32,000
February 1995   American First Equipment Leasing, Inc.       5,000
February 1995   Brittany Leigh, Inc.                         1,000
March 1995      Brittany Leigh, Inc.                        17,150
April 1995      Brittany Leigh, Inc.                       113,750
May 1995        Brittany Leigh, Inc.                        39,500
May 1995        American First Equipment Leasing, Inc.      16,000
June 1995       Richard Sweet                               20,000
June 1995       American First Equipment Leasing, Inc.      10,000
July 1995       Brittany Leigh, Inc.                        10,000
October 1995    American First Equipment Leasing, Inc.      15,000
October 1995    Brittany Leigh, Inc.                        52,000
November 1995   American First Equipment Leasing, Inc.     100,000
March 1996      Richard Sweet                               25,000
April 1996+     Toby Walker                                200,000
April 1996      American First Equipment Leasing, Inc.      49,000
June 1996       Nidan Corporation                          500,000
July 1996       Nidan Corporation                          345,000
August 1996     Toby Walker                                200,000
September 1996  American First Equipment Leasing, Inc.       5,000
October 1996    American First Equipment Leasing, Inc.      24,000
October 1996    Nidan Corporation                          246,000
November 1996   Nidan Corporation                           65,000
November 1996   RIC Investment Fund                        300,000
November 1996   RANA Investment Company                    200,000
December 1996   American First Equipment Leasing, Inc.       4.717
December 1996   Richard Sweet                               15,000
December 1996   Nidan Corporation                           39,000
January 1997    Lee Mullineaux                              10,000
January 1997    Tuzo Jerger                                 30,000
January 1997    Judson Marquart                             20,000
February 1997   Timboon, LTD                             1,120,000
April 1997      American First Equipment Leasing, Inc.      30,000
April 1997      Edwin B. Salmon                              9,633

Date            Name                                       Amount
-------------   -------------------------------------    ---------
April 1997      Brittany Leigh, Inc.                        55,000
July 1997       American First Equipment Leasing, Inc.       4,500
August 1997     Veronica Tully                               2,000
August 1997     Paige Clarke                                 3,000
September 1997  Edwin B. Salmon                             10,000
September 1997  American First Equipment Leasing, Inc.       5,000
September 1997  Brittany Leigh, Inc.                        10,000
September 1997  Energy Electric, Inc.                       30,000
October 1997    Edwin B. Salmon                              5,500
October 1997    Mark and Virginia Blanchard                 25,000
November 1997   Henry Rodriguez                             70,000
November 1997   Mark and Virginia Blanchard                 25,000
December 1997   RTR Financial Coporation                    80,000

(h) The following table sets forth the date, name and amount of note and debenture indebtedness issued by the Company for the three years ended December 31, 1997 in connection with the acquisition of businesses. See Notes 7 and 17 to the consolidated financial statements.

                                   Business
Date         Name                  Acquired   Amount
---------    -------------------   --------   -------
July 1995    Telcom United North    TNI     $ 225,000
July 1995    Donald McAlister       TNI        75,000
July 1995    David Fink             TNI        25,000
July 1995    Leonard D'Innocenzo    TNI        25,000
July 1995    Dean Colantino         TNI        25,000
July 1995    Don Dugan              TNI        25,000
July 1995    Comgi Retirement Trust TNI        12,500
July 1995    John and Sharon Lang   TNI        12,500
July 1995    Dale Higgins           TNI        12,500
July 1995    Thomas Jannarone       TNI        12,500
October 1995 Keith Krenz            NSC       129,071
October 1995 Dinesh Khaladkar       NSC       120,929

(i) The following table sets forth options and warrants issued by the Company for the three years ended December 31, 1997, the names of the holders, the date on which the options and warrants were issued, the exercise price of the warrants and options and their date of expiration.

                          Date       Number of    Expiration  Exercise
Name of Security Holder   Issued     Shares       Date        Price
------------------------  -------    --------     ----------  --------
Michael Zidek             6/25/95       1,000        12/31/98  $1.50
Joseph Caudle             6/26/95       2,000        12/31/98   1.50
Jack & Adrienne Moye      6/26/95       6,667        12/31/98   1.50
David Brickely            6/26/95      10,000        12/31/98   1.50
Thomas Jehl               6/26/95      20,000        12/31/98   1.50
Richard L Summers         6/26/95      24,300        12/31/98   1.50
Desert West Invest. Res.  6/26/95      15,000        12/31/98   1.50
Telford A Walker          6/26/95      50,000          2/2/98   3.00
Ronald O Nestor           6/26/95       3,750         8/12/98   3.00
Tuzo Jerger               6/26/95       2,750         8/12/98   3.00
Arnold A Schnoll           7/5/95      10,000        12/31/98   1.50
Edward & Martha Carey      7/5/95      10,000        12/31/98   1.50
Mark S Carney              7/5/95      75,000        12/31/98   1.50
David C & David A Rippy    7/6/95      10,000        12/31/98   1.50
Art Leffers                7/6/95       6,700        12/31/98   1.50
Janice M Shelton           7/6/95       2,000        12/31/98   1.50
David K Brickley           7/6/95      10,000        12/31/98   1.50
William A Cameron          7/6/95       2,000        12/31/98   1.50
Maurice W Nicholson        7/6/95      20,000        12/31/98   1.50
Adrienne Moye              7/6/95       3,333        12/31/98   1.50
Arnold A Schnoll           7/6/95       5,000        12/31/98   1.50
David K Brickley           7/10/95      3,320        12/31/98   1.50
David K Brickley           7/10/95      1,680        12/31/98   1.50
Jess Robinson              7/10/95      3,333        12/31/98   1.50
Robert & Lynn Kilroy       7/10/95      2,000        12/31/98   1.50
Harold S & Jean V Davis    7/11/95      3,400        12/31/98   1.50
Janice Lee Davis           7/11/95      3,400        12/31/98   1.50
Sarah Brewer Cooley        7/14/95      3,333        12/31/98   1.50
Arnold A Schnoll           7/14/95     10,000        12/31/98   1.50
Keith Jassy                7/14/95     10,000          2/9/99   1.50
John Jassy                 7/14/95     10,000          2/9/99   1.50
Arnold A Schnoll           7/17/95      8,000        12/31/98   1.50
Mike Hied                  7/17/95      5,000        12/31/98   1.50
Richard & Judith Alexander 7/28/95      2,000        12/31/98   1.50
Arnold Schnoll             7/30/95      7,000        12/31/98   1.50
Richard Summers            7/30/95     12,850        12/31/98   1.50
Desert West Invest. Res.   7/30/95     32,667        12/31/98   1.50
Telford A Walker           7/30/95     22,000          2/2/98   1.50
Peter J Desforges           8/3/95     10,000        12/31/98   1.50
Amen J Wardy                8/4/95      6,667        12/31/98   1.50
Joseph M Caudle             8/5/95      2,000        12/31/98   1.50
Richard L Summers           8/8/95      6,400        12/31/98   1.50
Jerome D Nourse            8/12/95      8,000        12/31/98   1.50
Newberry Family Irr. Trust 8/12/95      6,667        12/31/98   1.50
OWL Holdings, L P          8/12/95     10,000        12/31/98   1.50
Keven D Foster             8/12/95      2,000        12/31/98   4.00
Mark S Carney              8/12/95     25,000        12/31/98   1.50
Timothy A Wesley           8/12/95      5,000        12/31/98   1.50
Michael Heid               8/16/95      3,333        12/31/98   1.50
Mark S Carney              8/16/95     25,000        12/31/98   1.50

                          Date       Number of    Expiration  Exercise
Name of Security Holder   Issued     Shares       Date        Price
------------------------  -------    --------     ----------  --------
Ronald T Bean              8/16/95    166,666        12/31/98   1.50
Peter Wilson               8/19/95      6,667        12/31/98   1.50
Vista Quest                8/22/95     25,000        12/31/98   1.50
Vista Quest                8/22/95     25,000        12/31/98   2.00
Timothy A Wesley           8/25/95      2,500        12/31/98   1.50
Telford A Walker           8/26/95    135,000          2/2/98   3.00
Joe Gupta                  8/28/95     10,000        12/31/98   1.50
Timothy A Wesley           9/22/95      7,500        12/31/98   1.50
Vista Quest                9/23/95     25,000        12/31/98   2.50
Michael L Basso            9/25/95     10,000        12/31/98   1.50
Cesar A Muniz              9/25/95      5,000        12/31/98   1.50
David E Salmon             9/25/95      5,000        12/31/98   1.50
John B Troubh             10/17/95     10,000        12/31/98   3.50
Stephen W Leahy           10/17/95      7,000        12/31/98   3.50
Seth Sholes               10/17/95      5,000        12/31/98   3.50
Joseph Musto              10/17/95      4,000        12/31/98   3.50
Steven T Lebman           10/17/95      5,000        12/31/98   3.00
Robt W Jr & Delores Meyer 10/17/95     50,000        12/31/98   3.50
Ronald Bean               10/17/95    100,000        12/31/98   3.50
Robert W Meyer, Jr         11/1/95     25,000        12/31/98   3.00
Augzella Bean              11/1/95      5,714        12/31/98   3.50
Ronald Bean                11/1/95     50,000        12/31/98   3.50
Renata Young              11/14/95      4,300        12/31/98   3.50
JAR Investments Co Ltd    11/14/95      4,300        12/31/98   3.50
Anita Rice                11/14/95      4,300        12/31/98   3.50
Mark Geiselmayr           11/14/95      4,300        12/31/98   3.50
Paul B. & Pete Ropner     11/14/95      4,300        12/31/98   3.50
R A Ferrin Co Inc SEP     11/14/95      4,300        12/31/98   3.50
Robert I Nash             11/14/95      4,300        12/31/98   3.50
Steven R Nash             11/14/95      5,750        12/31/98   3.50
Geraldine S Barlow        11/14/95      4,300        12/31/98   3.50
Joyce T Rice              11/14/95      5,750        12/31/98   3.50
Thomas E Daniels, Jr      11/14/95      4,300        12/31/98   3.50
Floyd E Hodges            11/14/95      2,150        12/31/98   3.50
Fred S & Arlene Kolm      11/14/95      2,150        12/31/98   3.50
Susan O Vogeler Trust     11/14/95      4,300        12/31/98   3.50
Keven J Monson            11/14/95      4,300        12/31/98   3.50
Bradford K Beesley        11/14/95      4,300        12/31/98   3.50
George W Mills            11/14/95      7,200        12/31/98   3.50
William Beesley III       11/14/95      4,300        12/31/98   3.50
Famous Maid Brassier Corp 11/14/95     10,000        12/31/98   2.50
Bruce L Varga             11/14/95      1,500        12/31/98   3.50
Albert Max Koehler, Jr    11/14/95      5,000        12/31/98   3.50
David A Rippy             11/14/95     10,000        12/31/98   3.50
David C Rippy             11/14/95      5,000        12/31/98   3.50
Merle Davis               11/14/95      2,000        12/31/98   3.50
Merle Davis               11/14/95      2,000        12/31/98   3.50
Merle Davis               11/14/95     14,000        12/31/98   3.50
Richard Summers           11/14/95      6,400        12/31/98   1.50
Mark S Carney             11/14/95     25,000        12/31/98   1.50
Elgin Cary                11/14/95     13,200        12/31/98   3.50
David S Schneeweiss       11/14/95     10,000        12/31/98   3.50
Robert L Frank            11/14/95      5,000        12/31/98   3.50
Dennis Epstein            11/14/95     22,000        12/31/98   3.50
Edward & Martha Cary      11/14/95      5,000        12/31/98   3.50
Karen Jo Kelly            11/14/95      2,286        12/31/98   3.50
JoAnn Paulich             11/14/95      2,000        12/31/98   3.50

                          Date       Number of    Expiration  Exercise
Name of Security Holder   Issued     Shares       Date        Price
------------------------  -------    --------     ----------  --------
Thomas Capaldi            11/14/95     20,000        12/31/98   3.50
Suzanne Kuhns             11/14/95     13,200          9/7/99   3.50
Merle Davis               11/15/95      3,000        12/31/98   3.50
Stanley & Anne Kotler     11/15/95      5,000        12/31/98   3.50
Rich Family Prtshp, LLC    12/6/95     10,000        12/31/98   3.50
Leon & Sandra Karash       12/6/95      4,000        12/31/98   3.50
Clark Mech'cal Contractors 12/6/95      2,150        12/31/98   3.50
Timothy C Richards         12/6/95      2,150        12/31/98   3.50
Donald & Elsie Mae Bryan   12/6/95      2,150        12/31/98   3.50
Thomas Capaldi             12/6/95      9,000        12/31/98   3.50
Jane A Miller              12/6/95      5,000        12/31/98   3.50
Phyllis J Rice             12/6/95      5,000        12/31/98   3.50
David A Rippy             12/22/95     15,000        12/31/98   8.00
Elgin Cary                12/22/95     40,100        12/31/98   3.50
Suzanne Kuhns             12/22/95     40,100          9/7/99   3.50
John T Orton                1/9/96      4,500          1/8/98   2.50
Travis S Shannon            1/9/96      3,000          1/8/98   2.50
James P Acos                1/9/96      2,000          1/8/98   2.50
William Kovacs              1/9/96      6,000          1/8/98   2.50
Robert Riess                1/9/96      4,000          1/8/98   2.50
James Dicanio               1/9/96      2,000          1/8/98   2.50
Ronald O Nestor             1/9/96     20,000          1/8/98   2.50
Larry Barels                1/9/96      4,000          1/8/98   2.50
William J Conrad            1/9/96      6,500          1/8/98   2.50
David Anawalt               1/9/96      2,000          1/8/98   2.50
Nikki Nestor & Ben Cherski  1/9/96      3,000          1/8/98   2.50
Tuzo Jerger                 1/9/96      5,000          1/8/98   2.50
T Jerger & I. Rollover      1/9/96      4,800          1/8/98   2.50
Timothy C Richards          1/9/96      2,150          1/8/98   3.50
Marae & James Kimball       1/9/96      2,875          1/8/98   3.50
Bruce Jorgenson             1/9/96     11,450          1/8/98   3.50
Stephen D Taylor            1/9/96      3,600          1/8/98   3.50
William Madsen              1/9/96      2,150          1/8/98   3.50
Reynold T Rice              1/9/96      2,150          1/8/98   3.50
Brent & Joenne Rice         1/9/96      2,150          1/8/98   3.50
Jay Rice                    1/9/96     68,185          1/8/98   3.50
Merle Davis                 1/9/96     25,000          1/8/98   3.50
Thomas R Ballman            1/9/96      5,000          1/8/98   5.00
Virginai V Armstrong        1/9/96      4,286          1/8/98   3.50
David B Douglas             1/9/96      6,000          1/8/98   3.50
Catherine D Audrey IRA      1/9/96      2,000          1/8/98   2.50
Bonbright Family Trust      1/9/96      4,286          1/8/98   3.50
Larry Snapp                 1/9/96     24,350          1/8/98   3.50
John & Cindy Rodgers        1/9/96      5,000          1/8/98   3.00
Wexford Gravel Pension Tst  1/9/96     30,000          1/8/98   3.50
Ron Nestor                  1/9/96     68,300          1/8/98   2.50
Karen Jo Kelly              2/9/96      1,000          2/8/98   8.00
Joseph S Calabrese          2/9/96     17,000          2/8/98   8.00
David Marchetti             2/9/96      3,000          2/8/98   8.00
Robert L Frank              2/9/96      1,500          2/8/98   8.00
Mike &  Laura Heid          2/9/96      1,000          2/8/98   8.00
Michael A Rich              2/9/96      1,500          2/8/98   8.00
Rich Fmly Prtshp LLC        2/9/96      1,500          2/8/98   8.00
Dennis & Elizabeth Epstein  2/9/96      5,500          2/8/98   8.00
Robert & MaryAnn Stevenson  2/9/96      1,500          2/8/98   8.00
Karen Jo Kelly              2/9/96      4,167          2/8/98   8.00
Ryan Kelly                  2/9/96        125          2/8/98   8.00

                          Date       Number of    Expiration  Exercise
Name of Security Holder   Issued     Shares       Date        Price
------------------------  -------    --------     ----------  --------
Jack & Adrienne Moye        2/9/96        834          2/8/98   8.00
Adrieane Moye               2/9/96      1,417          2/8/98   8.00
General Consultants         2/9/96        700          2/8/98   3.50
General Consultants         2/9/96     31,157          2/8/98   3.50
Douglas L Drumwright        2/9/96      4,167          2/8/98   8.00
David B Douglas             2/9/96      7,500          2/8/98   8.00
Jay Rice                    2/9/96     17,667          2/8/98   8.00
Robert W Meyer Jr           2/9/96     18,000          2/8/98   3.50
Ronald Bean                 2/9/96     13,333          2/8/98   1.50
Ronald Bean                 2/9/96     53,271          2/8/98   3.50
Dave Rippy                 2/16/96     10,000         2/15/98   3.50
Michael Heid               2/16/96      1,000         2/15/98   4.50
Elgin Cary                 2/16/96     33,000         2/22/98   8.00
John Jassy                 2/16/96     78,929         2/15/98   3.00
Gregory Somers & E Johnson 2/16/96        834         2/15/98   8.00
Helt Industries Ltd        2/16/96      1,000         2/15/98   8.00
Patrick & Joan Griffiths   2/16/96      1,667         2/15/98   8.00
John A Beckwith            2/23/96      2,000         2/15/98   8.00
George & Louise Werner     2/23/96      2,500         2/15/98   8.00
Steve Reid                  3/8/96    207,000          3/7/98   4.00
Steve Reid                  3/8/96     70,000          3/7/98   2.50
Merle Davis                3/12/96      8,000         3/11/98   3.50
Janice M Shelton           3/12/96        963         3/11/98  10.00
Richard L Summers          3/12/96        282         3/11/98  10.00
David A Rippy              3/12/96      2,000         3/11/98  10.00
Robert E Smith Ttee        3/12/96        938         3/11/98  10.00
Michael J Donnelly         3/12/96      1,000         3/11/98  10.00
Matthew P Rippy            3/12/96        500         3/11/98  10.00
Michael C Rippy            3/12/96        750         3/11/98  10.00
Brittney Leigh, Inc.       3/12/96      2,500         3/11/98  10.00
Albert Max Koehler, Jr.    3/12/96        250         3/11/98  10.00
Anthony P Grasso           3/12/96      2,500         3/11/98  10.00
Standard Cap. Group, Inc.  3/12/96     50,000         3/11/98   4.00
Edward Cary                3/12/96      1,500         3/11/98   8.00
Eddie Yoon                 3/12/96      3,000         3/11/98   2.50
David C Rippy              3/12/96        500         3/11/98  10.00
Thom Mcnamee                4/8/96      2,500         2/15/98   8.00
Richard Sweet               4/8/96     14,345          4/7/98   1.50
Brittany Leigh Inc.         4/8/96     76,740          4/7/98   1.50
Amer. First Equip Leasing   4/8/96    116,467          4/7/98   1.50
Walter P Langtry           4/25/96      5,246         4/24/98   7.62
Arthur J Leffers           4/25/96      3,300         4/24/98   7.62
Ronald E Soderling         4/25/96     10,000         4/24/98  10.00
Mathew P Rippy             4/25/96        500         4/24/98  10.00
Michael C Rippy            4/25/96        750         4/24/98  10.00
David C Rippy              4/25/96        500         4/24/98  10.00
David A Rippy              4/25/96      2,000         4/24/98  10.00
Mike Donnelly              4/25/96      1,000         4/24/98  10.00
Albert Max Koehler         4/25/96        250         4/24/98  10.00
David B Douglas            4/25/96      7,500         4/24/98   6.00
William O Schelm            7/2/96      1,504          7/1/98   5.50
Richard L Summers           7/2/96        292          7/1/98   5.50
James T Kowalczyk           7/2/96     23,709          7/1/98   5.50
Jerry Jackintell            7/2/96      7,021          7/1/98   5.50

                          Date       Number of    Expiration  Exercise
Name of Security Holder   Issued     Shares       Date        Price
------------------------  -------    --------     ----------  --------
John T Orton                7/2/96        502          7/1/98   5.50
David W Reue                7/2/96      3,009          7/1/98   5.50
Travis Shannon              7/2/96      1,003          7/1/98   5.50
Nelson S Clark              7/2/96      2,006          7/1/98   5.50
Sharon G DeBruyn            7/2/96      1,003          7/1/98   5.50
Craig D Brewer              7/2/96      2,006          7/1/98   5.50
Catherine D Andrey IRA      7/2/96      1,003          7/1/98   5.50
Parker Shelton              7/2/96      1,413          7/1/98   5.50
Summit City Investments     7/2/96      2,758          7/1/98   5.50
Donald J Schmidt            7/2/96        501          7/1/98   5.50
Nidan, Inc                  7/2/96     90,910          7/1/98   5.50
Telford Walker             7/16/96      4,000         7/15/98   3.50
Nidan, Inc                 7/19/96     69,000         7/23/98   5.50
James T Kowalczyk           8/8/96     24,000          8/7/98   3.50
Jay Rice                    8/8/96     11,000          8/7/98   5.00
John D Jassy                8/8/96      2,500          8/7/98   8.00
John D Jassy                8/8/96        938          8/7/98  10.00
Ronald Nestor               8/8/96     17,500          8/7/98   3.50
Kevin J Monson             8/12/96      2,006         8/12/98   5.00
Sun Financial Group Inc.   8/27/96      5,000         8/26/98   3.83
Timothy A Wesley           8/30/96      2,000         8/29/98   4.50
Nidan, Inc                10/17/96     17,142        10/16/98   5.50
Nidan, Inc                10/17/96      5,000        10/16/98   4.50
Sencar, Inc                11/7/96      4,020         11/6/98   4.50
Mark S Carney              11/7/96     20,052         11/6/98   4.50
Wesley Family Loving Trust 11/7/96     11,232         11/6/98   4.50
Merle Davis                11/7/96      6,000         11/6/98   4.50
Merle Davis                11/7/96      2,037         11/6/98   4.50
Nidan, Inc                 1/24/97     18,667         1/23/99   4.50
Tuzo Jerger                 2/6/97      9,250          2/5/99   2.00
Ron Nestor                  2/6/97      6,250          2/5/99   2.00
Judson Marquardt            2/6/97      2,000          2/5/99   2.00
Peter Wilson               2/10/97     32,450          2/9/99   2.50
Ronald P Teevan            2/10/97      2,000          2/9/99   2.50
Ronald P Teevan            2/10/97      2,000          2/9/99   2.50
Famous Maid Brassier Corp  2/10/97      5,000          2/9/99   2.00
John Powell                2/10/97      2,222          2/9/99   4.50
Lee Mullineaux             2/10/97     50,000          2/9/99   1.00
Floyd Hodges               2/10/97      1,438          2/9/99   3.50
Fred S & Arlene Kolm,      2/10/97      1,437          2/9/99   3.50
Martin Nelson              2/10/97      1,437          2/9/99   3.50
Jeffrey Esfeld             2/10/97      1,437          2/9/99   3.50
Jackson Morris             2/10/97     12,500          2/9/99   2.00
Cyber Broadcasting         3/19/97    500,000         3/18/99   1.50
Russell Armstrong          3/21/97     50,000         Canceled  2.50
Mark Woodward              3/21/97     50,000         Canceled  2.50
Amer. First Equip Leasing  3/22/97    150,822         Canceled  0.20
Brittany Leigh Inc.        3/22/97     60,032         Canceled  0.20
Brittany Leigh Inc.        4/22/97     40,076         Canceled  0.20
Amer First Equip Leasing   4/22/97    150,288         Canceled  0.20
Edwin B Salmon             4/22/97     50,028         Canceled  0.20
Ronald Soderling           8/14/97     65,000          8/13/99  0.10
Merle Davis                8/14/97      8,000          8/13/99  4.00
Mark & Virginia Blanchard 10/31/97    250,000         10/30/99  0.10
John Powell                11/5/97      2,000          11/4/99  4.00
Henry Rodreguez           11/14/97  1,000,000         11/13/99  0.17
Mark & Virginia Blanchard 11/26/97    250,000         11/25/99  0.10

                          Date       Number of    Expiration  Exercise
Name of Security Holder   Issued     Shares       Date        Price
------------------------  -------    --------     ----------  --------

Hugh M Gibbons            12/23/97    500,000         12/22/99  0.47
Edward & Martha Cary        3/3/98    416,666           3/2/00  0.10
Suzanne Kuhns               3/3/98    208,333           3/2/00  0.10
David Fink                  4/1/98     12,500           4/1/00  1.50
Donald P Dugan              4/1/98     12,500           4/1/00  1.50
Donald McAllister           4/1/98     37,500           4/1/03  0.20
Leonard D'innoceno          4/1/98     12,500           4/1/00  1.50
John And Sharon Lang        4/1/98      6,250           4/1/00  1.50
John And Sharon Lang        4/1/98      6,250           4/1/03  0.20
Telcom United North         4/1/98    112,500           4/1/03  0.20
Telcom United North         4/1/98    112,500           4/1/00  1.50
Thomas Jannarone            4/1/98      6,250           4/1/03  0.20
Leornard F D'Innoceno       4/1/98     12,500           4/1/03  0.20
Dale D Higgins              4/1/98      6,250           4/1/00  1.50
Dale D Higgins              4/1/98      6,250           4/1/03  0.20
R Thomas Jannarone          4/1/98      6,250           4/1/00  1.50
David Fink                  4/1/98     12,500           4/1/03  0.20
Donald T. McAllister        4/1/98     37,500           4/1/00  1.50
Dean Charles Colantino      4/1/98     12,500           4/1/00  1.50
Comgi Retirement Trust      4/1/98      6,250           4/1/00  1.50
Comgi Retirement Trust      4/1/98      6,250           4/1/03  0.20
Donald Dugan                4/1/98     12,500           4/1/03  0.20
K. Gregory Wohl Ira        4/23/98     16,667         12/31/98  1.50
Nidan, Inc.                 7/7/98  1,000,000           7/6/00  0.20
Nidan, Inc.                 7/7/98  1,000,000           7/6/00  0.25
Edwin B. Salmon            8/15/97    500,000          8/14/02  0.10
James Kowalczyk            8/15/97    500,000          8/14/02  0.10
Larry R. Snapp             8/15/97    100,000          8/14/02  0.10
Richard A. Sweet           8/15/97    100 000          8/14/02  0.10
Ronald Tevan               8/15/97    100,000          8/14/02  0.10
David Salmon               2/20/97     25,000          2/19/99  1.50
Cesar Muniz                2/20/97     25,000          2/19/99  1.50
Robert Thompson            2/20/97     50,000          2/19/99  1.50
Linda Grasso               2/20/97     12,500          2/19/99  1.50
William VanHook            2/20/97      5,000          2/19/99  1.50

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits
      3.i. *Articles of Incorporation, as amended
      3.ii.*By-laws, as amended
      4.     Convertible Debentures
     P  1.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and Telcom United North, Inc.
     P  2.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and Donald T. McAllister, M.D
     P  3.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and David Fisk.
     P  4.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and Leonard F. D'Innocenzo
     P  5.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and Dean Charles Colantino
     P  6.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and Donald P. Dugan.
     P  7.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and Comgi Retirement Trust,
                John R. Lang, M.D./Sharon B. Lang: Trustees
     P  8.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and John R. Lang, M.D./Sharon B. Lang.
     P  9.*     Convertible Debenture Note, dated December 5, 1995,
                between the Company and Dale D. Higgins
     P  10.*    Convertible Debenture Note dated December 5, 1995,
                between the Company and R. Thomas Jannarone.
        11.#    Form of Offshore Offering Distribution agreement by and
                between Systems Communications, Inc. and Victory
                Investments, LLC.
        12.#    Form of 10% cumulative Convertible Debentures due November
                21, 1997 in the aggregate amount of $500,000.
        13.#    Form of Offshore Securities Subscription Agreement for
                $500,000 10% Cumulative Convertible Debentures.
        14.#    Form of Offshore Securities Subscription Agreement for
                $1,120,000 4% Convertible Debentures.
        15.#### Form of 10% Cumulative Convertible Debenture Note.
        16.++   Form of Settlement Agreement dated as of March 2, 1998 between the Company and Timboon LTD, including Joint Escrow
Instructions and Revocable Proxy.
        17.+++  Form of Non-Statutory Incentive Stock Option Agreement
      5.3  x    Opinion of Jackson L. Morris, Esq.
      10.      Material Contracts
    P   1.*      Ameristar Stock Acquisition Agreement
    P   2.*      HMT Stock Purchase Agreement (March 12, 1996)
    P   3.*      NSC Agreement to Exchange Stock (August 24, 1995)
    P   4.*      NSC Restated Agreement to Exchange Stock (October 13, 1995)
    P   5.*      NSC Assignment and Amendment of Restated Agreement to
                 Exchange Stock (October 20, 1995)
    P   6.*      Telcom Restated Stock Purchase Agreement (June 16, 1995)
        7.       Employment Contracts
    P    (a)*     Robert L. Alexander
    P    (b)*     Russell H. Armstrong
    P    (c)*     Edwin B. Salmon
    P    (d)*     Stephen E. Williams
    P    (e)*     Mark Woodward
    P    (f)*     John D. Looney
    P    (g)*     John A. Paolicelli
    P    (h)*     James L. Tolley
    P    (i)*     David J. Olivet
         (j)##    Karen Wolfe
         (k)##    James W. Wolfe
         (l)##    Eric R. Wolfe

    P   8.*     HMT Trademark Registration for "RETURN" Software Program
                (December 8, 1992)
    P   9.*     HMT - Medicode Value-Added Reseller Software Development,
                Marketing, and Maintenance Agreement (March 9, 1995)
    P   10.*    NSC Cooperative Research and Development Agreement Between
                NSC and the U.S. Army (June 2, 1994)
    P   11.*    Services and Marketing Agreement By and Among GE Capital
                Communication Services Corporation and Telcom
                (March 31,1995)
    P   12.*    Joint Venture Agreement Between Universal Network
                Services, Inc. and Telcom (February 13, 1995).
    P   13.*    Comstar Acquisition Agreement
    P   14.*    Coast Communications Acquisition Agreement
    P   15.*    Teaming Agreement with Health Management Systems, Inc.
    P   16.**   Authorized sales agent agreement between MCI
                Telecommunications Corporation and Ameristar, dated June 12,
                1995
    P   17.**   Zero Plus-Zero Minus billing and information management
                agreement between Zero Plus Dialing, Inc. and Ameristar,
                dated May 16, 1996
    P   18.**   Telecommunications Agreement between U.S. Long Distance,
                Inc. and Ameristar
    P   19.**   Tri-Party Agreement among Ameristar, U.S. Long Distance,
                Inc. and Zero Plus Dialing, Inc.
    P   20.**   Telephone Agreement between Ameristar and U.S. Long
                Distance, Inc., dated July 10, 1996
    P   21.**   License Agreement between Ameristar and VCA Pictures, dated
                February 13, 1996
    P   22.**   Agreement between Ameristar and United International
                Pictures, dated April 1, 1996
    P   23.**   Marketing Agreement, dated October 2, 1995, between
                Ameristar and U.S. Osiris Corporation
    P   24.**   Operator Service Agreement dated April 15, 1995, between
                Opticom and Ameristar
    P   25.**   Mitel OSS Servicing Agreement, dated September 1, 1993
                between MasterCorp, Inc. and Ameristar
    P   26.**   Telecommunications Agreement, dated January 15, 1996
                between Long Distance Exchange Corp. and Ameristar
    P   27.**   Agreement, dated January 1995, between LDOS
                Communications, Inc. and Ameristar
    P   28.**   Agreement, dated February 28, 1994, between L.D.
                Communications, Inc. and Ameristar
    P   29.**   Contract Operator Services Agreement for Public Pay Phones
                and Letters of Agency, dated January 7, 1992, between Fone
                America, Inc. and Ameristar
    P   30.**   Payphone Aggregator Agreement, dated July 22, 1993,
                between Communication TeleSystems International and
                Ameristar
    P   31.**   Operator Service Agreements between Capital Network
                System, Inc. and Ameristar
    P   32.*    Agreements between Ameristar Network Exchange, Inc. and
                Ameristar
    P   33.**   Agreement dated November 11, 1991 between Ameristar and
                Access Telecommunications, Inc.
    P   34.**   Agreement dated September 16, 1991 between Conquest
                Operator Services Corporation and Ameristar
        35.##   Heads of Agreement for change in Management of National
                Solutions Corporation.
        36.##   Rescission Agreement, dated May 21, 1997 by and between the
                Company, Ameristar Telecommunications, Inc., Mark Woodward and Russell Armstrong.

        37.##   Promissory note dated May 21, 1997 between ATI and the
                Company.
        38.## Agreement dated as of June 9,1997 by and among the Company, Karen Wolfe and Eric Wolfe, Eric Wolfe, on behalf of his infant son, Tyler Wolfe, and Lori Wolfe, wife of Eric
                Wolfe, on behalf of herself and her infant son Tyler Wolfe.
        39.## Cooperative Marketing and Option Agreement dated June 9, 1997 between HMT and the Company.
        40.## Purchase and Sale Agreement between TNI and International TeleData Corporation dated January 31, 1997.
        41.## Form of Convertible Debenture in the amount of $500,000 between International TeleData Corporation and TNI.
        42.## Memorandum dated June 16, 1997 from the Department of the Army regarding renewal of the Cooperative Research and Development Agreement between the Company and the Department of the Army.
        43.### Agreement to Exchange Stock, dated November 14, 1997, by and between Grant Kolb and Patrick Loeprich (as "Sellers") and the Company
     16.*      Letter re change in certifying accountant
     16.1.+    Letter re change in certifying accountant
     17.1.##   Resignation Letter of Stephen Williams.
     17.2.##   Resignation Letter of David J. Olivet
   P 21   *    List of Subsidiaries of Registrant
     23.7 x    Consent of Jackson L. Morris, Esq.(included in Exhibit 5.3)
     23.8 xx   Consent of Ernst & Young, LLP
     23.9 x    Consent of Moore Stephens Lovelace, P, A.
     27.1 *    Financial Data Schedule (Year ended December 31, 1995)
     27.2 **** Financial Data Schedule (Nine months ended September 30, 1996)
     27.3 #### Financial Data Schedule (Year ended December 31, 1996)
     27.4 **** Financial Data Schedule (Three months ended March 31, 1997)
     27.5 **** Financial Data Schedule (Six months ended June 30, 1997)
     27.6 **** Financial Data Schedule (Nine months ended September 30, 1997)
     27.7 #### Financial Data Schedule (Year ended December 31, 1997)
     27.8 **** Financial Data Schedule (Three months ended March 31, 1998)
     27.9 **** Financial Data Schedule (Six months ended June 30, 1998)
     99.    Additional Exhibits
        1. *** Arbitration award in the matter of the Arbitration between Telcom Network, Inc. and GE Capital Communication Services ("GECCS") and New Enterprise Wholesale Services, Ltd.
              (News")

* Incorporated by reference to the Company's Form 10 as filed with the Commission on July 23, 1996.

** Incorporated by reference to the Company's Registration Statement on Form 10/A as filed with the Commission on September 17, 1996.

*** Incorporated by reference to the Company's Current Report on Form 8-K dated October 29, 1996.

**** Incorporated by reference to the Company's Quarterly Report on Form
     10-Q for the respective quarterly period.

# Incorporated by reference to the Company's Current Report on Form 8-K as filed on March 27, 1997.

## Incorporated by reference to the Company's Current Report on Form 8-K, as filed on July 28,1997.


### Incorporated by reference to the Company's Current Report on Form 8-K, as filed on November 21,1997.

#### Incorporated by reference to the Company's Annual Report on Form 10-K for the respective annual period.

+    Incorporated by reference to the Company's Current Report on Form 8-K, as
filed   on November 25, 1998.

++   Incorporated by reference to the Company's Current Report on Form 8-K, as filed  on March 10, 1998.

+++ Incorporated by reference to the Company's registration statement on Form S-8, File No. 333-52455.

++++ Incorporated by reference to the Company's registration statement on Form S-8, File No. 333-57685.

X    Filed herewith.

XX   To be filed by amendment.

(b) Financial Statement Schedules

No schedules are being filed as a part of this registration statement as such schedules are not applicable, are not required or the required information is included in the consolidated financial statements or notes thereto.

Item 17.Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (_230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in Clearwater, Florida on the 16th day of July 1998.

SYSTEMS COMMUNICATIONS, INC.                  Date: November 3, 1998

/s/ James T. Kowalczyk
---------------------------------
JAMES T. KOWALCZYK
President, Principal Executive Officer
and Director

/s/ Richard A. Sweet
---------------------------------
RICHARD A. SWEET
Director

/s/ Larry R. Snapp
---------------------------------
LARRY R. SNAPP
Director


/s/EDWIN B. SALMON, JR.
---------------------------------
EDWIN B. SALMON, JR.
Director and Chairman

/s/EDWIN B. SALMON, JR.
---------------------------------
EDWIN B. SALMON, JR.
Principal Financial Officer